 Exhibit 1.1
No securities tendered to the Offer (as defined below) will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised, by the Offeror (as defined below) or any person acting jointly or in concert with the Offeror) have been tendered to the Offer, (b) the minimum deposit period under the applicable securities laws has elapsed, and (c) any and all other conditions of the Offer have been complied with or waived, as applicable. If these criteria are met, the Offeror will take up securities deposited under the Offer in accordance with applicable securities laws and extend the Offer for an additional minimum period of 10 U.S. Business Days (as defined herein) to allow for further deposits of securities.
The information in this Offer to Purchase and Circular (as defined herein) may change. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”). The Offeror may not complete the Offer and issue the securities issuable hereunder until the registration statement filed with the SEC is effective. This document does not constitute an offer or a solicitation to any person in any state in which such offer or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state. Company Shareholders (as defined below) in the United States should read the “Notice to Shareholders in the United States” beginning on page v of this Offer to Purchase and Circular.
This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment advisor, broker, bank manager, trust company manager, accountant, lawyer or other professional advisor. See “Questions and Answers about the Offer” in this Offer to Purchase and Circular.
If you have any questions, please contact Laurel Hill Advisory Group, the Information Agent (as defined below) in connection to the Offer, by email at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free).
The Offer has not been approved or disapproved by any securities regulatory authority, nor has any securities regulatory authority in any manner expressed an opinion or passed judgment upon the fairness or merits of the Offer, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is an offence. Information has been incorporated by reference in this document from documents filed with securities commissions or similar authorities in Canada. Copies of the documents of Strathcona Resources Ltd. incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Strathcona Resources Ltd. at Suite 1900, 421 — 7th Avenue S.W., Calgary, Alberta, Canada T2P 4K9, Telephone: (403) 930-3000, and are also available electronically at www.sedarplus.ca.
This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Company Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws (as defined herein) of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Company Shareholders in any such jurisdiction.
May 30, 2025
OFFER TO PURCHASE
all of the outstanding Common Shares of
MEG ENERGY CORP.
by STRATHCONA RESOURCES LTD.
for consideration per Common Share of
0.62 of a common share of Strathcona Resources Ltd. and $4.10 in cash
Strathcona Resources Ltd. (“Strathcona” or the “Offeror”) hereby offers to purchase (the “Offer”), on the terms and subject to the conditions of the Offer, all of the issued and outstanding common shares (the

“Common Shares”) in the capital of MEG Energy Corp. (the “Company”) not already owned by the Offeror or its affiliates, together with the associated rights to purchase Common Shares (the “SRP Rights”) issued and outstanding under the Shareholder Rights Plan (as defined herein) of the Company, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time (as defined herein). The Offeror has structured the Offer to meet the requirements of a “Permitted Bid” under the Shareholder Rights Plan.
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities (as defined herein).
The Offer is open for acceptance until 5:00 p.m. (Mountain Time) on September 15, 2025 (the “Expiry Time”), unless the Offer is extended, accelerated or withdrawn by the Offeror in accordance with its terms.
All cash payments under the Offer will be made in Canadian dollars.
The Consideration
Upon acceptance of the Offer, each holder of Common Shares (each, a “Company Shareholder” and, collectively, the “Company Shareholders”) whose Common Shares are taken up by the Offeror will be entitled to receive, for each Common Share, 0.62 of a common share (each whole share, an “Offeror Common Share” and, collectively, the “Offeror Common Shares”) in the capital of the Offeror (the “Share Consideration”) and $4.10 in cash (the “Cash Consideration” and, together with the Share Consideration, the “Consideration”).
An investment in the Offeror Common Shares offered pursuant to the Offer involves certain risks. For a discussion of risk factors you should consider when evaluating the Offer, refer to Section 24 of the Circular (as defined herein), “Risk Factors”.
Company Shareholders who have deposited Common Shares will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no amount of the Consideration to be paid by the Offeror will be allocated to the SRP Rights. See Section 1 of the Offer to Purchase (as defined herein), “The Offer”.
Offer Premium
The Offeror Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “SCR”. The Common Shares are listed for trading on the TSX under the symbol “MEG”. The Offer represents a value of $23.27 per Common Share and a premium of approximately 9.3%, in each case based on the closing price of the Common Shares on the TSX on May 15, 2025, the date the Offeror announced its intention to make the Offer.
The number of Offeror Common Shares to be issued in exchange for each Common Share under the Offer will not be adjusted to reflect any change in the market value of the Offeror Common Shares that may occur prior to the time of take up of Common Shares under the Offer. Accordingly, there can be no assurance as to the value of an Offeror Common Share at the time of take up of the Common Shares under the Offer.
Conditions
The Offer is subject to the conditions set forth in the Offer to Purchase being satisfied or, where permitted, waived at 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period or any extension thereafter, which include: (a) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, that represent more than 50% of the outstanding Common Shares, excluding any Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any other Non-Independent Shareholder (as defined herein), which condition cannot be waived by the Offeror; (b) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, which represent, together with the Common Shares held by the Offeror at the Expiry Time, at least 66 2∕3% of the outstanding Common Shares (on a fully-diluted basis); (c) the Offeror having determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect (as defined herein); (d) Regulatory Approvals (as defined herein) having been obtained; (e) the Registration Statement (as defined herein) having become effective under the U.S. Securities Act (as defined herein) and not becoming subject to a stop order or a proceeding seeking a stop order; (f) the Company not having taken certain actions that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or impair the ability of the Offeror to proceed with the Offer, including with respect to the sale, disposition or other dealing with certain assets of the Company; and (g) the Offeror having obtained the requisite approvals of the holders of Offeror Common Shares (in form and substance satisfactory to the Offeror, in its reasonable discretion) with respect to the issuance of the Offeror Common Shares pursuant to the Offer, each as more particularly described herein.
The conditions of the Offer are described in Section 4 of the Offer to Purchase, “Conditions of the Offer”. See Section 16 of the Circular, “Regulatory Matters”, for a summary of the principal Regulatory Approvals required in connection with the Offer. Subject to TSX approval, the Offeror expects to obtain the requisite approval of the holders of Offeror Common Shares with respect to the issuance of the Offeror Common Shares pursuant to the Offer by delivery of a written consent of WEF (as defined herein), which holds approximately 79.6% of the issued and outstanding Offeror Common Shares as of the date of this Offer to Purchase and Circular.
The Offer is not subject to any due diligence or financing conditions.
Subject to applicable Law, the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Common Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time. Notwithstanding the foregoing, in no circumstances will the Offeror waive the Statutory Minimum Condition (as defined herein).
Advisors
Scotiabank and TD Securities have been engaged to act as financial advisors to the Offeror in connection with the Offer. The Offeror has engaged Laurel Hill Advisory Group to act as strategic communications advisor and information agent (the “Information Agent”) and Odyssey Trust Company to act as depositary (the “Depositary”) for the Offer.
Acceptance of Offer
Company Shareholders who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (printed on YELLOW paper) and deposit it, at or prior to the Expiry Time, together with Certificate(s) (as defined herein) representing their Common Shares and all other required documents, with the Depositary at its office at one of the addresses specified in the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal. Alternatively, Company Shareholders may accept the Offer by following the procedures for: (a) book-entry transfer of Common Shares set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, or (b) guaranteed delivery set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on PINK paper), or a manually executed facsimile thereof or LOG option (as defined herein).
Company Shareholders whose Common Shares are registered in the name of an investment dealer, broker, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Such Company Shareholders must instruct their brokers or other intermediaries promptly if they wish to deposit their Common Shares under the Offer.
Questions and requests for assistance may be directed to the Information Agent by email at assistance@laurelhill.com or by phone at 1-877-452-7184 (Toll-Free). Additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Information Agent and are available on SEDAR+ at www.sedarplus.ca. Website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites is incorporated by reference herein unless expressly incorporated by reference.
No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror, the Depositary or the Information Agent.
Company Shareholders should be aware that during the period of the Offer, the Offeror or any of its affiliates, and any broker, advisor or other person acting as the agent for, or on behalf of or in concert with, the Offeror or its affiliates, may, directly or indirectly, bid for and make purchases of Common Shares other than through the Offer, as permitted by applicable Law. See Section 13 of the Offer to Purchase, “Market Purchases and Sales of Common Shares”.
Company Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer (as defined herein), if any, to accept the Offer. However, an investment dealer, broker, bank, trust company or other intermediary through whom Company Shareholders own Common Shares may charge a fee to deposit any such Common Shares on their behalf. Company Shareholders should consult their investment advisor, broker, bank, trust company or other intermediary to determine whether other charges will apply. Notwithstanding the foregoing, if a Company Shareholder is a Non-Exempt Shareholder (as defined herein), the proceeds resulting from any sale of Offeror Common Shares by a registered broker retained by the Depositary or its nominee on behalf of such Non-Exempt Shareholder may be subject to deductions in respect of brokerage commissions and other expenses. See “Notice to Shareholders in the United States”.
The Information Agent for the Offer is:
Toll-Free Phone: 1-877-452-7184
Email: assistance@laurelhill.com

NOTICE TO SHAREHOLDERS IN THE UNITED STATES
This Offer is made in the United States by a foreign issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States (the “MJDS”), to prepare this Offer to Purchase and Circular and related documents in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different than those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS® Accounting Standards, as issued by the International Accounting Standards Board (“IFRS”), and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.
This Offer to Purchase and Circular are subject to applicable disclosure requirements under Canadian securities Laws. Company Shareholders resident in the United States should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the U.S. Securities Act and under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and the respective rules and regulations promulgated thereunder.
The Offeror has filed with the SEC a Registration Statement on Form F-10 (the “Registration Statement”) under the U.S. Securities Act, including this Offer to Purchase and Circular and other documents and information, and expects to mail this Offer to Purchase and Circular to Company Shareholders. COMPANY SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THIS OFFER TO PURCHASE AND CIRCULAR, ALL DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND ANY OTHER RELEVANT DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS FILED OR TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, THE COMPANY AND THE OFFER. When they become available, investors and Company Shareholders will be able to obtain such documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by the Offeror will be available free of charge from the Offeror and the Information Agent. You may direct requests for documents to the Information Agent at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free). To obtain timely delivery, such documents should be requested no later than five business days before the Expiry Time.
Company Shareholders should be aware that the disposition of their Common Shares and the acquisition, holding and disposition of Offeror Common Shares by them may have tax consequences both in the United States and in Canada. Such consequences for Company Shareholders who are resident in, or citizens of, the United States may not be described fully in this Offer to Purchase and Circular and Company Shareholders are encouraged to consult their tax advisors. See Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations” and Section 20 of the Circular, “United States Federal Income Tax Considerations”.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Offeror is incorporated in Alberta, Canada, some or all of the Offeror’s officers and directors and some or all of the experts named in this Offer to Purchase and Circular reside outside of the United States, and all or a substantial portion of the Offeror’s assets and of the assets of such persons are located outside the United States. Company Shareholders in the United States may not be able to sue the Offeror or the Offeror’s officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.
THE OFFEROR COMMON SHARES AND THE OFFER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO PURCHASE AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Company Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, and any broker, advisor or other person acting as the agent for, or on behalf of or in concert with, the Offeror or its affiliates, may, directly or indirectly, bid for, make purchases of or make arrangements to purchase Common Shares or Offeror Common Shares, or certain related securities, as permitted by applicable laws, rules and
v

regulations of Canada or its provinces or territories and the United States. Such bids, purchases or arrangements to purchase will be made in compliance with applicable Laws. See Section 13 of the Offer to Purchase, “Market Purchases and Sales of Common Shares”.
The Offer is being made for the securities of a Canadian company that does not have securities registered under Section 12 of the U.S. Exchange Act. The Offer is not subject to Section 14(d) of the U.S. Exchange Act, or Regulation 14D promulgated by the SEC thereunder, except for any requirements thereunder applicable to exchange offers commenced before the effectiveness of the related registration statement. The Offer is being conducted in accordance with Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated thereunder, as applicable.
THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE SHAREHOLDERS MAY RESIDE.
No Offer to Sell or Solicitation of an Offer in Certain States
No offer to sell or solicitation of an offer to buy Offeror Common Shares pursuant to the Offer is made in the U.S. states, districts and territories of Alabama, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Guam, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Montana, Nebraska, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, Texas, Utah, Virginia, Washington and West Virginia (collectively, the “Restricted States”) except only to a person who qualifies as an “exempt institutional investor” in the applicable Restricted State.
Any Company Shareholders who reside in one of the Restricted States and who wish to deposit their Common Shares in exchange for Offeror Common Shares as part of the consideration under the Offer must qualify as an “exempt institutional investor” in such Restricted State. The criteria that must be satisfied to qualify as an exempt institutional investor in each of the Restricted States is generally set forth below, and unless otherwise specified, the term “investment company” means an investment company as defined in the Investment Company Act of 1940 (the “U.S. Investment Company Act”):
Alabama
Any dealer, bank, savings institution, credit union, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer. Although the relevant statute contains an exemption for sales to “other institutional buyers,” the Supreme Court of Alabama has held that institutional buyers not specified in the exemption must be of the same type as those institutions specified in the preceding sentence.

Arizona	Any dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.
Arkansas	Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.
Colorado
Any broker-dealer, depository institution, insurance company or separate account of an insurance company, investment company registered under the U.S. Investment Company Act, business development company as defined in the U.S. Investment Company Act, private business development company as defined in the Investment Advisers Act of 1940 (the “U.S. Investment Advisers Act”), employee pension, profit-sharing, or benefit plan if (a) the plan has total assets in excess of US$5,000,000 or (b) investment decisions are made by a named fiduciary, as defined in ERISA (as defined herein), that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, a depository institution or an insurance company, an entity a substantial part of whose business activities consist of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue and that has total assets in excess of US$5,000,000 as of the end of its latest fiscal year, a small business investment company licensed under the Small Business Investment Act of 1958 or any other institutional buyer.
Connecticut
Any broker-dealer, bank and trust company, national banking association, savings bank, savings and loan association, credit union, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer (including any Qualified Institutional Buyer (as defined herein)).

Delaware
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, accredited investor as defined in Rule 501(a)(1) – (4), (7)  – (8) under the U.S. Securities Act (other than a self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors as defined in Rule 501(a)(5) – (6) under the U.S. Securities Act), Qualified Institutional Buyer, corporation, partnership, trust, estate, or other entity (excluding individuals) not formed for the purpose of acquiring the securities having a net worth of at least US$5,000,000 and any wholly-owned subsidiary of such an entity, or other financial institution or institutional buyer.

Dist. of Columbia
Any broker-dealer, depository institution, insurance company or separate account of an insurance company; investment company or business development company as defined in the U.S. Investment Company Act; employee pension, profit-sharing, or benefit plan if (a) the plan has total assets in excess of US$5,000,000 or (b) its investment decisions are made by a named fiduciary, as defined in ERISA, that is either a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, a depository institution, or an insurance company, Qualified Institutional Buyer, accredited investor as defined in Rule 501(a) under the U.S. Securities Act, or limited liability company with net assets of at least US$500,000.

Guam	Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.
Illinois
Any dealer, corporation, bank, savings bank, savings institution, trust company, insurance company, savings and loan association, building and loan association, pension fund or pension trust, employees’ profit-sharing trust, any government or political subdivision or instrumentality thereof, any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities, any trust in respect of which a bank or trust company is trustee or co-trustee, any employee benefit plan within the meaning of Title I of ERISA if (a) the investment decision is made by a plan fiduciary as defined in ERISA and such plan fiduciary is either a bank, savings and loan association, insurance company, or an investment adviser registered under the U.S. Investment Advisers Act or the Illinois Securities Law, or (b) the plan has total assets in excess of US$5,000,000, any plan established and maintained by, and for the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of US$5,000,000, any organization described in Section 501(c)(3) of the Code (as defined herein), any Massachusetts or similar business trust, any partnership, if such organization, trust or partnership has total assets in excess of US$5,000,000, any entity 90% of the equity of which is owned by any of the foregoing, any investment company, university or other organization whose primary purpose is to invest its own assets or those held in trust by it for others, or other financial institution or institutional investor.

Kentucky	Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.
Louisiana
Any dealer, bank, savings institution, trust company, insurance company, investment company, real estate investment trust, small business investment corporation, pension or profit-sharing plan or trust or other financial institution.

Maryland
Any broker-dealer, bank, savings and loan association, trust company, insurance company, investment company, investment adviser with assets under management of not less than US$1,000,000, employee benefit plan with assets of not less than US$1,000,000, government agency or instrumentality, institutional accredited investor as defined in SEC Rule 501(a)(1) – (3), (7) or (8) under the U.S. Securities Act, Qualified Institutional Buyer, or any other institutional investor designated by rule or order of the Securities Commissioner of Maryland.

Massachusetts
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, small business investment company licensed under the Small Business Investment Act of 1958, private business development company as defined in the U.S. Investment Advisers Act, business development company as defined in the U.S. Investment Company Act, any corporation, Massachusetts or similar business trust, partnership, limited liability company or limited liability partnership not formed for the specific purpose of acquiring the securities and a substantial part of whose business consists of investing, purchasing, selling or trading in securities issued by another person if (a) investment decisions are made by persons who are reasonably believed to have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and (b) having total assets in excess of US$5,000,000, any organization described in Section 501(c)(3) of the Code with total assets in excess of US$5,000,000, Qualified Institutional Buyer or other financial institution or institutional buyer.

Montana	Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.
Nebraska
Any bank, savings institution, credit union, trust company, or other financial institution; insurance company; investment company; pension or profit-sharing trust; broker-dealer; corporation, Massachusetts or similar business trust or partnership with total assets in excess of US$5,000,000 and not formed for the specific purpose of acquiring the securities; trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; individual accredited investor, or an entity in which all of the equity owners are individual accredited investors; or any other institutional buyer as may be defined by the Nebraska Director of Banking and Finance by rule and regulation or order.

New Jersey
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, Qualified Institutional Buyer, or other financial institution or institutional buyer.

North Carolina
Any dealer, entity having a net worth in excess of US$1,000,000, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

North Dakota
Any broker-dealer registered under the U.S. Exchange Act; banking institution organized under the laws of the United States, member bank of the Federal Reserve System, or any other banking institution doing business under the laws of a state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to be exercised by national banks under the authority of the Comptroller of the Currency pursuant to Section 1 of Public Law 87-722, and which is supervised and examined by a state or federal agency having supervision over banks, and which is not operated for the purpose of evading the North Dakota Securities Act of 1951; a receiver, conservator, or other liquidating agent of any of the foregoing; a savings institution, trust company, credit union, or similar institution organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States whose deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, the National Credit Union Share Insurance Fund, or a successor authorized by federal law (other than a Morris plan bank or industrial loan company); an international financial institution of which the United States is a member and whose securities are exempt from registration under the U.S. Securities Act; an insurance company or a separate account of an insurance company; an investment company; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, an investment adviser registered in this State, a depository institution, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, an investment adviser registered in this State, a depository institution, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of US$10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit-sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of US$10,000,000; a small business investment company licensed under the Small Business Investment Act of 1958 with total assets in excess of US$10,000,000; a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act with total assets in excess of US$10,000,000; a federal covered investment adviser acting for its own account; a Qualified Institutional Buyer as defined in Rule 144A(a)(1) under the U.S. Securities Act (other than Rule 144(a)(1)(i)(H) under the U.S. Securities Act); a Major United States Institutional Investor as defined in Rule 15a-6(b)(4)(i) under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of US$10,000,000 not organized for the specific purpose of evading the North Dakota Securities Act of 1951.

Ohio
Any dealer, bank, trust company, savings and loan association, savings bank, credit union incorporated or organized under the laws of a state, the United States, Canada or any province of Canada that is subject to regulation or supervision by that country, state, or province, or any international banking institution; any insurance company or separate account of an insurance company; an investment company; broker-dealer registered under the U.S. Exchange Act, or licensed by the Ohio Division of Securities as a dealer; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, or an investment adviser registered under the Ohio Securities Act, a bank, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, or an investment adviser registered under the Ohio Securities Act, a bank, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of US$10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit-sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of US$10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of US$10,000,000; a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act with total assets in excess of US$10,000,000; a federal covered investment adviser acting for its own account; a qualified institutional buyer as defined in Rule 144A(a)(1) under the U.S. Securities Act (other than Rule 144A(a)(1)(i)(H) under the U.S. Securities Act); a Major United States Institutional Investor as defined in Rule 15a-6(b)(4)(i) under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of US$10,000,000 not organized for the specific purpose of evading the Ohio Securities Act.

Oklahoma
Any broker-dealer registered under the U.S. Exchange Act, banking institution organized under the laws of the United States, member bank of the Federal Reserve System, or any other banking institution doing business under the laws of a state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to be exercised by national banks under the authority of the Comptroller of the Currency pursuant to Section 1 of Public Law 87-722, and which is supervised and examined by a state or federal agency having supervision over banks, and which is not operated for the purpose of evading the Oklahoma Uniform Securities Act of 2004; a receiver, conservator, or other liquidating agent of any of the foregoing; a savings institution, trust company, credit union, or similar institution organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States whose deposits or share accounts

x

are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, the National Credit Union Share Insurance Fund, or a successor authorized by federal law (other than a Morris Plan bank or an industrial loan company); a trust company organized or chartered under the laws of this State; an international financial institution of which the United States is a member and whose securities are exempt from registration under the U.S. Securities Act; an insurance company or separate account of an insurance company; an investment company; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, an investment adviser registered in this State, a depository institution, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of US$10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the U.S. Investment Advisers Act, an investment adviser registered in this State, a depository institution, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of US$10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit-sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of US$10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of US$10,000,000; a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act with total assets in excess of US$10,000,000; a person registered under the U.S. Investment Advisers Act acting for its own account; qualified institutional buyer as defined in Rule 144A(a)(1) under the U.S. Securities Act (other than Rule 144A(a)(1)(i)(H) under the U.S. Securities Act); a Major United States Institutional Investor as defined in Rule 15a-6(b)(4)(i) adopted under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of US$10,000,000 and not organized for the specific purpose of evading the Oklahoma Uniform Securities Act of 2004.

Oregon
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, mortgage broker or mortgage banker, pension or profit-sharing trust or other financial institution or institutional buyer.

Pennsylvania
Any broker-dealer, bank, savings bank, savings institution, savings and loan association, thrift institution, trust company or similar organization which is organized or chartered under the laws of a state or of the United States, is authorized to and receives deposits and is supervised and examined by an official or agency of a state or by the United States if its deposits are insured by the Federal Deposit Insurance Corporation or a successor authorized by Federal law, any agency, branch or representative office of a foreign bank that is subject to the same degree of regulation and supervision as a domestic bank (including any wholly-owned subsidiary of one of the foregoing), insurance company, pension or profit-sharing plan or trust (other than a municipal pension plan or system), investment company or a person (other than an individual) who controls the foregoing entities, a college, university or other public or private institution which has received exempt status under section 501(c)(3) of the Internal Revenue Code of 1954 and which has a total endowment or trust funds, including annuity and life income funds, of US$5,000,000 or more according to its most recent audited financial statements; provided that the aggregate dollar amount of securities being sold to the person may not exceed 5% of the endowment or trust funds, a qualified pension and profit sharing and stock bonus plan under section 401 of the Code (“KEOGH”), an individual retirement account under Section 408 of the Code (“IRA”) and a simplified employee pension under Section 408(k) of the Code (“SEP”) if the KEOGH, IRA or SEP has one of the following: (1) plan assets of US$5,000,000 or more, or (2) has retained, on an ongoing basis, the services of a person knowledgeable and experienced in financial and business matters to render professional investment management advice and has investments of US$500,000 or more in securities, investment company, or any entity which controls any of the foregoing, the U.S. Federal Government, a state or any agency or political subdivision thereof except public school districts of this State, a corporation or business trust or a wholly-owned subsidiary thereof which has been in existence for eighteen months and which has a tangible net worth on a consolidated basis, as reflected on its most recent audited financial statements, of US$10,000,000 or more, a small business investment company as defined in the Small Business Investment Act of 1958 which (a) has total capital of at least US$1,000,000 or (b) is controlled by one of the foregoing institutions, a seed capital fund as defined and authorized in the Small Business Incubators Act, a business development credit company as authorized in the Business Development Credit Corporation Law, Qualified Institutional Buyer, a person whose security holders consist solely of any of the foregoing, or any other person designated by regulation of the Pennsylvania Department of Banking and Securities.

Puerto Rico
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act of Puerto Rico, pension or profit-sharing trust or other financial institution or institutional buyer.

Tennessee
Any broker-dealer, bank (other than a bank is acting as a broker-dealer as such term is defined in the Tennessee Securities Act of 1980), trust company, insurance company, investment company registered under the U.S. Investment Company Act, a holding company which controls any of the foregoing, a trust or fund over which any of the foregoing has or shares investment discretion, a pension or profit-sharing plan, an institutional buyer as defined by rule by the Commissioner of Commerce and Insurance, or any other person (other than a broker-dealer) engaged as a substantial part of its business in investing in securities, in each case having a net worth in excess of US$1,000,000.

Texas
Any registered dealer actually engaged in buying and selling securities as a business, bank, trust company, building and loan association, insurance company, surety or guaranty company, savings institution, federally chartered credit union, savings and loan association, federal savings bank, credit union chartered under the laws of any state, investment company, small business investment company as defined in the Small Business Investment Act of 1958, Qualified Institutional Buyer, accredited investor as defined in Rule 501(a)(1) – (4) and (7)  – (8) under the U.S. Securities Act (other than a self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors as defined in Rule 501(a)(5) – (6) under the U.S. Securities Act), any corporation, partnership, trust, estate or other entity (other than an individual) not formed for the purpose of acquiring the securities having a net worth of not less than US$5,000,000 and any wholly-owned subsidiary of such an entity, such securities being purchased by such institution for its own account or as a bona fide trustee of a trust organized and existing other than for the purpose of acquiring the securities.

Utah
Any broker-dealer, bank, savings and loan association, savings bank, industrial bank, credit union or other institution that holds or receives deposits, savings, or share accounts, issues certificates of deposit, or provides to its customers other depository accounts that are subject to withdrawal by checks, drafts, or other instruments or by electronic means to effect third-party payments, trust company, insurance company, investment company, pension or profit-sharing trust, Qualified Institutional Buyer or other financial institution or institutional investor.

Virginia	Any broker-dealer, corporation, investment company or pension or profit-sharing trust.
Washington
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, or any wholly-owned subsidiary of one of the foregoing, pension or profit-sharing trust (other than a self-directed pension plan), corporation, business trust or partnership, or any wholly-owned subsidiary of such an entity, which has been operating for at least 12 months and which has a net worth on a consolidated basis of at least US$10,000,000 as determined by the entity’s most recent audited financial statements (which are dated within the past 16 months), entity which has been granted exempt status under Section 501(c)(3) of the Code with a total endowment or trust fund of at least US$5,000,000 according to its most recent audited financial statements (which are dated within the past 16 months), or other financial institution or institutional buyer.

West Virginia
Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust; any corporation, business trust, partnership, limited liability company, limited liability partnership or wholly-owned subsidiary of any of the aforementioned entities or an entity which has been granted exempt status under Section 501(c)(3) of the Code, which has been operating on a continuing basis for at least 12 months and which has a net worth of at least US$5,000,000, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions are made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investment; a small business investment company under the Small Business Investment Act of 1958; a private business development company as defined by the U.S. Investment Advisers Act; a business development company as defined in the U.S. Investment Company Act, as amended; a wholly-owned subsidiary of a bank, savings institution, insurance company, or investment company; a Qualified Institutional Buyer; or other financial institution or institutional buyer.

The following summary sets out information concerning the ability of U.S. persons in Restricted States to participate in the Offer.
•
If you reside in one of the following states, you may accept the Offer and receive Offeror Common Shares as part of the consideration under the Offer in exchange for any Common Shares that you deposit under the Offer: Alaska, California, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Michigan, Minnesota, Mississippi, Missouri, Nevada, New Hampshire, New Mexico, New York, Rhode Island, South Carolina, South Dakota, U.S. Virgin Islands, Vermont, Wisconsin and Wyoming (each, a “Non-Restricted State”). You are not required to be an “exempt institutional investor” to accept the Offer and receive Offeror Common Shares as part of the consideration under the Offer if you reside in a Non-Restricted State.

•
If you reside in one of the Restricted States, you may accept the Offer and receive Offeror Common Shares as part of the consideration under the Offer in exchange for any Common Shares that you deposit under the Offer if and only if you are an “exempt institutional investor” under the laws of your state of residence. If you are an “exempt institutional investor” under the laws of your state of residence, and wish to tender Common Shares and receive Offeror Common Shares, you may be required to certify your status as an “exempt institutional investor” to the Offeror and the Information Agent and should contact the Information Agent for additional information in that regard.

•
If you reside in one of the Restricted States and you are not an “exempt institutional investor” under the laws of your state of residence, you may accept the Offer, but you are not entitled to receive any Offeror Common Shares as part of the consideration for the Common Shares that you deposit under the Offer. The Offeror proposes to deliver to the Depositary the total number of Offeror Common Shares that Company Shareholders who are non-residents of Canada, including those U.S. Company Shareholders residing in a Restricted State that are not “exempt institutional investors”, would otherwise have been entitled to receive as part of the consideration under the Offer, but are prohibited from receiving due to applicable securities Laws (collectively, the “Non-Exempt Shareholders”). The Depositary or its nominee will, as agent for the Non-Exempt Shareholders, sell or cause to be sold (through a broker in Canada and on the TSX) those Offeror Common Shares that would otherwise be issuable to Non-Exempt Shareholders as part of the consideration under the Offer, after the payment date for the Common Shares taken up or otherwise acquired by the Offeror under the Offer. After the completion of such sales, the Depositary will distribute the aggregate net proceeds of sale, after expenses, commissions and applicable withholding taxes, on a pro rata basis among the Non-Exempt Shareholders. Such net cash proceeds will be remitted to such Non-Exempt Shareholders in Canadian dollars. Any such sales of Offeror Common Shares will be completed as soon as practicable after the date on which the Offeror takes up and pays for the Common Shares of Non-Exempt Shareholders under the Offer and will be done in a manner intended to maximize the consideration to be received from the sale of such Offeror Common Shares and to minimize any adverse impact of the sale on the market for the Offeror Common Shares. Each Non-Exempt Shareholder accepting the Offer will be deemed by such acceptance to have agreed that it will not receive any Offeror Common Shares and will instead receive the net cash proceeds from the sale of Offeror Common Shares on its behalf (as described above) and the Cash Consideration as consideration of its acceptance of the Offer.

Advisory Relating to Reserves and Resources Disclosure
The Company’s oil and gas reserves and the Offeror’s oil and gas reserves and resources estimates included or incorporated by reference in this Offer to Purchase and Circular have been prepared in accordance with NI 51-101 (as defined herein), which has been adopted by the applicable Securities Regulatory Authorities (as defined herein) in Canada and prescribes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities that differ from the oil and gas disclosure standards of the SEC under Subpart 1200 of Regulation S-K. NI 51-101 permits oil and gas issuers, in their filings with the applicable Securities Regulatory Authorities in Canada, to disclose proved, probable and possible reserves, and resources, and to disclose reserves and production on a gross basis before deducting royalties. The SEC definitions of proved and probable reserves are different than the definitions contained in NI 51-101. Therefore, proved and probable reserves disclosed herein and in the documents incorporated by reference in this Offer to Purchase and Circular in compliance with NI 51-101 may not be comparable to those disclosed by U.S. companies in reports filed with the SEC. In addition, certain documents incorporated by reference in this Offer to Purchase and Circular contain estimates of “contingent resources”. The SEC generally does not permit U.S. companies to disclose oil and gas resources, including contingent resources, in reports filed with the SEC. “Contingent resources” are not, and should not be confused with, reserves. Moreover, as permitted by NI 51-101, the Offeror has determined and disclosed its reserves and the related net present value of future net revenue from its reserves in its NI 51-101 compliant reserves disclosure using forecast prices and costs. In contrast, the SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices rather than forecast prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices or management’s own forecasts. Consequently, the oil and gas reserves estimates incorporated by reference in this Offer to Purchase and Circular that are prepared in accordance with NI 51-101 are not comparable to oil and gas reserves estimates provided by U.S. companies in their filings with the SEC.

Purchases Outside of the Offer
Company Shareholders should be aware that the Offeror or its affiliates, and any broker, advisor or other person acting as the agent for, or on behalf of or in concert with, the Offeror or its affiliates, may, directly or indirectly, bid for, make purchases of or make arrangements to purchase Common Shares or Offeror Common Shares during the period of the Offer other than through the Offer, such as in open market purchases, as permitted by applicable Law. If any such purchases are made, the Offeror will issue a news release immediately after the close of business on the day of any such purchase, containing disclosure of the number of Common Shares purchased and certain other information as required by applicable Law. To the extent information about such purchases or arrangements to purchase is made public in Canada, such information will be disclosed by means of a news release or other means reasonably calculated to inform Company Shareholders in the United States of such information. See Section 13 of the Offer to Purchase, “Market Purchases and Sales of Common Shares.”
Reporting Following the Completion of the Offer
Following the effectiveness of the Registration Statement, the Offeror will become subject to the reporting requirements of the U.S. Exchange Act, and in accordance therewith, will file reports and other information with the SEC. Under the MJDS, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Offeror will be exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by the Offeror may be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549. Prospective investors may call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities or visit the SEC’s website at www.sec.gov. The Registration Statement filed with the SEC concerning the Offer, including the exhibits, and the Offeror’s reports and other information filed under the U.S. Exchange Act are available to the public free of charge at the SEC’s website at www.sec.gov.
The Offeror does not intend to submit an application to list the Offeror Common Shares for trading on any “national securities exchange” as defined under the U.S. Exchange Act, including the New York Stock Exchange and the Nasdaq Stock Market LLC.

SUMMARY
The following is a summary only and is qualified in its entirety by the detailed provisions contained in this Offer to Purchase and Circular. Company Shareholders should read this Offer to Purchase and Circular in its entirety. Certain capitalized and other terms used in this Summary are defined in the Glossary.
The Offer
The Offeror hereby offers to purchase, on the terms and subject to the conditions of this Offer, all of the issued and outstanding Common Shares not already owned by the Offeror or its affiliates, together with the associated SRP Rights, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time.
Upon acceptance of the Offer, each Company Shareholder whose Common Shares are taken up by the Offeror will be entitled to receive, for each Common Share, 0.62 of an Offeror Common Share and $4.10 in cash.
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities (including Company Treasury-Settled RSUs and Company Treasury-Settled PSUs) or other rights (other than SRP Rights) to acquire Common Shares. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Section 13 of the Circular, “Treatment of Convertible Securities”.
In no event will a Company Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Company Shareholder as Share Consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Company Shareholder will be rounded down to the nearest whole number and no Company Shareholder will be entitled to any compensation in respect of a fractional Offeror Common Share.
The Offeror
Strathcona is a Calgary-based oil and natural gas company engaged in the acquisition, exploration, development and production of petroleum and natural gas reserves across Western Canada. Strathcona holds a diversified portfolio of assets and principally operates in three core areas: Cold Lake, Lloydminster and Montney.
Strathcona operates three producing assets in the Cold Lake region of Alberta: Lindbergh, Orion and Tucker. The assets are developed with a combination of well pairs and infill wells utilizing SAGD technology to produce bitumen from the Clearwater, Lloydminster, Colony and Upper Grand Rapid formations. The region also contains the Taiga undeveloped project.
The Lloydminster segment includes a combination of conventional heavy oil and thermal operations, primarily located in southwest Saskatchewan. Strathcona owns and operates five thermal operating assets as part of the Lloydminster segment which utilize SAGD technology, across the Edam, Meota and Plover Lake areas. These assets produce from multiple Mannville channel sands including the Lloyd, Waseca and Colony formations. Strathcona also operates a portfolio of conventional assets within its Lloydminster segment, the largest of which are Cactus Lake and Greater Bodo, which represent more than 60% of Strathcona’s overall conventional heavy oil production. The conventional heavy oil assets are characterized by stable production with low base declines and low maintenance capital requirements. With lower viscosity heavy gravity crude oil and large oil-in-place reservoirs, the assets are primarily developed with water and polymer flood enhanced oil recovery operations. Capital investment in the conventional assets supports polymer operations and infill drilling requirements to expand polymer operations as well as sustain base production.

Strathcona operates three primary assets in Canada’s Montney basin: Kakwa, Grande Prairie and Groundbirch. The Kakwa and Grande Prairie regions in northwest Alberta are characterized by natural gas production with significant associated liquids, while the Groundbirch region in northeast British Columbia is characterized by high rate, dry gas production. In addition to the Montney formation in Kakwa, Strathcona has also developed shallower zones in the Wilrich (natural gas) and Dunvegan (crude oil) formations utilizing the same infrastructure and pad sites associated with the Montney development. The assets in the Montney segment are developed utilizing extended reach horizontal wells and multi-stage fracturing technologies.
On May 14, 2025, Strathcona announced that it had entered into definitive agreements to sell substantially all of its Montney assets, including its Kakwa, Grande Prairie and Groundbirch assets, for approximately $2.84 billion in total value. The Montney Dispositions (as defined herein) are expected to close during the second and third quarters of 2025.
The Offeror Common Shares are listed for trading on the TSX under the symbol “SCR”.
For further information regarding Strathcona, refer to Strathcona’s filings with the applicable Securities Regulatory Authorities, which may be obtained through SEDAR+ at www.sedarplus.ca. Also see Section 1 of the Circular, “The Offeror”.
MEG Energy Corp.
The Company is an energy company focused on in situ thermal oil production in the southern Athabasca oil region of Alberta, Canada. The Company’s main asset is an in situ project referred to as the Christina Lake Project.
The Common Shares are listed for trading on the TSX under the symbol “MEG”.
For further information regarding the Company, refer to the Company’s filings with the applicable Securities Regulatory Authorities, which may be obtained through SEDAR+ at www.sedarplus.ca. Also see Section 2 of the Circular, “MEG Energy Corp.”.
Reasons to Accept the Offer
The Offeror believes that the combination of the Offeror and the Company would benefit the shareholders of both companies for the following reasons, as further described in Appendix B:
(a)
Complementary, High-Quality Assets of Scale:   The combination of the Offeror and the Company would unify two 100+ mbbls/d heavy oil “pure plays” with near identical netbacks and reserves life indexes, both focused on SAGD oil sands development. The combination would create Canada’s fifth largest oil producer and fourth largest SAGD producer, with among the largest proved oil reserves in North America. The combined business is expected to possess the scale and balance sheet metrics required to achieve an investment grade credit rating.

(b)
Financially Compelling:

(i)
Significant Accretion for Both the Company and Offeror Shareholders:   The combination of the Offeror and the Company is expected to provide significant accretion per share to both Company Shareholders and Offeror Shareholders on key metrics, including funds flow per share, funds flow less sustaining capital expenditures per share, net asset value per share and production per share, while being leverage neutral to current Company Shareholders.

(ii)
Attractive Relative Valuation vs. Investment Grade Oil Sands Peers:   At the Offeror’s unaffected share price of $30.92, being the closing price of the Offeror Common Shares on the TSX on May 15, 2025, the combined business trades at a discount compared to Canadian senior investment grade oil sands companies. The Offeror believes the combination enhances the pathway to a higher trading multiple due to: (i) greater scale, (ii) an investment grade balance sheet, and (iii) the combined company uniquely being the only large-cap oil sands producer without refining or open-pit mining operations. The Offeror’s confidence in a higher valuation is demonstrated by WEF, currently a 79.6% shareholder of the Offeror, committing to an additional investment of approximately $661.7 million at a price of $30.92 per Offeror Common Share in connection with, and subject to completion of, the Offer.
(c)
Meaningful and Achievable Synergies:   The Offeror has identified $175 million in annual synergy opportunities, including $50 million in overhead reduction opportunities, $25 million in interest savings opportunities and $100 million in operating synergy opportunities ($75 million in capital expenditures and $25 million in operating costs). The PV-10 of the aggregate operating synergy opportunities is estimated at greater than $2.50 per Offeror Common Share, based on proved and proved plus probable reserves.

See Section 5 of the Circular, “Reasons to Accept the Offer”.

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities (including Company Treasury-Settled RSUs and Company Treasury-Settled PSUs) or other rights (other than SRP Rights) to acquire Common Shares. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Section 13 of the Circular, “Treatment of Convertible Securities”.
The tax consequences to holders of Convertible Securities of exercising, exchanging or converting such Convertible Securities are not described in the Circular. Holders of Convertible Securities should consult their tax advisors regarding the potential tax consequences to them in connection with the decision whether to exercise such Convertible Securities.
CURRENCY
All references to “$” in this Offer to Purchase and Circular mean Canadian dollars and all references to “US$” in this Offer to Purchase and Circular mean United States dollars, except where otherwise indicated. On May 29, 2025, the Bank of Canada daily average exchange rate for U.S. dollars was $1.00 = US$0.72.
RISK FACTORS
The acceptance of the Offer and an investment in the Offeror Common Shares offered pursuant to the Offer are subject to certain risks. In assessing the Offer, Company Shareholders should carefully consider the risks described in this Offer to Purchase and Circular. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. See Section 24 of the Circular, “Risk Factors”.
INFORMATION CONTAINED IN THIS OFFER TO PURCHASE AND CIRCULAR
Certain information contained in this Offer to Purchase and Circular has been taken from or is based on documents that are expressly referred to in this Offer to Purchase and Circular. All summaries of, and references to, documents that are specified in this Offer to Purchase and Circular as having been filed, or that are contained in documents specified as having been filed, on SEDAR+ are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under the Offeror’s profile at www.sedarplus.ca. Company Shareholders are urged to read carefully the full text of those documents, which may also be obtained on request without charge from the Information Agent at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free).
As of the date of this Offer, the Offeror has not had access to the non-public books and records of the Company and the Offeror is not in a position to independently assess or verify certain of the information in the Company’s publicly filed documents, including its financial statements and reserves disclosures. The Company has not reviewed this Offer to Purchase and Circular and has not confirmed the accuracy and completeness of the information in respect of the Company contained herein. As a result, all historical information regarding the Company included herein, including all Company financial and reserves information, and all pro forma financial, operational and reserves information reflecting the effects of a combination of the Offeror and the Company, has been derived, by necessity, from the Company’s public reports and securities filings as of May 29, 2025. While the Offeror has no reason to believe that such publicly filed information is inaccurate or incomplete, the Offeror does not assume any responsibility for the accuracy or completeness of any such information. See Section 24 of the Circular, “Risk Factors — Risk Factors Related to the Offer and the Offeror — The Offeror has been unable to independently verify the accuracy and completeness of the Company information in this Offer to Purchase and Circular”. None of the Company’s public reports or securities filings are or have been incorporated by reference into this Offer to Purchase and Circular.
The independent auditors report of Deloitte incorporated by reference in this Offer to Purchase and Circular refers exclusively to the Annual Financial Statements (as defined herein) and does not extend to the prospective financial information included in this Offer to Purchase and Circular and should not be read to do so.
This document generally does not address the income tax consequences of the Offer to Company Shareholders in any jurisdiction outside Canada or the United States. Company Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of the Common Shares and the acquisition of Offeror Common Shares may have tax considerations which may not be described herein. All Company Shareholders, including Company Shareholders outside Canada and the United States, should consult their tax advisors with respect to tax considerations applicable to them in light of their particular circumstances.
Unless the context otherwise requires, all references in this Offer to Purchase and Circular to “Strathcona” and the “Offeror” mean Strathcona Resources Ltd. and its subsidiaries.
Certain figures herein may not add due to rounding.
Information contained in this document is given as of May 29, 2025, unless otherwise specifically stated.
AVAILABILITY OF DISCLOSURE DOCUMENTS
The Offeror is a reporting issuer or the equivalent in all of the provinces of Canada and files its continuous disclosure documents with the applicable Securities Regulatory Authorities. Such documents are available under Strathcona’s profile on SEDAR+ at www.sedarplus.ca.
OIL AND GAS INFORMATION ADVISORY
In respect of 2024 year-end reserves and resources information of the Offeror contained or incorporated by reference in this Offer to Purchase and Circular, the Offeror’s reserves and resources have been evaluated in accordance with Canadian reserves evaluation standards under NI 51-101. McDaniel & Associates Consultants Ltd. (“McDaniel”), an independent petroleum consulting firm based in Calgary, Alberta, has evaluated the petroleum and natural gas reserves associated with the Offeror’s interests in Alberta, British Columbia and Saskatchewan. Such estimates constitute forward-looking information, which are based on values that the Offeror’s management believes to be reasonable and are subject to the same limitations discussed under “Forward-Looking Information” in this Offer to Purchase and Circular. For more information on the reserves and resources of the Offeror, including definitions of proved and probable reserves and contingent resources, the Offeror’s interests therein, location of the reserves and contingent resources and the product types reasonably expected therefrom, please see Strathcona’s AIF (as defined herein), which is incorporated by reference herein and which may be obtained through SEDAR+ at www.sedarplus.ca.
This Offer to Purchase and Circular contains various references to the abbreviation “boe”, which means barrels of oil equivalent. The Offeror has adopted the standard of six thousand cubic feet of gas to one barrel of oil (6 mcf:1 bbl) when converting natural gas to boe. Any figure presented in boe may be misleading, particularly if used in isolation. The foregoing conversion ratio is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Given that the value ratio based on the current price of oil as compared to natural gas is significantly different from the energy equivalent of 6:1, utilizing a conversion on a 6:1 basis may be misleading.
NI 51-101 includes condensate within the natural gas liquids product type. The Offeror has disclosed condensate as combined with light oil and separately from other natural gas liquids in this Offer to Purchase and Circular because the price of condensate as compared to other natural gas liquids is currently significantly higher and the Offeror believes that this presentation provides a more accurate description of its operations and results therefrom. References to “oil and condensate” and “oil” in this Offer to Purchase and Circular refer to (a) with respect to the Offeror, collectively, bitumen, heavy crude oil, light and medium crude oil and other natural gas liquids (comprised of ethane, propane and butane only), and (b) with respect to the

Company, bitumen. References to “natural gas” in this Offer to Purchase and Circular refer to conventional natural gas. All production is presented on a gross basis (as defined in NI 51-101) unless otherwise stated.
This Offer to Purchase and Circular contains metrics commonly used in the oil and gas industry, including “reserves life index”. These terms do not have a standardized meaning and may not be comparable to similar measures presented by other companies, and therefore should not be used to make such comparisons. Readers are cautioned as to the reliability of oil and gas metrics used in this Offer to Purchase and Circular. Management of the Offeror uses these oil and gas metrics for its own performance measurements and to provide investors with measures to compare the Offeror’s projected performance over time; however, such measures are not reliable indicators of the Offeror’s future performance, which may not compare to the Offeror’s performance in previous periods, and therefore should not be unduly relied upon. “Reserves life index” is calculated by dividing the applicable reserves and/or contingent resources by expected production.

FORWARD-LOOKING INFORMATION
Certain statements contained in Section 5 of the Circular, “Reasons to Accept the Offer”, Section 6 of the Circular, “Purpose of the Offer”, Section 9 of the Circular, “Source of Funds” and Section 14 of the Circular, “Acquisition of Common Shares Not Deposited”, in addition to certain statements contained elsewhere in this document, including the appendices hereto, or incorporated by reference herein, contain “forward-looking information” within the meaning of applicable Canadian securities Laws and “forward-looking statements” within the meaning of applicable U.S. securities Laws (collectively, “forward-looking information”) and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events, and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking information. Often, but not always, forward-looking information can be identified by the use of forward-looking words such as “believes”, “plans”, “expects”, “intends” and “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information contained in this Offer to Purchase and Circular includes, but is not limited to, statements relating to: expectations relating to the Offer and information concerning the Offeror’s plans for the Company in the event the Offer is successful; the results, effects and timing of the Offer and completion of any Compulsory Acquisition or Subsequent Acquisition Transaction (each as defined herein); the satisfaction or waiver of the conditions to consummate the Offer; expectations regarding the process and timing for obtaining Regulatory Approvals (as defined herein); the receipt of the Offeror Shareholder Approval (as defined herein); the Offeror’s intentions with respect to financing of the Cash Consideration payable under the Offer, including the expected reduction of the Bridge Facility by virtue of the receipt of proceeds from the WEF III Equity Investment (as defined herein) and the Montney Dispositions; expectations regarding the WEF III Equity Investment, including the number of Offeror Subscription Receipts to be issued, the number of Offeror Common Shares issuable pursuant to the terms thereof, and the aggregate proceeds thereunder; the use of the proceeds from the WEF III Equity Investment and the Montney Dispositions; expectations regarding the Montney Dispositions, including the expected timing of closing, anticipated tax treatment and the anticipated effects thereof; expectations regarding the Offeror’s intention to redeem, using drawdowns under the Bridge Facility, the Company Bonds (as defined herein); the tax treatment of Company Shareholders; the form and value of any consideration offered under any Compulsory Acquisition or Subsequent Acquisition Transaction; intentions to amalgamate the Company with a subsidiary of the Offeror following or as part of any Compulsory Acquisition or Subsequent Acquisition Transaction; intentions to delist the Common Shares and to cause the Company to cease to be a reporting issuer if permitted under applicable Law; the expected mailing of this Offer to Purchase and Circular and any notice of change or notice of variation; the anticipated effects of the Offer and expected benefits of depositing Common Shares under the Offer, both to Offeror Shareholders and Company Shareholders; and the anticipated strategic, operational and financial benefits that may result from the combination of the Offeror and the Company, including, but not limited to: the size and scale of the combined company, including the combined company’s expected production and reserves; the expected per-share accretion to both Company Shareholders and Offeror Shareholders, including improved funds flow per share, funds flow less sustaining capital expenditure per share, net asset value (PV-10 (before tax)) per share; the long-term production growth potential, including the expected impact thereon of the potential cost synergies identified by the Offeror; the expected potential cost synergies identified by the Offeror in connection with the combination of the Offeror and the Company, including the categories and amounts thereof, including with respect to overhead, interest, capital expenditures and operating costs, among others, and the related benefits thereof; the combined company achieving an investment grade credit rating, and the resulting reduction in interest costs; and other anticipated strategic, operational and financial benefits that may result from the combination of the Offeror and the Company; the debt of the combined company and its expected 2025 net debt to EBITDA ratio; the expected ownership of the combined company by Company Shareholders and Offeror Shareholders (including WEF); and the 2P reserves life index of the Offeror’s and the Company’s reserves.
Although the Offeror believes that the expectations reflected by the forward-looking information presented in this Offer to Purchase and Circular are reasonable, the Offeror’s forward-looking information is based on assumptions and factors concerning future events that may prove to be inaccurate. Those assumptions and factors are based on information currently available to the Offeror about itself and the Company and the businesses in which they operate. Information used in developing forward-looking information has been acquired from various sources, including third party consultants, suppliers and regulators, among others. The material assumptions used to develop the forward-looking information herein include, but are not limited to: the Offeror will receive the Regulatory Approvals on the timelines and in the manner currently anticipated; the other conditions of the Offer will be satisfied on a timely basis in accordance with their terms; the WEF III Equity Investment and the Montney Dispositions will be completed in accordance with their respective terms; the ability of the Offeror to complete the combination of the Offeror and the Company, pursuant to the Offer or otherwise, and to integrate the Offeror’s and the Company’s respective businesses and operations and realize the anticipated strategic, operational and financial benefits synergies from the acquisition of the Company by the Offeror; the anticipated synergies and other anticipated benefits of the Offer will be realized in a manner consistent with the Offeror’s expectations; future production rates and estimates of capital and operating costs of the combined company; the combined company’s reserves volumes and the net present values thereof; anticipated timing and results of capital expenditures of the combined company; the Company’s public disclosure is accurate and that the Company has not failed to publicly disclose any material information respecting the Company, its business, operations, assets, material agreements, or otherwise; there will be no material changes to Laws adversely affecting the Offeror’s or the Company’s operations; and the impact of the current economic climate and financial, political and industry conditions on the Offeror’s and the Company’s operations, including its financial condition and asset value, will remain consistent with the Offeror’s current expectations. All figures and descriptions provided in this Offer to Purchase and Circular related to the Offer, including with respect to the Consideration (as defined herein), reasons for the Offer, the potential benefits to the Company Shareholders and expected pro forma effects, are based on and assume the following: (a) the Offeror’s and the Company’s respective dividends, liquidity, debt, credit ratings, debt costs and assets (including reserves and resources), will not change from May 29, 2025, in the case of the Offeror, and from what the Offeror has ascertained from the Company’s public filings on SEDAR+ up to and including May 29, 2025, in the case of the Company, and in the case of reserves and contingent resources, as applicable, those reported by the Offeror and the Company in their respective most recent annual information forms for the year ended December 31, 2024; (b) 254,400,000 Common Shares are issued and outstanding immediately prior to the date of the Offer and 2,617,000 Common Shares are issuable pursuant to the exercise, exchange or conversion, as applicable, of the Convertible Securities outstanding immediately prior to the date of the Offer; (c) that all of the Common Shares are deposited under the Offer pursuant to the terms thereof or acquired by the Offeror pursuant to a Compulsory Acquisition or Subsequent Acquisition Transaction for the purpose of the Company becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of the Offeror; and (d) no other Common Shares or Offeror Common Shares are issued before the successful completion of the Offer. All accretion (dilution) metrics assume Company Shareholders re-invest their Cash Consideration in Offeror Common Shares, as described in the “Advisories” section in Appendix B. Assumptions have also been made with respect to future oil and gas prices, differentials and future foreign exchange and interest rates. Although the Offeror believes that the assumptions made and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information herein will prove to be accurate.
Because actual results or outcomes could differ materially from those expressed in any forward-looking information, Company Shareholders should not place undue reliance on any such forward-looking information. By its nature, forward-looking information is based on assumptions and involves known and unknown risks, uncertainties and other factors that may cause the Offeror’s actual results, performance or achievements, or industry results, to be materially different from future results, performance or achievements expressed or implied by such forward-looking information. In particular, there are certain risks related to the consummation of the Offer and the combination of the Offeror and the Company, and the business and operations of the Company and the Offeror (including the business and operations that are currently being conducted and undertaken by the Offeror and those that will be conducted and undertaken by the Offeror upon consummation of the Offer) including, but not limited to: changes in general economic conditions in Canada, the United States and elsewhere; changes in operating conditions (including as a result of weather patterns); the volatility of prices for oil and natural gas and other commodities; commodity supply and demand; fluctuations in foreign exchange and interest rates; changes or proposed changes in applicable tariff rates; availability of financial resources and/or third-party financing; availability of equipment, materials and personnel; defaults by counterparties under commercial arrangements to which the Company or the Offeror (or any of their respective subsidiaries) is a party; an inability to procure Regulatory Approvals in a timely manner or on terms satisfactory to the Offeror; new or changing Laws (domestic and foreign); the risk of failure to satisfy the conditions to the Offer; the risk that the anticipated synergies and other benefits of the Offer may not be realized; and the risk that actual operating results may differ significantly from projections and expectations. In addition, Company Shareholders are cautioned that the actual results of the Offeror following the successful completion of the Offer may differ materially from the expectations expressed herein as a result of a number of additional risks and uncertainties. For a further discussion regarding the risks related to the Offer and the Offeror, see Section 24 of the Circular, “Risk Factors”. Some of these risks, uncertainties and other factors are similar to those faced by other oil and gas companies and some are unique to the Offeror. Strathcona’s AIF and other documents filed by the Offeror with the applicable Securities Regulatory Authorities (accessible through the SEDAR+ website www.sedarplus.ca) further describe risks, material assumptions and other factors that could influence actual results and are incorporated herein by reference.
This Offer to Purchase and Circular contains information that may constitute financial outlook about the prospective financial performance, financial position or cash flows of the company resulting from the combination of the Offeror and the Company, all of which is subject to the same assumptions, risk factors, limitations and qualifications described in this Offer to Purchase and Circular, including the appendices hereto, and in the documents incorporated by reference herein. The financial outlook included in this Offer to Purchase and Circular has been prepared by, and is the responsibility of, management of the Offeror. Company Shareholders are cautioned that the assumptions used in the preparation of such financial outlook, although considered reasonable, and reflecting the best estimates and judgments and assumptions that are reasonable in the circumstances, at the time of preparation, may prove to be imprecise or inaccurate and, as such, undue reliance should not be placed on the financial outlook. The actual results, performance and achievements of the combined company could differ materially from those expressed in, or implied by, financial outlook. The Offeror has included financial outlook in order to provide Company Shareholders with a more complete perspective on the combined company’s future operations and current expectations of the Offeror’s management relating to the combined company’s future performance following completion of the Offer. Company Shareholders are cautioned that such information may not be appropriate for other purposes. Management of the Offeror has approved the financial outlook contained herein as of the date of this Offer to Purchase and Circular.
New factors emerge from time to time and it is not possible for management of the Offeror to predict all of such factors and to assess in advance the impact of each such factor on the Offeror’s or the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking information. The impact of any one factor on any particular forward-looking information is not determinable with certainty as such factors are dependent upon other factors, and the Offeror’s course of action would depend upon management’s assessment of the future considering all information available to it at the relevant time. Any forward-looking information contained in this Offer to Purchase and Circular is provided as of the date hereof and the Offeror does not undertake any obligation to update or to revise any of the forward-looking information included herein, except as required by applicable securities Laws. The forward-looking information contained in this Offer to Purchase and Circular is expressly qualified by this cautionary statement.

DISCLOSURE OF FINANCIAL MEASURES
Non-GAAP Financial Measures and Ratios
This Offer to Purchase and Circular makes reference to certain financial measures and ratios, including “Oil and Natural Gas Sales, net of Blending”, “Field Operating Income”, “Operating Earnings, excluding Debt” and “Operating Earnings, excluding Interest and Other Corporate Items” which are not recognized measures under generally accepted accounting principles (“GAAP”) and do not have a standardized meaning prescribed by IFRS® Accounting Standards. Accordingly, the Offeror’s use of these terms may not be comparable to similarly defined measures presented by other companies.
“Oil and Natural Gas Sales, net of Blending” is calculated by deducting purchased product and blending costs from oil and natural gas sales and sales of purchased product. Management uses this metric to isolate the revenue associated with the Offeror’s production after accounting for the unavoidable cost of blending. A quantitative reconciliation of Oil and Natural Gas Sales, net of Blending to the most directly comparable GAAP financial measure, Oil and Natural Gas Sales, is included below and under the subheading “Offeror 2024 Segment Information”.
“Field Operating Income” is a common metric used in the oil and natural gas industry to assess the profitability and efficiency of the Offeror’s field operations.
The following table reconciles Field Operating Income to the most directly comparable GAAP financial measure, Oil and Natural Gas Sales.
($ millions, unless otherwise indicated)	Year Ended December 31, 2024
Oil and natural gas sales	5,336.4
Sales of purchased products	75.0
Purchased product	(75.0)
Blending costs	(1,081.5)
Oil and natural gas sales, net of blending	4,254.9
Royalties	662.7
Production and operating	811.7
Transportation and processing	577.0
Field Operating Income	2,203.5
“Operating Earnings, excluding Debt” is used by management to provide an indication of the Operating Earnings generated by the Offeror before the inclusion of interest on debt. It is calculated as Operating Earnings plus amortization of debt issuance costs and interest.
“Operating Earnings, excluding Interest and Other Corporate Items” is used by management to provide an indication of the Operating Earnings directly attributable to field operations generated by the Offeror. It is calculated as Operating Earnings before the inclusion of interest, amortization of debt issuance costs, accretion of decommissioning provision, depletion, depreciation and amortization — Corporate and accretion of lease obligations — Corporate.
The following table reconciles Operating Earnings, excluding Debt and Operating Earnings, excluding Interest and Other Corporate Items to the most directly comparable GAAP financial measure, Operating Earnings.

For the Year Ended December 31, 2024 ($ millions, unless otherwise indicated)	Cold Lake Segment	Lloydminster Segment	Montney Segment	Corporate Segment	Consolidated
Operating Earnings	651.0	407.6	148.9	(237.0)	970.5
Interest	—	—	—	170.2	170.2
Amortization of debt issuance costs	—	—	—	20.5	20.5
Operating Earnings, excluding Debt	651.0	407.6	148.9	(46.3)	1,161.2
Accretion of decommissioning provision	—	—	—	28.3	28.3
Depletion, depreciation and amortization − Corporate	—	—	—	16.8	16.8
Accretion of lease obligations − Corporate	—	—	—	1.2	1.2
Operating Earnings, excluding Interest and Other Corporate Items	651.0	407.6	148.9	—	1,207.5
Supplementary Financial Measures
“TEV” is an aggregation of the Offeror’s market capitalization, debt and lease and other obligations. Market capitalization is determined by multiplying outstanding Offeror Common Shares by the common share price. Debt and other obligations are as derived under IFRS® Accounting Standards.
Offeror 2024 Segment Information
The following table presents the Offeror’s financial and operating performance by reportable segment for the year ended December 31, 2024. Certain information related to general and administrative and finance costs has been represented to allocate by segment to conform with presentation as at March 31, 2025. For the period ended March 31, 2025, Operating Earnings is the metric used by the Offeror’s Chief Operating Decision Makers to evaluate segment profit or loss. For the year ended December 31, 2024, Field Operating Earnings was used by the Offeror’s Chief Operating Decision Makers to evaluate segment profit or loss.

For the Year Ended December 31, 2024 ($ millions, unless otherwise indicated)	Cold Lake Segment	Lloydminster Segment	Montney Segment	Corporate	Consolidated
Production volumes
Bitumen (bbl/d)	59,516	—	—	—	59,516
Heavy oil (bbl/d)	—	51,107	—	—	51,107
Condensate and light oil (bbl/d)	—	42	19,880	—	19,922
Other NGLs (bbl/d)	—	2	11,956	—	11,958
Natural gas (mcf/d)	—	1,232	242,224	—	243,456
Production volumes (boe/d)	59,516	51,357	72,207	—	183,080
Sales volumes (boe/d)	59,491	51,097	72,206	—	182,794
Segment revenues
Oil and natural gas sales	2,576.0	1,797.1	963.0	0.3	5,336.4
Sales of purchased product	18.3	26.0	—	30.7	75.0
Blending costs	(929.9)	(151.6)	—	—	(1,081.5)
Purchased product	(18.2)	(25.8)	—	(31.0)	(75.0)
Oil and natural gas sales, net of blending(1)	1,646.2	1,645.7	963.0	—	4,254.9
Segment expenses
Royalties	385.3	181.7	95.7	—	662.7
Production and operating – Energy	127.9	112.8	7.4	—	248.1
Production and operating – Non-energy	196.0	203.7	163.9	—	563.6
Transportation and processing	87.7	276.2	213.1	—	577.0
Field Operating Income(1)	849.3	871.3	482.9	—	2,203.5
Depletion, depreciation and amortization	167.1	411.1	278.5	16.8	873.5
Field Operating Earnings	682.2	460.2	204.4	(16.8)	1,330.0
General and administrative	27.8	48.3	25.0	—	101.1
Finance costs	3.4	4.3	30.5	50.1	88.3
Other income	—	—	—	(0.1)	(0.1)
Interest expense	—	—	—	170.2	170.2
Operating Earnings	651.0	407.6	148.9	(237.0)	970.5
Loss (gain) on risk management contracts – realized	—	—	—	107.0	107.0
(Gain) loss on risk management contracts – unrealized	—	—	—	(63.0)	(63.0)
Foreign exchange loss (gain) − realized	—	—	—	0.5	0.5
Foreign exchange loss (gain) − unrealized	—	—	—	67.7	67.7
Transaction related costs	—	—	—	1.0	1.0
Unrealized (gain) loss on Sable remediation fund	—	—	—	(0.1)	(0.1)
Loss on settlement of other obligations	—	—	—	4.4	4.4
Deferred tax expense	—	—	—	249.3	249.3
Income and comprehensive income					603.7

Note:
(1)
A non-GAAP financial measure which does not have a standardized meaning under IFRS® Accounting Standards; see the “Disclosure of Financial Measures — Non-GAAP Financial Measures and Ratios” section of this Offer to Purchase and Circular.

QUESTIONS AND ANSWERS ABOUT THE OFFER
The following are some of the questions that Company Shareholders may have about the Offer and the answers to those questions. The information contained in these questions and answers is a summary only and is not meant to be a substitute for the more detailed description and information contained elsewhere in this Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. Company Shareholders are urged to read this Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery in their entirety. Terms defined in the Glossary of this Offer to Purchase and Circular and not otherwise defined in these questions and answers have the respective meanings given to them in the Glossary, unless the context otherwise requires. Cross-references have been included in these questions and answers to other sections of this Offer to Purchase and Circular where you will find more complete descriptions of the topics mentioned below.
Unless otherwise indicated, the information concerning the Company contained herein and in this Offer to Purchase and Circular has been taken from or based upon publicly available documents and records on file with the applicable Securities Regulatory Authorities and other public sources. Although the Offeror has no knowledge that would indicate any statements contained herein and in this Offer to Purchase and Circular and taken from or based on such information are untrue or incomplete, the Offeror has no means of verifying the accuracy or completeness of any information contained herein that is derived from such sources regarding the Company, and none of the Offeror or any of its officers or directors assumes any responsibility for the accuracy or completeness of such information or for any failure by the Company to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to the Offeror.
Who is making the Offer?
Strathcona is a Calgary-based oil and natural gas company engaged in the acquisition, exploration, development and production of petroleum and natural gas reserves across Western Canada. Strathcona holds a diversified portfolio of assets and principally operates in three core areas: Cold Lake, Lloydminster and Montney. On May 14, 2025, Strathcona announced that it had entered into definitive agreements to sell substantially all of its Montney assets, including its Groundbirch, Kakwa and Grande Prairie assets, for approximately $2.84 billion in total value.
The Offeror Common Shares are listed for trading on the TSX under the symbol “SCR”.
Strathcona is a corporation existing under the Laws of the Province of Alberta, and its head and registered office are located at Suite 1900, 421 — 7th Avenue S.W., Calgary, Alberta, Canada T2P 4K9.
See Section 1 of the Circular, “The Offeror”.
What is the Offeror proposing?
The Offeror is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Shares, not already owned by the Offeror or its affiliates, together with the associated SRP Rights, including, without limitation, any Common Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time.
Company Shareholders who have deposited Common Shares will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no amount of the Consideration to be paid by the Offeror will be allocated to the SRP Rights.
See Section 1 of the Offer to Purchase, “The Offer”.
What would I receive in exchange for each of my Common Shares?
Upon acceptance of the Offer, each Company Shareholder whose Common Shares are taken up by the Offeror will be entitled to receive, for each Common Share, 0.62 of an Offeror Common Share and $4.10 in cash.
See Section 1 of the Offer to Purchase, “The Offer”, and Section 4 of the Offer to Purchase, “Conditions of the Offer”, and U.S. Company Shareholders should see “Notice to Shareholders in the United States” above.

Are any outstanding securities of the Company not included in the Offer?
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Section 13 of the Circular, “Treatment of Convertible Securities”. If any holder of Convertible Securities does not exercise, exchange or convert their Convertible Securities and deposit any resulting Common Shares under the Offer prior to the Expiry Time, such Convertible Securities may be replaced with similar securities of the Offeror or may expire or be terminated, as applicable, following the Expiry Time in accordance with their respective terms and conditions.
Why should I accept the Offer?
The Offeror believes that the combination of the Offeror and the Company would benefit the shareholders of both companies for the following reasons, as further described in Appendix B:
(a)
Complementary, High-Quality Assets of Scale:   The combination of the Offeror and the Company would unify two 100+ mbbls/d heavy oil “pure plays” with near identical netbacks and reserves life indexes, both focused on SAGD oil sands development. The combination would create Canada’s fifth largest oil producer and fourth largest SAGD producer, with among the largest proved oil reserves in North America. The combined business is expected to possess the scale and balance sheet metrics required to achieve an investment grade credit rating.

(b)
Financially Compelling:

(i)
Significant Accretion for Both the Company and Offeror Shareholders:    The combination of the Offeror and the Company is expected to provide significant accretion per share to both Company Shareholders and Offeror Shareholders on key metrics, including funds flow per share, funds flow less sustaining capital expenditures per share, net asset value per share and production per share, while being leverage neutral to current Company Shareholders.

(ii)
Attractive Relative Valuation vs. Investment Grade Oil Sands Peers:   At the Offeror’s unaffected share price of $30.92, being the closing price of the Offeror Common Shares on the TSX on May 15, 2025, the combined business trades at a discount compared to Canadian senior investment grade oil sands companies. The Offeror believes the combination enhances the pathway to a higher trading multiple due to: (i) greater scale, (ii) an investment grade balance sheet, and (iii) the combined company uniquely being the only large-cap oil sands producer without refining or open-pit mining operations. The Offeror’s confidence in a higher valuation is demonstrated by WEF, currently a 79.6% shareholder of the Offeror, committing to an additional investment of approximately $661.7 million at a price of $30.92 per Offeror Common Share in connection with, and subject to completion of, the Offer.

(c)
Meaningful and Achievable Synergies:   The Offeror has identified $175 million in annual synergy opportunities, including $50 million in overhead reduction opportunities, $25 million in interest savings opportunities and $100 million in operating synergy opportunities ($75 million in capital expenditures and $25 million in operating costs). The PV-10 of the aggregate operating synergy opportunities is estimated at greater than $2.50 per Offeror Common Share, based on proved and proved plus probable reserves.

See Section 5 of the Circular, “Reasons to Accept the Offer”.
If you are a Company Shareholder resident in Canada, you will be able to freely trade the Offeror Common Shares received as Share Consideration under the Offer. The Offeror has submitted an application to list the Offeror Common Shares offered to Company Shareholders pursuant to the Offer on the TSX. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSX.
The Offeror Common Shares to be received by Company Shareholders as Share Consideration under the Offer will be registered under the U.S. Securities Act pursuant to the Registration Statement. Offeror Common Shares to be received by Company Shareholders as Share Consideration under the Offer will be freely tradeable under the U.S. Securities Act, except by persons who are “affiliates” (as defined in Rule 144 under the U.S. Securities Act) of the Offeror at the time or after the Offeror Common Shares are received, or were “affiliates” of the Offeror within 90 days prior to such date. Persons who may be deemed to be “affiliates” of an issuer include individuals or entities that directly or indirectly through one or more intermediaries control, are controlled by, or are under common control with, the issuer, whether through the ownership of voting securities, by contract, or otherwise, and generally include executive officers and directors of the issuer as well as principal (10% or greater) shareholders of the issuer. Any resale of Offeror Common Shares by such an “affiliate” or former “affiliate” may be subject to certain restrictions on resale imposed by the U.S. Securities Act, and may not be resold in the absence of registration under the U.S. Securities Act or an exemption from such registration, if available, such as the exemption provided under Rule 144 or the safe harbor provided by Rule 904 of Regulation S, each under the U.S. Securities Act. Company Shareholders should also note that the Offeror Common Shares are not listed for trading on any U.S. exchange or trading market. In addition, the Offeror does not intend to submit an application to list the Offeror Common Shares for trading on any “national securities exchange” as defined under the U.S. Exchange Act, including the New York Stock Exchange and the Nasdaq Stock Market LLC. Accordingly, while Offeror Common Shares held by non-affiliates may be freely tradeable and Offeror Common Shares held by “affiliates” may be traded subject to certain restrictions, there is no trading market in the United States for the Offeror Common Shares at the present time and none is expected to develop in the future. Accordingly, Offeror Shareholders will likely have to trade such shares on the TSX.
The foregoing discussion is only a general overview of certain requirements of Canadian and U.S. securities Laws applicable to the issuance and resale of Offeror Common Shares in connection with the Offer. Company Shareholders that reside outside of Canada and the United States are urged to consult their professional advisors to determine the conditions and restrictions applicable to trades in Offeror Common Shares under applicable securities Laws.
What are some of the most significant conditions of the Offer?
The Offer is subject to the conditions set forth in the Offer to Purchase being satisfied or, where permitted, waived at 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period or any extension thereafter, which include: (a) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, that represent more than 50% of the outstanding Common Shares, excluding any Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any other Non-Independent Shareholder, which condition cannot be waived by the Offeror; (b) there having been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, which represent, together with the Common Shares held by the Offeror at the Expiry Time, at least 66 2∕3% of the outstanding Common Shares (on a fully-diluted basis); (c) the Offeror having determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect; (d) Regulatory Approvals having been obtained; (e) the Registration Statement having become effective under the U.S. Securities Act and not becoming subject to a stop order or a proceeding seeking a stop order; (f) the Company not having taken certain actions that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or impair the ability of the Offeror to proceed with the Offer, including with respect to the sale, disposition or other dealing with certain assets of the Company; and (g) the Offeror having obtained the requisite approvals of the holders of Offeror Common Shares (in form and substance satisfactory to the Offeror, in its reasonable discretion) with respect to the issuance of the Offeror Common Shares pursuant to the Offer, each as more particularly described herein.

The conditions of the Offer are described in Section 4 of the Offer to Purchase, “Conditions of the Offer”. See Section 16 of the Circular, “Regulatory Matters”, for a summary of the principal Regulatory Approvals required in connection with the Offer. Subject to TSX approval, the Offeror expects to obtain the requisite approval of the holders of Offeror Common Shares with respect to the issuance of the Offeror Common Shares pursuant to the Offer by delivery of a written consent of WEF, which holds approximately 79.6% of the issued and outstanding Offeror Common Shares as of the date of this Offer to Purchase and Circular.
The Offer is not subject to any due diligence or financing conditions.
All conditions of the Offer, other than the Statutory Minimum Condition, may be waived by the Offeror.
Subject to applicable Law, the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Common Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time.
Does the Offeror believe that the requisite Regulatory Approvals to complete the Offer will be received?
The Offeror expects that the Offer will receive all requisite Regulatory Approvals within the initial deposit period. A summary of the Regulatory Approvals required in connection with the Offer can be found in Section 16 of the Circular, “Regulatory Matters”.
What is the Offeror’s source of funding for the Cash Consideration?
The Offeror’s obligation to purchase the Common Shares deposited under the Offer is not subject to any financing condition.
The Offeror estimates that, if all of the issued and outstanding Common Shares not owned by the Offeror and its affiliates are deposited under the Offer and are taken up by the Offeror, the total amount of Cash Consideration required for the purchase of the Common Shares will be approximately $957.8 million (or $947.1 million, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash), plus related fees and expenses associated with the Offer. The Offeror has secured, on a firm, committed basis, all of the financing required to fund the entire Cash Consideration payable for the Common Shares in connection with the Offer and the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, as applicable. The Cash Consideration payable under the Offer will be funded pursuant to the Bridge Financing Commitment (as defined herein), subject to the terms and conditions thereof. The funding under the Bridge Financing Commitment is expected to be reduced by virtue of the receipt of (a) the proceeds from the WEF III Equity Investment, and (b) the net proceeds from the Montney Dispositions.
See Section 1 of the Circular, “The Offeror”, Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization — WEF III Equity Commitment” and Section 9 of the Circular, “Source of Funds”.
Why is the Offeror making the Offer?
The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Common Shares not already owned by the Offeror or its affiliates. If the conditions of the Offer are satisfied or waived at the Expiry Time and the Offeror takes up and pays for the Common Shares validly deposited under the Offer, the Offeror intends to acquire any Common Shares not deposited under the Offer through a Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction, in each case for consideration per Common Share at least equal in value to and in the same form as the Consideration paid by the Offeror per Common Share under the Offer. The exact timing and details of any such transaction will depend upon a number of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer.
How long do I have to decide whether to deposit under the Offer and can that time be accelerated?
The Offer is open for acceptance until the Expiry Time, which is 5:00 p.m. (Mountain Time) on September 15, 2025, unless the Offeror extends, accelerates or withdraws the Offer in accordance with its terms. The Offeror will not amend the Offer to cause the Expiry Time to occur earlier than the later of 35 days or 20 U.S. Business Days (as defined herein) following the date of the Offer. If the Statutory Minimum Condition is satisfied and the other conditions of the Offer are satisfied or waived such that the Offeror takes up the Common Shares deposited under the Offer, the Offeror will make a public announcement of the foregoing matters and extend the period during which Common Shares may be deposited under the Offer for a period of not less than 10 U.S. Business Days after the expiry of the initial deposit period. See Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, and Section 7 of the Offer to Purchase, “Take-Up and Payment for Deposited Common Shares”.
The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least the longer of 35 days or 20 U.S. Business Days from the date of the Offer: (a) if the Company issues a deposit period news release in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (b) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction (as defined herein), the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the longer of 35 days or 20 U.S. Business Days from the date of the Offer. In either case, the Offeror currently intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Law.
Can the Offer be extended and, if so, under what circumstances?
Yes. If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions to the Offer have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Common Shares deposited under the Offer, the Offeror will extend the period during which Common Shares may be deposited under the Offer for a period of not less than 10 U.S. Business Days following the expiry of the initial deposit period. See Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”.
In addition to the mandatory 10-U.S. Business Day extension period described below and other required extension periods described in Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, the Offeror may elect, in its sole discretion, to extend the Offer from time to time. If the Offer is extended to provide for the mandatory 10-U.S. Business Day extension period, or if the Offeror otherwise elects or is required to extend the Offer, the Offeror will notify the Depositary and publicly announce such extension and, if required by applicable Law, mail you a notice of variation. The Offeror will take up and pay for Common Shares deposited during the mandatory 10-U.S. Business Day extension or other necessary or Optional Extension Period (as defined herein) promptly, and in any event, not later than 10 days after such deposit. See Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”.
How do I deposit my Common Shares under the Offer?
To accept the Offer you may deliver any Certificate(s) representing your Common Shares together with a properly completed and duly executed Letter of Transmittal (printed on YELLOW paper), and all other required documents to the Depositary at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. Manually executed completed Letters of Transmittal may be emailed, if accompanied with DRS Advices. Detailed instructions are contained in the Letter of Transmittal that accompanies this Offer to Purchase and Circular. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Letter of Transmittal”.
If your Common Shares are registered in the name of an investment dealer, broker, bank, trust company or other intermediary, you should immediately contact that intermediary for assistance if you wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. You must instruct their brokers or other intermediaries promptly if you wish to deposit their Common Shares under the Offer.
If you wish to deposit your Common Shares under the Offer and any Certificate(s) representing such Common Shares are not immediately available, or if the Certificate(s) and all other required documents cannot be provided to the Depositary at or prior to the Expiry Time, such Common Shares nevertheless may be validly deposited under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on PINK paper) or LOG option. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.
You may also accept the Offer by following the procedures for book-entry transfer detailed in this Offer to Purchase and Circular and have your Common Shares deposited by your intermediary through CDS or DTC, as applicable, provided such procedures are completed prior to the Expiry Time. See Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”.
You should contact the Information Agent or a broker or dealer for assistance in accepting the Offer and in depositing your Common Shares with the Depositary. Laurel Hill Advisory Group, the Information Agent, can be contacted by email at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free).
Will I have to pay any fees or commissions?
No fee or commission will be payable if you accept the Offer by depositing your Common Shares directly with the Depositary or if you make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment dealer, broker, bank, trust company or other intermediary through whom you own your Common Shares may charge a fee to deposit any such Common Shares on your behalf. You should consult your investment advisor, broker, bank, trust company or other intermediary to determine whether other charges will apply. Notwithstanding the foregoing, if a Company Shareholder is a Non-Exempt Shareholder, the proceeds resulting from any sale of Offeror Common Shares by a registered broker retained by the Depositary or its nominee on behalf of such Non-Exempt Shareholder may be subject to deductions in respect of brokerage commissions and other expenses. See “Notice to Shareholders in the United States”.
When will the Offeror pay for deposited Common Shares?
If all of the conditions of the Offer described in Section 4 of the Offer to Purchase, “Conditions of the Offer”, have been satisfied or waived by the Offeror at or prior to the Expiry Time, the Offeror will take up and pay for Common Shares validly deposited under the Offer and not properly withdrawn. Any Common Shares will be taken up immediately after the initial deposit period for the Offer, and the Offeror will pay for Common Shares taken up as soon as possible but in any event not later than three business days after taking up the Common Shares.
In accordance with applicable Law, if the Offeror is obligated to take up such Common Shares, the Offeror will extend the period during which Common Shares may be deposited under the Offer for a mandatory 10-U.S. Business Day extension period following the expiration of the initial deposit period and may extend the deposit period for Optional Extension Periods. The Offeror will take up and pay for Common Shares deposited under the Offer during the mandatory 10-U.S. Business Day extension period and any Optional Extension Period not later than 10 days after such deposit.
See Section 7 of the Offer to Purchase, “Take-Up of and Payment for Deposited Common Shares”.
Will I be able to withdraw previously deposited Common Shares?
You may withdraw Common Shares you deposit under the Offer:
(a)
at any time before the deposited Common Shares have been taken up by the Offeror under the Offer;

(b)
if the deposited Common Shares have not been paid for by the Offeror within three business days after the Common Shares have been taken up by the Offeror under the Offer;

(c)
at any time before the expiration of 10 U.S. Business Days (or a period otherwise consistent with applicable Law) from the date upon which either:

(i)
a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Company Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common

Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer, or
(ii)
a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the consideration offered for the Common Shares and an extension of the time for deposit to not later than 10 U.S. Business Days after the date of the notice of variation, or a variation after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Common Shares or an extension of the time for deposit to not later than 10 U.S. Business Days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable Governmental Entities) and only if such deposited Common Shares have not been taken up by the Offeror at the date of the notice; or
(d)
if the deposited Common Shares have not been taken up by the Offeror under the Offer or not otherwise paid or returned by the Offeror at any time after July 29, 2025, the date that is 60 days from the date of this Offer to Purchase.

See Section 8 of the Offer to Purchase “Withdrawal of Deposited Common Shares”.
How do I withdraw previously deposited Common Shares?
To withdraw previously deposited Common Shares, you must send a notice of withdrawal to the Depositary prior to the occurrence of certain events and within the time periods set forth in Section 8 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”. The notice must contain the specific information outlined in Section 8 of the Offer to Purchase.
If your investment dealer, broker, bank or other intermediary has deposited Common Shares on your behalf and you wish to withdraw such Common Shares, you must arrange for such intermediary to timely withdraw such securities.
What are the Company Board’s obligations in connection with the Offer?
Under Canadian securities Laws, a directors’ circular must be prepared and sent to Company Shareholders no later than 15 days from the date of commencement of the Offer. The directors’ circular must include: (a) a recommendation to accept or reject the Offer, and the reasons for the recommendation of the Company Board; (b) a statement that the Company Board is unable to make or is not making a recommendation, and the reasons for not making a recommendation; or (c) a statement that the Company Board is considering the Offer and advising Company Shareholders not to deposit under the Offer until they receive further information from the Company Board; provided that the Company Board must communicate to Company Shareholders a recommendation to accept or reject the Offer or the decision that it is unable to make, or is not making, a recommendation, together with the reasons for the recommendation or decision, at least seven days before the scheduled expiry of the initial deposit period.
How will the Offer affect my Company Incentive Awards?
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Section 13 of the Circular, “Treatment of Convertible Securities”. If any holder of Convertible Securities does not exercise, exchange or convert their Convertible Securities and deposit any resulting Common Shares under the Offer prior to the Expiry Time, such

Convertible Securities may be replaced with similar securities of the Offeror or may expire or be terminated, as applicable, following the Expiry Time in accordance with their respective terms and conditions.
How will Canadian residents and non-residents of Canada be taxed for Canadian income tax purposes?
Generally, a Company Shareholder who (a) is, or is deemed to be, resident in Canada, (b) deals at arm’s length with the Offeror and the Company, (c) is not affiliated with the Offeror or the Company, (d) holds the Common Shares as capital property, and who sells such Common Shares to the Offeror under the Offer will generally dispose of the Specified Percentage (i.e., the portion of each Common Share disposed of for Cash Consideration) of each Common Share on a taxable basis and the Remaining Percentage (i.e., the portion of each Common Share disposed of for Share Consideration) of each Common Share on a tax-deferred basis pursuant to subsection 85.1(1) of the Tax Act, unless the Company Shareholder chooses to report a taxable capital gain (or a capital loss) on the disposition of the Remaining Percentage of each Common Share.
Generally, a Company Shareholder who is not, and is not deemed to be resident in Canada and who does not use or hold, and is not deemed to use or hold, their Common Shares in a business carried on in Canada will not be subject to tax in Canada in respect of any capital gain realized on the sale of Common Shares to the Offeror under the Offer, unless those Common Shares constitute “taxable Canadian property” to such Company Shareholder within the meaning of the Tax Act and that gain is not otherwise exempt from tax under the Tax Act pursuant to an exemption contained in an applicable income tax treaty.
The foregoing is a brief summary of certain Canadian federal income tax consequences of the Offer and is qualified in its entirety by Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”, which provides a summary of the principal Canadian federal income tax considerations generally applicable to certain Company Shareholders. Company Shareholders should consult their tax advisors to determine the particular tax consequences to them of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction. Holders of Convertible Securities should consult their tax advisors having regard to their own personal circumstances.
How will U.S. Holders be taxed for U.S. federal income tax purposes?
The U.S. federal income tax consequences of participating in the Offer are uncertain, as such consequences may depend on actions taken by the Offeror after taking up Common Shares under the Offer, which are not guaranteed to occur. As described in Section 20 of the Circular, “United States Federal Income Tax Considerations — Disposition of Common Shares Pursuant to the Offer”, the Offer may be treated as part of a tax-deferred reorganization under Section 368(a) of the Code if the Company amalgamates with a subsidiary of the Offeror (pursuant to a Subsequent Acquisition Transaction) in connection with the Offer and certain other requirements are met. If reorganization treatment is not available, including if the Offeror does not cause such an amalgamation, then, subject to the PFIC rules described in Section 20 of the Circular, “United States Federal Income Tax Considerations — PFIC Considerations”, a U.S. Holder that disposes of Common Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (a) the fair market value of any Offeror Common Shares plus the U.S. dollar value of any cash to which the U.S. Holder is entitled pursuant to the Offer and (b) the U.S. Holder’s adjusted tax basis in the Common Shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Common Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as a U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder will have a tax basis in any Offeror Common Shares received pursuant to the Offer equal to their fair market value on the date of receipt, and the holding period for such Offeror Common Shares will begin on the day after the date of receipt. A U.S. Holder who acquired different blocks of Common Shares at different times or different prices should consult their tax advisors regarding the manner in which gain or loss should be determined in such holder’s particular circumstances.
If the Company amalgamates with a subsidiary of the Offeror (pursuant to a Subsequent Acquisition Transaction) as part of a plan that includes the Offer and certain other requirements are met, then the Offer may qualify as a part of a tax-deferred reorganization under Section 368(a) of the Code, in which event, subject to the discussion regarding the PFIC status of the Company, a U.S. Holder would generally only recognize gain to the extent of the Cash Consideration received but would not recognize any loss. As of the date of this Offer to Purchase and Circular, the Offeror intends to amalgamate the Company with a subsidiary of the Offeror following or as a part of any Subsequent Acquisition Transaction. However, the exact timing and details of any Subsequent Acquisition Transaction, if completed, will depend on a number of factors. In addition, the Offeror may determine at its sole discretion not to amalgamate the Company with its subsidiary. As a result, the Offeror cannot provide any assurance that the Offer will qualify as part of a reorganization under Section 368(a) of the Code.
To calculate gain or loss pursuant to the Offer, a cash basis taxpayer that receives Canadian dollars will, for U.S. federal income tax purposes, determine the taxpayer’s amount of cash received using the U.S. dollar value of the Canadian dollars received. This U.S. dollar value is computed by reference to the exchange rate in effect on the date the Canadian dollars are received by the taxpayer, regardless of whether the Canadian dollars are converted into U.S. dollars. A cash basis taxpayer that paid Canadian dollars for Common Shares generally will determine its tax basis in the Common Shares by translating the Canadian dollars it paid into U.S. dollars using the exchange rate in effect on the settlement date of the taxpayer’s purchase. If the Canadian dollars received pursuant to the Offer are not converted into U.S. dollars on the date of receipt, a cash basis taxpayer will have a basis in the Canadian dollars equal to their U.S. dollar value computed as described above, and any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars generally will be treated as ordinary income or loss. In the case of a U.S. Holder using the accrual method of accounting, the amount realized for United States federal income tax purposes will equal the U.S. dollar value of the Canadian dollars to which such U.S. Holder becomes entitled on the date its Common Shares are accepted for purchase by the Offeror, determined at the relevant spot exchange rate in effect on that date. However, an accrual basis taxpayer may elect to apply the above rules that are applicable to a cash basis taxpayer.
The foregoing is a brief summary of certain United States federal income tax considerations of the Offer and is qualified in its entirety by Section 20 of the Circular, “United States Federal Income Tax Considerations”, which provides a summary of the United States federal income tax considerations generally applicable to U.S. Holders. Company Shareholders should consult their tax advisors to determine the particular tax consequences to them of a sale of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction, including the potential for the Offer to qualify as part of a reorganization under Section 368(a) of the Code. Holders of Convertible Securities should consult their tax advisors in light of their own particular circumstances.
If I decide not to deposit my Common Shares under the Offer, how will my Common Shares be affected?
If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is shorter, the Offer is accepted by the holders of not less than 90% of the issued and outstanding Common Shares under the Offer, other than Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or associate of the Offeror (as those terms are defined in the ABCA), and the Offeror acquires such deposited Common Shares under the Offer, the Offeror currently intends to acquire those Common Shares which remain outstanding held by those persons who did not accept the Offer pursuant to a Compulsory Acquisition for consideration per Common Share not less than, and in the same form as, the Consideration under the Offer.
If a Compulsory Acquisition is not available or the Offeror chooses not to avail itself of such statutory right of acquisition, the Offeror intends to pursue other means of acquiring the remaining Common Shares not deposited under the Offer pursuant to a Subsequent Acquisition Transaction. If the Offeror proposes a Subsequent Acquisition Transaction, the Offeror intends to cause the Common Shares acquired under the Offer to be voted in favour of such a Subsequent Acquisition Transaction and, to the extent permitted by applicable Law, to be counted as part of any minority approval that may be required in connection with such Subsequent Acquisition Transaction. The timing and details of such a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. If, after taking up Common Shares under the Offer, the Offeror owns at least 66 2∕3% of the outstanding Common Shares and holds sufficient votes that can be cast to obtain “minority approval” pursuant to MI 61-101 (as defined herein), the Offeror should own sufficient Common Shares to be able to effect a Subsequent Acquisition Transaction. See Section 14 of the Circular, “Acquisition of Common Shares Not Deposited”.

If the Offeror takes up Common Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then the Company will continue as a public company and the Offeror will evaluate its alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions or pursuant to another take-over bid or other transaction, and thereafter proposing an amalgamation, arrangement or other transaction which would result in the Offeror’s ownership of all of the Common Shares. Under such circumstances, an amalgamation, arrangement or other transaction to obtain ownership of all of the Common Shares would generally require the approval of at least 66 2∕3% of the votes cast by the Company Shareholders, and might require approval of a majority of the votes cast by holders of Common Shares other than the Offeror and its affiliates. There is no certainty that under such circumstances any such transaction would be proposed or completed by the Offeror.
See Section 6 of the Circular, “Purpose of the Offer”, Section 7 of the Circular, “Effects of the Offer”, and Section 14 of the Circular, “Acquisition of Common Shares not Deposited”.
Will the Company continue as a public company?
As indicated above, it is the Offeror’s intention to enter into one or more transactions to enable the Offeror to acquire all Common Shares not acquired pursuant to the Offer. If the Offeror is able to complete such a transaction, the Offeror intends to cause the Company to seek to delist the Common Shares from the TSX. If permitted by applicable Law, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to file an application to cease to be a reporting issuer under applicable Canadian securities Laws.
If the Offeror takes up Common Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then the Company will continue as a public company and the Offeror will evaluate its alternatives. In such circumstances, the Offeror’s purchase of Common Shares under the Offer will have reduced the number of Common Shares that trade publicly, as well as the number of Company Shareholders, and, depending on the number of Common Shares purchased under the Offer, could adversely affect the liquidity and market value of the remaining Common Shares held by the public.
In addition, if the Offeror takes up Common Shares under the Offer, the Offeror intends to replace all of the existing members of the Company Board with individuals nominated by the Offeror, which may or may not include individuals currently serving as directors of the Company.
See “— If I decide not to deposit my Common Shares under the Offer, how will my Common Shares be affected?”.
Do I have dissent or appraisal rights in connection with the Offer?
No. Company Shareholders will not have dissent or appraisal rights in connection with the Offer. However, Company Shareholders who do not tender their Common Shares to the Offer may have rights of dissent in the event that the Offeror acquires their Common Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction.
See Section 14 of the Circular, “Acquisition of Common Shares Not Deposited”.
Who can I contact with questions about the Offer or for more information?
You can contact the Information Agent by email at assistance@laurelhill.com or by phone at 1-877-452-7184 (Toll-Free) if you have any questions regarding how to tender Common Shares, if you need assistance regarding the Offer or if you require additional copies of this document, the Letter of Transmittal or the Notice of Guaranteed Delivery (which documents will be provided without charge on request and are available on SEDAR+ at www.sedarplus.ca).

Questions and requests should be directed to the following:
The Information Agent for the Offer is:
Toll-Free Phone: 1-877-452-7184 Email: assistance@laurelhill.com
The Depositary for the Offer is:
Direct Dial (All Regions): 1-587-885-0960 Canada and United States (Toll-Free): 1-888-290-1175 Email: corp.actions@odysseytrust.com

GLOSSARY
This Glossary forms a part of this Offer to Purchase and Circular. In this Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, unless otherwise specified or the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below, and grammatical variations thereof shall have the corresponding meanings:
“ABCA” means the Business Corporations Act (Alberta) and the regulations promulgated thereunder, as amended;
“Acquiring Person” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“affiliate” in the context of the statutory procedures under the ABCA described in this Offer to Purchase and Circular, includes any person or entity that constitutes an affiliate under the ABCA and otherwise includes any person or entity that constitutes an affiliate within the meaning given to it in NI 62-104;
“Agent’s Message” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”;
“AIF” has the meaning given to it in Section 22 of the Circular, “Documents Incorporated by Reference”;
“allowable capital loss” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;
“Alternative Mutual Transaction” means (a) an amalgamation, merger, arrangement, consolidation or other transaction providing for the acquisition of all of the issued and outstanding Common Shares by the Offeror or any of its affiliates, or (b) a sale, lease or exchange of all or substantially all the property of the Company to the Offeror or any of its affiliates, in each case pursuant to a definitive agreement between the Offeror and the Company (as amended, supplemented or otherwise modified, the “Alternative Transaction Agreement”), in form and substance satisfactory to the WEF III Funds, acting reasonably. For greater certainty, neither a Compulsory Acquisition nor a Subsequent Acquisition Transaction shall constitute an Alternative Mutual Transaction;
“Alternative Transaction” means, for the Company:
(a)
an amalgamation, merger, arrangement, consolidation, or any other transaction of the Company, or an amendment to the terms of a class of equity securities of the Company, as a consequence of which the interest of a holder of Common Shares may be terminated without the Company Shareholder’s consent, regardless of whether the Common Share is replaced with another security, but does not include:

(i)
a consolidation of securities that does not have the effect of terminating the interests of Company Shareholders in Common Shares without their consent, except to an extent that is nominal in the circumstances,

(ii)
a circumstance in which the Company may terminate a Company Shareholder’s interest in the Common Shares, under the terms attached to the Common Shares, for the purpose of enforcing an ownership or voting constraint that is necessary to enable the issuer to comply with legislation, lawfully engage in a particular activity or have a specified level of Canadian ownership, or

(iii)
a transaction solely between or among the Company and one or more subsidiaries of the Company, or

(b)
a sale, lease or exchange of all or substantially all the property of the Company if the sale, lease or exchange is not in the Ordinary Course, but does not include a sale, lease or exchange solely between or among the Company and one or more subsidiaries of the Company;

“Annual Financial Statements” has the meaning given to it in Section 22 of the Circular, “Documents Incorporated by Reference”;

“Annual MD&A” has the meaning given to it in Section 22 of the Circular, “Documents Incorporated by Reference”;
“ARC” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“associate” has the meaning given to it in NI 62-104;
“Backstop Commitment” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“bbls” means barrels of oil;
“boe” means barrels of oil equivalent;
“Book-Entry Confirmation” means confirmation of a book-entry transfer of a Company Shareholder’s Common Shares into the Depositary’s account at CDS or DTC, as applicable;
“Bridge Facility” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“Bridge Financing Commitment” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“business combination” has the meaning given to it in MI 61-101;
“business day” means any day other than a Saturday, a Sunday or a statutory holiday in any province or territory in Canada;
“Cash Consideration” has the meaning given to it in Section 1 of the Offer to Purchase, “The Offer”;
“CDS” means CDS Clearing and Depository Services Inc. or its nominee, which at the date hereof is CDS & Co.;
“CDSX” means the CDS on-line tendering system pursuant to which book-entry transfers may be effected;
“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of the Company or a DRS Advice or a similar document evidencing the electronic registration of ownership of Common Shares or SRP Rights;
“Circular” means the take-over bid circular accompanying the Offer to Purchase;
“Code” has the meaning given to it in Section 20 of the Circular, “United States Federal Income Tax Considerations”;
“Commissioner” means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act or any person duly authorized to perform duties on behalf of the Commissioner of Competition;
“Common Shares” means the common shares in the capital of the Company, including, without limitation and where the context requires, common shares of the Company issued on the exercise, exchange or conversion of Convertible Securities, and “Common Share” means any one common share in the capital of the Company;
“Company” means MEG Energy Corp.;
“Company Acquisition Bridge Tranche” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“Company Board” means the board of directors of the Company;
“Company Bond Bridge Tranche” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“Company Bonds” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“Company Cash-Settled PSUs” means the performance share units awarded pursuant to the Company Cash-Settled RSU Plan, including any related dividend equivalent units;

“Company Cash-Settled RSU Plan” means the Company’s amended and restated cash-settled RSU plan, as amended;
“Company Cash-Settled RSUs” means the restricted share units awarded pursuant to the Company Cash-Settled RSU Plan, including any related dividend equivalent units;
“Company DSU Plan” means the Company Directors Deferred Share Unit Plan;
“Company DSUs” means deferred share units awarded pursuant to the Company DSU Plan, including any related dividend equivalent units;
“Company Incentive Awards” means, collectively, Company RSUs, Company DSUs and Company PSUs;
“Company PSUs” means, collectively, Company Treasury-Settled PSUs and Company Cash-Settled PSUs;
“Company RSUs” means, collectively, Company Treasury-Settled RSUs and Company Cash-Settled RSUs;
“Company Shareholders” means the holders of Common Shares, and “Company Shareholder” means any one holder of Common Shares;
“Company Treasury-Settled PSUs” means the performance share units awarded pursuant to the Company Treasury-Settled RSU Plan, including any related dividend equivalent units;
“Company Treasury-Settled RSU Plan” means the Company’s amended and restated treasury-settled RSU Plan, as amended;
“Company Treasury-Settled RSUs” means the restricted share units awarded pursuant to the Company Treasury-Settled RSU Plan, including any related dividend equivalent units;
“Competing Permitted Bid” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“Competition Act” means the Competition Act (Canada), as amended;
“Competition Act Approval” means, with respect to the transactions contemplated by the Offer, either (a) receipt by the Offeror of an ARC or (b) the expiry, termination or waiver of the waiting period under Part IX of the Competition Act and, unless waived by the Offeror, the receipt of a No-Action Letter;
“Competition Tribunal” means the tribunal established by subsection 3(1) of the Competition Tribunal Act (Canada), as amended;
“Compulsory Acquisition” has the meaning given to it in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;
“Consideration” has the meaning given to it in Section 1 of the Offer to Purchase, “The Offer”;
“Convention” means the Canada-U.S. Income Tax Convention (1980), as amended;
“Convertible Securities” means, collectively, the Company Treasury-Settled RSUs and Company Treasury-Settled PSUs and any securities of the Company that are exercisable or exchangeable for or convertible into Common Shares, other than the SRP Rights;
“Court” means the Court of King’s Bench of Alberta;
“CRA” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”;
“Deloitte” means Deloitte LLP;

“deposit period news release” means a news release issued by the Company in respect of a proposed or commenced take-over bid for the Common Shares and stating an initial deposit period for the bid of not more than 105 days and not less than the longer of 35 days or 20 U.S. Business Days, expressed as a number of days from the date of the bid;
“Depositary” means Odyssey Trust Company;
“Deposited Common Shares” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Dividends and Distributions”;
“Distributions” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Dividends and Distributions”;
“Dividend Equivalent Payment” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”;
“DOJ” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“DRS Advice” means a Direct Registration System (DRS) advice;
“DTC” means The Depository Trust Company or its nominee, which at the date hereof is Cede & Co.;
“Effective Time” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;
“Eligible Institution” means a Canadian Schedule I chartered bank, or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP);
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;
“Existing Credit Facilities” has the meaning given to it in Section 9 of the Circular, “Source of Funds”;
“Expiry Time” means 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”;
“Extended Offeror Group” has the meaning given to it in Section 10 of the Circular, “Ownership and Trading in Securities of the Company”;
“Flip-in Event” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“forward-looking information” has the meaning given to it in the “Forward-Looking Information” section of this Offer to Purchase and Circular;
“FTC” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“GAAP” has the meaning given to it in the “Specified Financial Measures” section of this Offer to Purchase and Circular;
“Governmental Entity” means any: (a) multinational, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry or agency; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) the TSX, as applicable;
“Grande Prairie Asset Sale” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“Groundbirch Asset Sale” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“Groundbirch Asset Sale Agreement” has the meaning given to it in Section 1 of the Circular, “The Offeror”;

“Groundbirch Consideration Shares” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“Holder” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”;
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
“HSR Approval” means the expiration or early termination of any waiting period, and any extension thereof, applicable to the completion of the transactions contemplated by the Offer under the HSR Act and neither the FTC nor the DOJ shall have commenced proceedings under an applicable antitrust statute to prevent the consummation of the Offer that have not been resolved;
“IFRS” has the meaning set forth in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Information Agent” means Laurel Hill Advisory Group;
“initial deposit period” means the period, including, without limitation, any extension, during which securities may be deposited under a take-over bid but does not include the mandatory 10-U.S. Business Day extension period or an Optional Extension Period, which initial deposit period will be 105 days as it may be shortened in accordance with applicable Law;
“insider” has the meaning given to it in the Securities Act;
“IRA” has the meaning set forth in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“IRS” has the meaning given to it in Section 20 of the Circular, “United States Federal Income Tax Considerations”;
“Kakwa Asset Sale” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“KEOGH” has the meaning set forth in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Law(s)” means all laws, by-laws, statutes, rules, regulations, principles of law, orders, ordinances, protocols, codes, guidelines, policies, instruments, notices, directions and judgments or other requirements and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term “applicable” with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such persons or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the person or persons or its or their business, undertaking, property or securities;
“Letter of Transmittal” means the letter of transmittal in the form accompanying this Offer to Purchase and Circular (printed on YELLOW paper);
“LOG option” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”;
“mandatory 10-U.S. Business Day extension period” has the meaning given to it in Section 7 of the Offer to Purchase, “Take-up of and Payment for Deposited Common Shares”;
“Material Adverse Effect” means any condition, event, circumstance, change, development, occurrence or state of facts (a) in the business, assets, operations, capitalization, properties, condition (financial or otherwise), prospects, equity or debt ownership, results of operations, cash flows, articles, by-laws or other constating documents, licenses, permits, rights or privileges or liabilities (including, without limitation, any contingent liabilities that may arise through outstanding, pending or threatened in writing litigation or otherwise), whether contractual or otherwise, of the Company or its subsidiaries which, when considered either individually or in the aggregate, is or may be materially adverse to the Company and its subsidiaries (on a consolidated basis) or, where applicable, the Offeror and its subsidiaries (on a consolidated basis), or

(b) which, when considered either individually or in the aggregate, would be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or make it inadvisable for or impair the ability of the Offeror to proceed with the Offer and/or to take up and pay for Common Shares deposited under the Offer and/or the consummation of a Compulsory Acquisition or Subsequent Acquisition Transaction or which, if the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction were consummated, would be materially adverse to the Offeror or any of its affiliates or which would limit, restrict or impose limitations or conditions on the ability of the Offeror to own, operate or effect control over any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Offeror or its affiliates;
“mbbls” means thousand barrels;
“McDaniel” means McDaniel & Associates Consultants Ltd., independent petroleum consultants;
“MI 61-101” means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced;
“Minimum Deposit Condition” has the meaning given to it in Section 4 of the Offer to Purchase, “Conditions of the Offer”;
“MJDS” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Montney Assets” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“Montney Dispositions” has the meaning given to it in Section 1 of the Circular, “The Offeror”;
“NI 51-101” means National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities, as amended or replaced;
“NI 62-104” means National Instrument 62-104 — Take-Over Bids and Issuer Bids, as amended or replaced;
“No-Action Letter” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“Non-Depositing Offeree” has the meaning given to it in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;
“Non-Exempt Shareholders” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Non-Independent Shareholder” means:
(a)
any Acquiring Person;

(b)
the Offeror;

(c)
any Affiliate or Associate (each as defined in the Shareholder Rights Plan) of any Acquiring Person or the Offeror;

(d)
any Person (as defined in the Shareholder Rights Plan) acting jointly or in concert with any Acquiring Person or the Offeror; or

(e)
any employee benefit plan, deferred profit sharing plan, stock participation plan and any other similar plan or trust for the benefit of employees of the Company or a Subsidiary (as defined in the Shareholder Rights Plan) of the Company, unless the beneficiaries of the plan or trust direct the manner in which the Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-over Bid (as defined in the Shareholder Rights Plan);

“Non-Resident Holder” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada”;

“Non-Restricted State” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Notice of Guaranteed Delivery” means the notice of guaranteed delivery in the form accompanying this Offer to Purchase and Circular (printed on PINK paper);
“Notifiable Transaction” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters — Competition Laws — Competition Act”;
“Notification” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters — Competition Laws — Competition Act”;
“Offer” or “Offer to Purchase” means the offer to purchase Common Shares made hereby to the Company Shareholders pursuant to the terms and subject to the conditions set forth herein;
“Offer to Purchase and Circular” means, collectively, this Offer to Purchase and the Circular, including, without limitation, the cover pages, Summary, Questions and Answers About the Offer and the Glossary;
“Offeror Board” means the board of directors of the Offeror;
“Offeror Common Shares” means the common shares in the capital of the Offeror;
“Offeror Shareholder Approval” has the meaning given to it in Section 4 of the Offer to Purchase, “Conditions of the Offer”;
“Offeror Shareholders” means the holders of the Offeror Common Shares;
“Offeror Special Committee” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”;
“Offeror Subscription Receipts” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”;
“Offeror’s Notice” has the meaning given to it in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”;
“Optional Extension Period” has the meaning given to it in Section 7 of the Offer to Purchase, “Take-up of and Payment for Deposited Common Shares”;
“Ordinary Course” means, with respect to an action taken by the Company or any of its subsidiaries, that such action is consistent with past practices of the Company and is taken in the ordinary course of the normal day-to-day operations of the Company;
“Permitted Bid” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“person” includes an individual, a corporation, a partnership, trust, fund, an association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;
“PFIC” has the meaning given to it in Section 20 of the Circular, “United States Federal Income Tax Considerations — PFIC Considerations”;
“Proposed Amendments” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”;
“Purchased Securities” has the meaning given to it in Section 3 of the Offer to Purchase, “Manner of Acceptance — Power of Attorney”;
“Q1 MD&A” has the meaning given to it in Section 22 of the Circular, “Documents Incorporated by Reference”;
“Qualified Institutional Buyer” has the meaning given to it in Rule 144A under the U.S. Securities Act;

“Redemption Price” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“Registration Statement” has the meaning set forth in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Regulatory Approvals” means any consent, waiver, permit, permission, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by or before, any Governmental Entity, or the expiry, waiver or termination of any waiting or suspensory period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Offeror and a Governmental Entity to refrain from consummating the Offer, including the Competition Act Approval and the HSR Approval, in each case (a) required or advisable under Laws in connection with the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, (b) to issue and list the Offeror Common Shares issued under to the Offer on the TSX, or (c) to prevent or avoid the occurrence of any Material Adverse Effect as a result of the consummation of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction;
“Remaining Percentage” of a Common Share held by a particular Company Shareholder, means the percentage equal to 100% less the Specified Percentage;
“Reorganization” has the meaning given to it in Section 20 of the Circular, “United States Federal Income Tax Considerations — PFIC Considerations”;
“Resident Holder” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada”;
“Restricted States” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“Rights Certificate” means, after the Separation Time, a certificate representing the SRP Rights, or such other written document or acknowledgement (including, without limitation, a DRS Advice or other book-entry confirmation) evidencing ownership of the SRP Rights which may be issued by the Company and is satisfactory to the Company and the SRP Rights Agent;
“SAGD” means steam-adjusted gravity drainage;
“SEC” means the United States Securities and Exchange Commission;
“Second Request” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“Securities Act” means the Securities Act (Alberta), as amended;
“Securities Regulatory Authorities” means, collectively, the TSX and the applicable securities commission or similar regulatory authority in each province and territory of Canada;
“SEDAR+” means the System for Electronic Document Analysis and Retrieval+;
“Separation Time” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“Share Acquisition Date” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“Share Consideration” has the meaning given to it in Section 1 of the Offer to Purchase, “The Offer”;
“Shareholder Rights Plan” means the amended and restated shareholder rights plan agreement dated as of May 25, 2017, amending and restating the amended and restated shareholder rights plan agreement dated as of May 1, 2014, between the Company and the SRP Rights Agent, and any other shareholder rights plan or a similar plan adopted by the Company after that date;
“Soliciting Dealer” has the meaning given to it in Section 26 of the Circular, “Financial Advisor, Dealer Manager and Soliciting Dealer Group”;
“Soliciting Dealer Group” has the meaning given to it in Section 26 of the Circular, “Financial Advisor, Dealer Manager and Soliciting Dealer Group”;

“Specified Percentage” of a Common Share held by a particular Company Shareholder, means the percentage equal to (A / B) x 100, where A is the amount of Cash Consideration received in respect of a Common Share under the terms of the Offer, and B is the fair market value of the total Consideration received in respect of a Common Share under the terms of the Offer;
“SRP Exercise Price” has the meaning given to it in Section 17 of the Circular, “Shareholder Rights Plan”;
“SRP Rights” means the rights issued pursuant to the Shareholder Rights Plan, and “SRP Right” means any one of them;
“SRP Rights Agent” means Computershare Trust Company of Canada, the rights agent under the Shareholder Rights Plan;
“Statutory Minimum Condition” has the meaning given to it in Section 4 of the Offer to Purchase, “Conditions of the Offer”;
“Strathcona” or the “Offeror” means Strathcona Resources Ltd.;
“Subscription Receipt Termination Date” means the earliest date on which a Subscription Receipt Termination Event occurs;
“Subscription Receipt Termination Event” means (a) by 5:00 p.m. (Calgary time) on October 31, 2025, (i) the escrow release notice and direction is not delivered by the Offeror to the subscription receipt agent for the Offeror Subscription Receipts, or (ii) an escrow release notice and direction has been delivered to the subscription receipt agent for the Offeror Subscription Receipts prior to such time, but the escrowed proceeds of the WEF III Equity Investment, together with any interest earned thereon, are subsequently returned to the subscription receipt agent and no further escrow release notice and direction is delivered by the Offeror to the subscription receipt agent for the Offeror Subscription Receipts at or prior to such time, (b) the Offer is terminated or withdrawn and no Alternative Transaction Agreement has been entered into by the Offeror and the Company at the time of, or substantially concurrent with, such termination or withdrawal, (c) the Alternative Mutual Transaction is terminated, (d) the Offeror gives notice to the WEF III Funds that it does not intend to proceed with the Offer or an Alternative Mutual Transaction, or (e) the Offeror announces to the public that it does not intend to proceed with the Offer or an Alternative Mutual Transaction;
“Subsequent Acquisition Transaction” has the meaning given to it in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”;
“subsidiary” means, with respect to a person, a person that is controlled directly or indirectly by another person, and includes a subsidiary of that subsidiary. For the purpose of this Offer to Purchase and Circular, a person (the first person) is deemed to control another person (the second person) if: (a) if the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation; (b) if the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or (c) if the second person is a limited partnership and the general partner of the limited partnership is the first person;
“Supplementary Information Request” has the meaning given to it in Section 16 of the Circular, “Regulatory Matters”;
“take up”, with respect to Common Shares, means to accept such Common Shares for payment by giving written notice of such acceptance to the Depositary and “take-up”, “taking up” and “taken up” have corresponding meanings;
“Tax Act” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”;

“taxable capital gain” has the meaning given to it in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”;
“Transportation Act” means the Canada Transportation Act (Canada), as amended;
“Transportation Act Approval” means receipt by the Offeror of (a) written confirmation from the Minister of Transport that in the Minister’s opinion the transactions contemplated by the Offer do not raise issues with respect to the public interest as it relates to national transportation, or (b) if the Minister of Transport is of the opinion that the transactions contemplated by the Offer raise issues with respect to the public interest as it relates to national transportation, the approval of the Governor-in-Council on terms satisfactory to the Offeror;
“TSX” means the Toronto Stock Exchange;
“U.S. Business Day” has the meaning given to it in Rule 14d-1(g)(3) under the U.S. Exchange Act;
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;
“U.S. Holder” has the meaning given to it in Section 20 of the Circular, “United States Federal Income Tax Considerations”;
“U.S. Investment Advisers Act” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“U.S. Investment Company Act” has the meaning given to it in the “Notice to Shareholders in the United States” section of this Offer to Purchase and Circular;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
“US$” means United States dollars;
“Voting Shares” means, for purposes of the Shareholder Rights Plan, the Common Shares and any other securities in the capital of the Company entitled to vote generally in the election of the Company Board;
“WEF” means Waterous Energy Fund;
“WEF III Equity Commitment” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”;
“WEF III Equity Investment” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”;
“WEF III Funds” has the meaning given to it in Section 8 of the Circular, “Certain Other Information Regarding the Offeror — Consolidated Capitalization”; and
“WEF Manager” means Waterous Energy Fund Management Corp.

OFFER TO PURCHASE
The accompanying Circular is incorporated into and forms part of the Offer to Purchase and contains important information that should be read carefully before making a decision with respect to the Offer. Unless the context otherwise requires, terms used but not defined in the Offer to Purchase have the respective meanings given to them in the accompanying Glossary.
May 30, 2025
TO:   THE HOLDERS OF COMMON SHARES OF MEG ENERGY CORP.
1.   The Offer
The Offeror hereby offers to purchase, on the terms and subject to the conditions of this Offer, all of the issued and outstanding Common Shares not already owned by the Offeror or its affiliates, together with the associated SRP Rights, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time.
Upon acceptance of the Offer, each Company Shareholder whose Common Shares are taken up by the Offeror will be entitled to receive, for each Common Share, 0.62 of an Offeror Common Share (the “Share Consideration”) and $4.10 in cash (the “Cash Consideration” and, together with the Share Consideration, the “Consideration”). The obligation of the Offeror to take up and pay for Common Shares pursuant to the Offer is subject to certain conditions. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.
The Offeror has submitted an application to list the Offeror Common Shares offered to Company Shareholders pursuant to the Offer on the TSX. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSX.
To permit a partial tax-deferred rollover to Company Shareholders resident, or deemed to be resident, in Canada, the Offer is made on the basis that the Specified Percentage of a Common Share held by such a Company Shareholder will be exchanged for the Cash Consideration and the Remaining Percentage of a Common Share held by that Company Shareholder will be exchanged for the Share Consideration. See Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”.
U.S. Company Shareholders should see “Notice to Shareholders in the United States”.
The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”, and Section 13 of the Circular, “Treatment of Convertible Securities”. If any holder of Convertible Securities does not exercise, exchange or convert their Convertible Securities and deposit any resulting Common Shares under the Offer prior to the Expiry Time, such Convertible Securities may be replaced with similar securities of the Offeror or may expire or be terminated, as applicable, following the Expiry Time in accordance with their respective terms and conditions.
Company Shareholders who have deposited Common Shares will be deemed to have deposited the SRP Rights associated with such Common Shares. No additional payment will be made for the SRP Rights and no amount of the Consideration to be paid by the Offeror will be allocated to the SRP Rights.
In no event will a Company Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Company Shareholder as Share Consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Company Shareholder will be rounded down to the nearest whole number and no Company Shareholder will be entitled to any compensation in respect of a fractional Offeror

Common Share. In calculating such fractional interests, all Common Shares registered in the name of or beneficially held by such Company Shareholder or their nominee shall be aggregated.
All amounts of Cash Consideration payable under the Offer will be paid in Canadian dollars.
Company Shareholders who do not deposit their Common Shares under the Offer will not be entitled to any right of dissent or appraisal in connection with the Offer. However, Company Shareholders who do not deposit their Common Shares under the Offer may have certain rights of dissent in the event the Offeror elects to acquire such Common Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction, including, without limitation, the right to seek judicial determination of the fair value of their Common Shares. See Section 14 of the Circular, “Acquisition of Common Shares Not Deposited”.
Company Shareholders should contact the Information Agent or a broker or dealer for assistance in accepting the Offer and in depositing Common Shares with the Depositary. The Information Agent, Laurel Hill Advisory Group, can be contacted by email at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free).
Company Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment dealer, broker, bank, trust company or other intermediary through whom Company Shareholders own Common Shares may charge a fee to deposit any such Common Shares on their behalf. Company Shareholders should consult their investment advisor, broker, bank, trust company or other intermediary to determine whether other charges will apply. Notwithstanding the foregoing, if a Company Shareholder is a Non-Exempt Shareholder, the proceeds resulting from any sale of Offeror Common Shares by a registered broker retained by the Depositary or its nominee on behalf of such Non-Exempt Shareholder may be subject to deductions in respect of brokerage commissions and other expenses. See “Notice to Shareholders in the United States”.
Company Shareholders whose Common Shares are registered in the name of an investment dealer, broker, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Such Company Shareholders must instruct their brokers or other intermediaries promptly if they wish to deposit their Common Shares under the Offer.
This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits of Common Shares be accepted from or on behalf of, Company Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Company Shareholders in any such jurisdiction.
2.   Time for Acceptance
The Offer is open for acceptance from the date of the Offer until 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, unless the Offer is withdrawn by the Offeror. The Offeror will not amend the Offer to cause the Expiry Time to occur earlier than the later of 35 days or 20 U.S. Business Days following the date of the Offer. If the Statutory Minimum Condition is satisfied and the other conditions of the Offer are satisfied or waived at the expiry of the initial deposit period such that the Offeror takes up the Common Shares deposited under the Offer, the Offeror will make a public announcement of the foregoing matters and extend the period during which Common Shares may be deposited under the Offer for a period of not less than 10 U.S. Business Days after the expiry of the initial deposit period. See Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”.

3.   Manner of Acceptance
Letter of Transmittal
Company Shareholders may accept the Offer by delivering to the Depositary at its office at one of the addresses specified in the Letter of Transmittal (printed on YELLOW paper) accompanying this Offer to Purchase and Circular, so as to be received at or prior to the Expiry Time:
(a)
Certificate(s) representing the Common Shares, if applicable, in respect of which the Offer is being accepted;

(b)
a Letter of Transmittal (printed on YELLOW paper) in the form accompanying this Offer to Purchase and Circular, properly completed and executed in accordance with the instructions set forth in the Letter of Transmittal (including signature guarantee, if required); provided that, except where there is a change in registration or address, manually executed facsimiles of the Letter of Transmittal are acceptable for positions represented by DRS Advices; and

(c)
all other documents required by the terms of the Offer and the Letter of Transmittal.

The Offer will be deemed to be accepted only if the Depositary has actually received these documents at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. Alternatively, Common Shares may be deposited under the Offer in compliance with the procedures for guaranteed delivery set forth below under “— Procedure for Guaranteed Delivery” or in compliance with the procedures for book-entry transfers set forth below under “— Acceptance by Book-Entry Transfer”.
Participants in CDS or DTC should contact the Depositary with respect to the deposit of their Common Shares under the Offer. The Offeror understands that CDS and DTC will be issuing instructions to their participants as to the method of depositing such Common Shares under the terms of the Offer.
The signature on the Letter of Transmittal must be guaranteed by an Eligible Institution or in some other manner acceptable to the Depositary (except that no guarantee is required for the signature of a depositing Company Shareholder which is an Eligible Institution) if it is signed by a person other than the registered owner(s) of the Common Shares being deposited, or if the Common Shares not purchased by the Offeror under the Offer are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of the Company, or if payment is to be issued in the name of a person other than the registered owner(s) of the Common Shares being deposited. If a Letter of Transmittal is executed by a person other than the registered holder of the Common Shares represented by the Certificate(s) deposited therewith, then the Certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power of attorney guaranteed by an Eligible Institution. For greater certainty, any Letter of Transmittal requiring such guarantee, whether accompanied by physical Certificates or DRS Advices, must be physically delivered to the Depositary.
Lost Certificates
If a Company Shareholder has lost their Certificate(s) representing the Common Shares, but wishes to deposit their Common Shares under the Offer, such Company Shareholder should complete the Letter of Transmittal to the extent possible and deliver it together with a letter describing the circumstances surrounding the loss to the Depositary. The Depositary and/or the transfer agent for the Common Shares will advise the Company Shareholder of the steps that the Company Shareholder must take to obtain a replacement Certificate(s) for their Common Shares. The foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement Certificate(s) in sufficient time to permit the Common Shares represented by the replacement Certificate(s) to be deposited under the Offer at or prior to the Expiry Time.
Procedure for Guaranteed Delivery
If a Company Shareholder wishes to deposit Common Shares pursuant to the Offer and: (i) the Certificate(s) representing such Common Shares is (are) not immediately available; (ii) the Company Shareholder cannot complete the procedure for book-entry transfer of the Common Shares on a timely basis;

or (iii) the Certificate(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, such Common Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:
(a)
the deposit is made by or through an Eligible Institution;

(b)
a properly completed and executed Notice of Guaranteed Delivery (printed on PINK paper) in the form accompanying this Offer to Purchase and Circular, or a manually executed facsimile thereof, including the guarantee of delivery by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, is received by the Depositary at its office at one of the addresses specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time. Company Shareholders, through their respective CDS participants, who utilize CDS through a book-entry transfer (see “— Acceptance by Book-Entry Transfer” below), may also have the option of tendering a Notice of Guaranteed Delivery through the CDS online letter of guarantee option (the “LOG option”). Participants tendering through LOG option in CDS are deemed to have completed the Notice of Guaranteed Delivery and such instructions are considered valid with the terms of the Offer;

(c)
the Certificate(s) representing all Deposited Common Shares, in proper form for transfer, and, if the Separation Time has occurred at or prior to the Expiry Time and Rights Certificates have been distributed to the Company Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set forth in the Letter of Transmittal (including signature guarantee, if required), or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Common Shares and deposited SRP Rights, and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message (as described below) in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the Expiry Time; and

(d)
in the case of SRP Rights, where the Separation Time has occurred prior to the Expiry Time but Rights Certificates have not been distributed to the Company Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set forth in the Letter of Transmittal (including signature guarantee, if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and the Letter of Transmittal, are received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the date, if any, that Rights Certificates are distributed to Company Shareholders.

The Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by email or mailed to the Depositary at its office at one of the addresses specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying Certificate(s) representing Common Shares (and, if applicable, the Rights Certificate(s)) and all other required documents to an address or transmission by email to an email address other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.
Only Letters of Transmittal accompanied by DRS Advices and not requiring a change in registration or address or Notices of Guaranteed Delivery are acceptable for deposit via email. Certificates must be mailed or couriered to the Depositary.

Acceptance by Book-Entry Transfer
Company Shareholders may accept the Offer by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. The Depositary has established an account at CDS for the purpose of the Offer. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Company Shareholder’s Common Shares into the Depositary’s account in accordance with the CDS procedures for such transfer. Delivery of Common Shares to the Depositary by means of a book-entry transfer will constitute a valid deposit of such Common Shares under the Offer.
Company Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid deposit under and in accordance with the terms of the Offer.
Company Shareholders may also accept the Offer by following the procedures for book-entry transfer established by DTC, provided that a Book-Entry Confirmation, together with an Agent’s Message (as described below) in respect thereof or a properly completed and executed Letter of Transmittal (including signature guarantee, if required) and all other required documents, are received by the Depositary at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC may cause DTC to make a book-entry transfer of a Company Shareholder’s Common Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, although delivery of Common Shares may be effected through book-entry transfer at DTC, either an Agent’s Message in respect thereof, or a Letter of Transmittal (or a manually executed facsimile thereof), properly completed and executed (including signature guarantee, if required), and all other required documents, must, in any case, be received by the Depositary, at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary. Such documents or Agent’s Message should be sent to the Depositary.
The term “Agent’s Message” means a message, transmitted by DTC, to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Common Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.
SRP Rights
Unless waived by the Offeror, holders of Common Shares are required to deposit one SRP Right for each Common Share in order to effect a valid deposit of such Common Share or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. If the Separation Time does not occur prior to the Expiry Time, a deposit of Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by the Company to the Company Shareholders prior to the time that the holder’s Common Shares are deposited pursuant to the Offer, in order for the Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited must be delivered with the Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Company Shareholder deposits its Common Shares pursuant to the Offer, the Company Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described above. In any case, a deposit of Common Shares constitutes an agreement by the Company Shareholder to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Common Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office at one of the addresses specified in the Letter of Transmittal at or prior to 5:00 p.m. (Mountain Time) on the second trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up a Company Shareholder’s Common Shares for payment pursuant to the Offer, Rights Certificate(s) from a Company Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the Common Shares deposited by such holder.
General
The Offer will be deemed to be accepted by a Company Shareholder only if the Depositary has actually received the requisite documents at its office at one of the addresses specified in the Letter of Transmittal at or prior to the Expiry Time. In all cases, payment for Common Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of (a) the Certificate(s) representing the Common Shares and, if applicable, the Rights Certificates (or, in the case of a book-entry transfer to the Depositary, a Book-Entry Confirmation for the Common Shares and, if applicable, the associated SRP Rights), (b) a Letter of Transmittal, properly completed and duly executed, covering those Common Shares with the signature guaranteed, if required, in accordance with the instructions set forth in the Letter of Transmittal, or in the case of Common Shares deposited by book-entry transfer, a Book-Entry Confirmation and, in the case of DTC accounts, a Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in respect thereof, and (c) all other documents required by the terms of the Offer and the Letter of Transmittal.
The method of delivery of Certificates representing Common Shares (and, if applicable, the Rights Certificate(s)), the Letter of Transmittal, the Notice of Guaranteed Delivery and all other required documents is at the option and risk of the person depositing such documents. In the event of a mail service disruption due to a threatened or ongoing postal strike, Company Shareholders are asked not to mail any Certificate(s), Letter(s) of Transmittal, Notice(s) of Guaranteed Delivery or other required documents. Instead, Company Shareholders should contact the Information Agent for more information. The Offeror recommends that all such documents be delivered by hand to the Depositary or a courier service be used and that proper insurance be obtained. It is suggested that any such delivery or mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual physical receipt by the Depositary.
All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Company Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in any deposit of any Common Shares. There shall be no duty or obligation on the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer, the Circular, the Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding.
The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set forth in this Section 3.
Under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary to persons depositing Common Shares by reason of any delay in making payments for Common Shares to any person on account of Common Shares accepted for payment under the Offer.
Company Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment dealer, broker, bank, trust company or other intermediary through whom Company Shareholders own Common Shares may charge a fee to deposit any such Common Shares on their behalf. Company Shareholders should consult their investment advisor, broker, bank, trust company or other intermediary to determine whether other charges will apply. Notwithstanding the foregoing, if a Company Shareholder is a Non-Exempt Shareholder, the proceeds resulting from any sale of Offeror Common Shares by a registered broker retained by the Depositary or its nominee on behalf of such

Non-Exempt Shareholder may be subject to deductions in respect of brokerage commissions and other expenses. See “Notice to Shareholders in the United States”.
Company Shareholders whose Common Shares are registered in the name of an investment dealer, broker, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Such Company Shareholders must instruct their brokers or other intermediaries promptly if they wish to deposit their Common Shares under the Offer.
Company Shareholders should contact the Information Agent, or a broker or dealer for assistance in accepting the Offer and in depositing Common Shares with the Depositary.
Dividends and Distributions
A Company Shareholder who accepts this Offer shall be entitled to receive any regular quarterly cash dividend of not more than $0.10 per Common Share declared by the Company consistent with past practice of the Company and having a record date occurring prior to the date that the Common Shares are taken up by the Offeror. Except as provided in the foregoing sentence, subject to the terms and conditions of the Offer and subject, in particular, to Common Shares being validly withdrawn by or on behalf of a depositing Company Shareholder, and except as provided below, by accepting the Offer pursuant to the procedures set forth herein, a Company Shareholder deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Common Shares covered by the Letter of Transmittal or book-entry transfer (collectively, the “Deposited Common Shares”) and in and to all rights and benefits arising from such Deposited Common Shares, including, without limitation, the benefit of any and all dividends, distributions, payments, securities, property or other interests, including SRP Rights, that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Common Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”).
If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of a Company Shareholder, then: (a) in the case of any such cash Distributions that in an aggregate amount do not exceed the Consideration per Common Share payable by the Offeror pursuant to the Offer, the Offeror will reduce the amount of the Consideration payable to such Company Shareholder under the Offer by deducting (i) the applicable amount from the Cash Consideration payable to the Company Shareholder; or (ii) from the Share Consideration otherwise issuable by the Offeror to the Company Shareholder pursuant to the Offer, a number of Offeror Common Shares equal in value to the amount or value of such Distribution, as determined by the Offeror, in its sole discretion (or a combination thereof, as determined by the Offeror, in its sole discretion), and (b) in the case of any such Distributions that in an aggregate amount exceed the Consideration per Common Share payable by the Offeror pursuant to the Offer, the amount of any excess, or in the case of any non-cash Distribution, the whole of any such Distribution (and not simply the portion that exceeds the Consideration per Common Share), will be received and held by the depositing Company Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Company Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance and transfer, the Offeror will be entitled to all rights and privileges as the owner of any such Distributions and may deduct from the Consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror, in its sole discretion. See Section 10 of the Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”.
The declaration or payment of any such Distribution may have tax consequences not described under Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”, or in Section 20 of the Circular, “United States Federal Income Tax Considerations”. Company Shareholders should consult their tax advisors in respect of any such Distribution.
Power of Attorney
The execution of a Letter of Transmittal (or, in the case of Common Shares deposited by book-entry transfer by the making of a book-entry transfer) irrevocably constitutes and appoints, effective at and after the time that the Offeror takes up the Deposited Common Shares (the “Effective Time”), each director and officer of the Offeror, and any other person designated by the Offeror in writing, as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Common Shares (which Deposited Common Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Company Shareholder:
(a)
to register or record the transfer and/or cancellation of such Purchased Securities, to the extent consisting of securities, on the appropriate securities registers maintained by or on behalf of the Company;

(b)
for so long as any such Purchased Securities are registered or recorded in the name of such Company Shareholder, to exercise any and all rights of such Company Shareholder, including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Law), as and when requested by the Offeror, any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instruments, authorizations or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations or consents any person or persons as the proxyholder of such Company Shareholder in respect of such Purchased Securities for all purposes, including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of the Company;

(c)
to execute, endorse and negotiate, for and in the name of and on behalf of such Company Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Company Shareholder; and

(d)
to exercise any other rights of a Company Shareholder with respect to such Purchased Securities, all as set forth in the Letter of Transmittal.

A Company Shareholder accepting the Offer under the terms of the Letter of Transmittal (including by book-entry transfer) revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Company Shareholder at any time with respect to the Deposited Common Shares or any Distributions. Such depositing Company Shareholder agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Common Shares or any Distributions by or on behalf of the depositing Company Shareholder unless the Deposited Common Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 8 of the Offer to Purchase, “Withdrawal of Deposited Common Shares”.
A Company Shareholder accepting the Offer under the terms of the Letter of Transmittal (including by book-entry transfer) also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of the Company and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.
Further Assurances
A Company Shareholder accepting the Offer covenants under the terms of the Letter of Transmittal (including by book-entry transfer) to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority therein conferred or agreed to be conferred is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of such Company Shareholder and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the Company Shareholder and all obligations of the Company Shareholder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Company Shareholder.
Formation of Agreement; Company Shareholder’s Representations and Warranties
The acceptance of the Offer pursuant to the procedures set forth above constitutes a binding agreement between a depositing Company Shareholder and the Offeror, effective immediately following the time at which the Offeror takes up the Common Shares deposited by such Company Shareholder, in accordance with the terms and conditions of the Offer and the Letter of Transmittal. This agreement includes a representation and warranty by the depositing Company Shareholder that: (a) the person executing the Letter of Transmittal or on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Deposited Common Shares and all rights and benefits arising from such Deposited Common Shares, including, without limitation, any Distributions; (b) the person executing the Letter of Transmittal or on whose behalf a book-entry transfer is made owns the Deposited Common Shares and any Distributions deposited under the Offer; (c) the Deposited Common Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Common Shares or Distributions, to any other person; (d) the deposit of the Deposited Common Shares and Distributions complies with applicable Law; (e) when the Deposited Common Shares (together with the associated SRP Rights) are taken up and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all security interests, liens, restrictions, charges, encumbrances, claims and rights of others; and (f) the Company Shareholder is not acting for the account or benefit of a person from any jurisdiction in which the acceptance of the Offer would not be in compliance with the Laws of such jurisdiction and is not in, or delivering the Letter of Transmittal from, such a jurisdiction.
4.   Conditions of the Offer
Notwithstanding any other provision of the Offer, but subject to applicable Law, and in addition to (and not in limitation of) the Offeror’s right to vary or change the Offer at any time prior to the Expiry Time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, the Offeror will not take up, purchase or pay for any Common Shares deposited under the Offer unless, at 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period or any Optional Extension Period, there shall have been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, that represent more than 50% of the outstanding Common Shares, excluding any Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any other Non-Independent Shareholder (the “Statutory Minimum Condition”). In the event that the Statutory Minimum Condition is not satisfied, the Offeror will have the right to withdraw or terminate the Offer or to extend the period of time during which the Offer is open for acceptance. The Statutory Minimum Condition cannot be waived by the Offeror.
In addition, the Offeror will have the right to withdraw the Offer and not take up, purchase or pay for any Common Shares deposited under the Offer, unless all of the following additional conditions are satisfied or waived by the Offeror, in its sole discretion, at or prior to 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time during which Common Shares may be deposited under the Offer, excluding the mandatory 10-U.S. Business Day extension period or any Optional Extension Period:
(a)
there shall have been validly deposited under the Offer and not withdrawn that number of Common Shares, together with the associated SRP Rights, which represent, together with the Common Shares held by the Offeror at the Expiry Time, at least 66 2∕3% of the outstanding Common Shares (on a fully-diluted basis) (the “Minimum Deposit Condition”);

(b)
the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, any condition, event,

circumstance, change, development, occurrence or state of facts (or condition, event, circumstance, change, development, occurrence or state of facts involving a prospective change or effect) which has or could reasonably be expected to have a Material Adverse Effect;
(c)
each of the Regulatory Approvals shall have been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner;

(d)
the Offeror shall have determined, in its reasonable judgment, that the Shareholder Rights Plan does not and will not adversely affect the Offer or the Offeror, either before or upon the consummation of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, and:

(i)
the Company Board shall have redeemed all issued and outstanding SRP Rights or waived the application of the Shareholder Rights Plan to the purchase of Common Shares by the Offeror under the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction;

(ii)
a cease trade order or an injunction shall have been issued, and no notice of appeal or appeal shall have been filed, that has the effect of prohibiting or preventing the exercise of SRP Rights or the issuance of Common Shares upon the exercise of the SRP Rights in relation to the purchase of Common Shares by the Offeror under the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, which cease trade order or injunction shall be in full force and effect;

(iii)
a court of competent jurisdiction shall have made a final and binding order that the SRP Rights are illegal, invalid or of no force or effect or may not be exercised in relation to the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction;

(iv)
the SRP Rights and the Shareholder Rights Plan shall otherwise be or have been held to be unexercisable or unenforceable in relation to the Common Shares with respect to the Offer, any Compulsory Acquisition and any Subsequent Acquisition Transaction; or

(v)
the Company Board or any applicable Governmental Entity shall not have determined or issued a finding or an order, as applicable, that the Offer does not constitute a Permitted Bid;

(e)
the Offeror shall have determined, in its reasonable judgment, that:

(i)
no inquiry, act, action, suit, demand, objection, opposition or proceeding shall have been threatened in writing, pending, taken or commenced by or before, and no judgment, decree or order shall have been issued by, any Governmental Entity or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada, the United States or elsewhere, whether or not having the force of Law; and

(ii)
no Law shall have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof),

in either case: (A) to prevent or challenge the Offer or its validity or the Offeror’s ability to make or maintain the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction; (B) to cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Common Shares under the Offer, the issuance and delivery of the Offeror Common Shares for Common Shares taken up and paid for by the Offeror, the right of the Offeror to own or exercise full rights of ownership over the Common Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction, or which could have any such effect; (C) which has had or could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the value of the Common Shares; (D) which seeks to prohibit or limit the ownership or operation by the Offeror of any material portion of the business or assets of the Company or its subsidiaries or to compel the Offeror or any of its affiliates to dispose of or hold separate any material portion of the business, properties or assets of the Company or its subsidiaries; or (E) which may make uncertain the ability of the Offeror or its affiliates to consummate the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction;
(f)
the Offeror shall have determined, in its reasonable judgment, that neither the Company nor any of its subsidiaries has taken or proposed to take any action, agreed to take any action, disclosed that it intends to take any action or disclosed any previously undisclosed action taken by any of them, that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Common Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction, including, without limitation:

(i)
any purchase, license, lease or acquisition of an interest in assets or purchase of securities;

(ii)
any sale, license, lease, pledge, disposition or any other dealing with of an interest in assets of the Company, including, for greater certainty, any granting of a royalty interest or sales of future production, other than sales from production in the Ordinary Course;

(iii)
any amendment to their respective articles, by-laws or other constating documents;

(iv)
any capital expenditures other than in the Ordinary Course;

(v)
any related party transaction to which the Company or any of its subsidiaries is a party;

(vi)
any incurrence of indebtedness or hedging or similar obligations, the granting of any liens or security or the entering into of any agreements restricting the grant of liens or security, in each case other than in the Ordinary Course;

(vii)
except as may be required by Law, the adoption, establishment or entering into of any new, or material amendment to any existing, employment, change in control, severance, compensation, benefit or similar agreement, arrangement or plan with or for one or more of the Company’s employees, consultants or directors (other than the entering into of employment agreements with new employees after the date of the Offer who are not directors, officers or family members of directors or officers, provided such agreements are entered into in the Ordinary Course), the making of grants or awards pursuant to any agreements, arrangements or plans to provide for increased benefits to one or more employees, consultants or directors of the Company (other than the making of any grants or awards to the extent required to be made pursuant to any agreement in effect prior to the date of the Offer) or making any payment or otherwise altering the terms of any outstanding awards (including, without limitation, Company Incentive Awards or any options to purchase Common Shares) to provide for a payment or other entitlement that represents a material increase from that disclosed in the Company’s public filings or a material deviation from the past practice of the Company (including, without limitation, through the exercise of discretion with respect to the performance or payout multiplier of the Company PSUs by the Company Board);

(viii)
any waiver, release, relinquishment, impairment, grant, transfer or amendment of, or any threat to, any material contractual rights, leases, licenses, permits, authorizations or other statutory rights;

(ix)
any guarantee of the payment of any material amount of indebtedness of a third party;

(x)
any declaration, payment, authorization of any dividend, distribution or payment of or on any of its securities, other than a quarterly dividend of not more than $0.10 per Common Share consistent with past practice of the Company as of the date of the Offer and interest payments on the Company’s outstanding indebtedness in the Ordinary Course;

(xi)
any issuance of securities or options or rights to purchase any securities or derivatives tied to the price of any securities or altering any material term of any outstanding security of the Company or any agreement relating thereto, including by implementation of a new shareholder rights plan or similar agreement or by an amendment of the Shareholder Rights Plan (other than in connection with payments or settlements made in respect of Company RSUs, Company PSUs or Company DSUs existing and outstanding on the date of the Offer in accordance with their terms as publicly disclosed prior to such date, and other than to the extent required to be made pursuant to any agreement with any of the Company’s employees, consultants or directors in effect prior to the date of the Offer and provided that such grants are subject to the same terms as applicable Company Incentive Awards granted prior to the date of the Offer and are granted in accordance with past practice, including with respect to the timing and magnitude of previous grants of such securities);
(xii)
any take-over bid or tender offer (including, without limitation, an issuer bid or self-tender offer) or exchange offer, merger, amalgamation, plan of arrangement, reorganization, consolidation, business combination, reverse take-over, sale of all or substantially all of its assets, sale of securities, recapitalization, liquidation, dissolution, winding up or similar transaction involving the Company or any of its subsidiaries;

(xiii)
any material joint venture or other mutual cooperation agreement or distribution agreement; or

(xiv)
any proposal, plan or intention to do any of the foregoing, either publicly announced or communicated by or to the Company, or entering into any agreement or agreement in principle to do any of the foregoing;

(g)
the Offeror shall have determined, in its reasonable judgment, that no covenant, term or condition (individually or in the aggregate) exists in any material license, permit, instrument, indenture or agreement to which the Company or any of its subsidiaries is a party or to which the Company or any of its assets are subject (including, without limitation, in respect of the Convertible Securities, Company Incentive Awards or any other incentive or similar plan of the Company) which, if the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction were consummated, could reasonably be expected to:

(i)
be impaired or otherwise adversely affected, or cause any obligation to vest or accelerate or become due prior to its stated due date (in each case, either immediately or after notice or passage of time or both), that could reasonably be expected to materially reduce the value to the Offeror of the Company or the Common Shares or could reasonably be expected to have a Material Adverse Effect;

(ii)
result in any material liability or obligation of the Offeror, the Company or any of their respective affiliates or subsidiaries, or result in any material restriction upon the Offeror, the Company or any of their respective affiliates or subsidiaries in respect of any of their businesses, operations or assets;

(iii)
result in any breach or default under or cause the suspension or termination of, or give rise to any right of any party to suspend or terminate, any such license, permit, instrument or agreement or any material right or benefit thereunder of the Company or any of its subsidiaries;

(iv)
limit any material right or benefit of the Company or any of its subsidiaries under, or reduce the value, in any material respect, of any such license, permit, instrument, indenture or agreement; or

(v)
reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Common Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;

(h)
the Offeror shall have determined, in its reasonable judgment, that there shall not have occurred or been threatened in writing on or after the date of the Offer:

(i)
any general suspension of trading in, or limitation on prices for, securities on the TSX;

(ii)
any extraordinary or material adverse change in the financial, banking or capital markets or in major stock exchange indices in Canada or the United States;

(iii)
a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States;

(iv)
any limitation (whether or not mandatory) by any Governmental Entity on, or other event that, in the reasonable judgment of the Offeror, might affect the extension of credit by banks or other financial institutions;

(v)
any material change in currency exchange rates or a suspension or limitation on the markets therefor, including Canada or the United States;

(vi)
a commencement of war or armed hostilities or other national or international calamity involving Canada or the United States; or

(vii)
in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof,

that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Common Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Common Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;
(i)
the Offeror shall have obtained the requisite approval of the holders of Offeror Common Shares (in form and substance satisfactory to the Offeror, in its reasonable discretion) with respect to the issuance of the Offeror Common Shares pursuant to the Offer (the “Offeror Shareholder Approval”);

(j)
the Registration Statement shall have become effective under the U.S. Securities Act and not be subject to a stop order or a proceeding seeking a stop order;

(k)
neither the Offeror nor any of its affiliates shall have entered into a definitive agreement or an agreement in principle with the Company providing for an arrangement, amalgamation, merger, acquisition of assets or other business combination with the Company or for the acquisition of securities of the Company or for the commencement of a new offer for the Common Shares, pursuant to which the Offeror has determined that this Offer will be withdrawn and/or terminated; and

(l)
the Offeror shall not have become aware of any untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company with any Securities Regulatory Authority or a similar securities regulatory authority in the United States or elsewhere, which the Offeror shall have determined, in its reasonable judgment, when considered either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

Subject to TSX approval, the Offeror expects to obtain the Offeror Shareholder Approval by delivery of a written consent of WEF, which holds approximately 79.6% of the issued and outstanding Offeror Common Shares as of the date of this Offer to Purchase and Circular.
The foregoing conditions are for the exclusive benefit of the Offeror. The Offeror may assert any of the foregoing conditions at any time, regardless of the circumstances giving rise to such assertion (other than any action or inaction by the Offeror or its affiliates). In all cases, when exercising its sole judgment or discretion, the Offeror intends to act reasonably. Except as described above, the Offeror may waive any of the foregoing conditions, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. Each of the foregoing conditions is independent of, and in addition to, each of the other foregoing conditions. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.
Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario. The Offeror, promptly after giving any such notice, shall issue and file a news release announcing such waiver or withdrawal and shall cause the Depositary, if required by Law, as soon as practicable thereafter to notify the Company Shareholders thereof in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery”, and shall provide a copy of such notice to the TSX. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Common Shares deposited under the Offer and the Depositary will, at the Offeror’s expense, promptly return all Certificates representing deposited Common Shares, Letters of Transmittal, Notices of Guaranteed Delivery and related documents to the parties by whom they were deposited. See Section 9 of the Offer to Purchase, “Return of Deposited Common Shares”.
5.   Extension, Variation or Change in the Offer
The Offer is open for acceptance from the date of the Offer until the Expiry Time, subject to extension or variation in the Offeror’s sole discretion or as set forth below, unless the Offer is withdrawn by the Offeror. In addition, if the Offeror takes up any Common Shares under the Offer, the Offer will be extended and remain open for the deposit of Common Shares for a period of not less than 10 U.S. Business Days after the expiry of the initial deposit period.
Subject to the limitations set forth below, the Offeror reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time, if permitted by applicable Law) to vary the terms of the Offer (including, without limitation, by extending or abridging the period during which Common Shares may be deposited under the Offer, where permitted by applicable Law).
Under applicable Law, the Offeror is required to allow Common Shares to be deposited under the Offer for an initial deposit period of at least 105 days. The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least the longer of 35 days or 20 U.S. Business Days from the date of the Offer: (a) if the Company issues a deposit period news release in respect of either the Offer or another offeror’s take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (b) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the longer of 35 days or 20 U.S. Business Days from the date of the Offer. In either case, the Offeror currently intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Law.
If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, the terms of the Offer are varied, including any reduction of the period during which Common Shares may be deposited under the Offer pursuant to applicable Law, or any extension of the period during which Common Shares may be deposited under the Offer pursuant to applicable Law, and whether or not that variation results from the exercise of any right contained in the Offer, the Offeror will promptly (a) issue and file a news release to the extent and in the manner required by applicable Law, and (b) send a notice of variation in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery”, to every person to whom the Offer is required to be sent under applicable Law and whose Common Shares were not taken up before the date of the variation. If there is a notice of variation, the period during which Common Shares may be deposited under the Offer must not expire before 10 U.S. Business Days after the date of the notice of variation. If the Offeror is required to send a notice of variation before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 U.S. Business Days after the date of the notice of variation, and the Offeror must not take up Common Shares deposited under the Offer before 10 U.S. Business Days after the date of the notice of variation. In addition, the Offeror will file a copy of such notice as required by the applicable Securities Regulatory Authorities and the SEC, and will provide a copy of such notice in the manner required by applicable Law as soon as practicable thereafter to the Company, the TSX and the other Securities Regulatory Authorities, as applicable. Any notice of variation of the Offer will be deemed to have been given and to be effective on the date on which it is delivered or otherwise communicated to the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario.
If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer to Purchase or the Circular or any notice of change or notice of variation that would reasonably be expected to affect the decision of a Company Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), the Offeror will promptly (a) issue and file a news release setting forth information concerning such change to the extent and in the manner required by applicable Law, and (b) send a notice of the change in the manner set forth in Section 11 of the Offer to Purchase, “Notices and Delivery”, to every person to whom the Offer was required to be sent and whose Common Shares were not taken up before the date of the change. If the Offeror is required to send a notice of change before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 U.S. Business Days after the date of the notice of change, and the Offeror must not take up Common Shares deposited under the Offer before 10 U.S. Business Days after the date of the notice of change. In addition, the Offeror will file a copy of such notice and will provide a copy of such notice as required by the applicable Securities Regulatory Authorities and the SEC, in the manner required by applicable Law, as soon as practicable thereafter to the Company, the TSX and the other Securities Regulatory Authorities, as applicable. Any notice of change in information will be deemed to have been given and to be effective on the date on which it is delivered or otherwise communicated to the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario.
In addition, notwithstanding the foregoing, if the Offeror makes a material change in the terms of the Offer or the information concerning the Offer, or, where permitted, waives a material condition of the Offer, the Offeror will disseminate additional offer materials and extend the Offer to the extent required by Rule 14e-1 under the U.S. Exchange Act. Under the U.S. Exchange Act, the minimum period during which an offer must remain open following material changes in the terms of such offer, other than a change in consideration offered, percentage of securities sought or inclusion of or changes to a dealer’s soliciting fee, will depend upon the facts and circumstances, including the materiality, of the changes. Generally, an offer should remain open for a minimum of five U.S. Business Days from the date the material change is first published, sent or given to shareholders and, if material changes are made with respect to information that approaches the significance of the consideration offered, percentage of securities sought or a dealer’s soliciting fee, a minimum of 10 U.S. Business Days is required to allow for adequate dissemination of information to shareholders and investor response.
Accordingly, if, prior to the Expiry Time, the Offeror decreases the number of Common Shares being sought, increases or decreases the Consideration offered or increases or decreases a Soliciting Dealer’s fee, and if the Offer is scheduled to expire at any time earlier than the tenth U.S. Business Day from the date that notice of such increase or decrease is first published, sent or given to Company Shareholders, the Offer will be extended at least until the expiration of such tenth U.S. Business Day. The requirement to extend the Offer will not apply to the extent that the number of U.S. Business Days remaining between the occurrence of the change and the then scheduled Expiry Time equals or exceeds the minimum extension period that would be required as a result of such amendment.
During any extension or in the event of any variation of the Offer or change in information, all Common Shares previously deposited and not taken up or withdrawn will remain subject to the Offer and may be taken up by the Offeror in accordance with the terms hereof, subject to Section 8 of the Offer to Purchase, “Right to Withdraw Deposited Shares”. An extension of the Expiry Time, a variation of the Offer or a change in information does not, unless otherwise expressly stated, constitute a waiver by the Offeror of its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Notwithstanding the foregoing, but subject to applicable Law, the Offeror may not make a variation in the terms of the Offer, other than a variation to extend the time during which Common Shares may be deposited under the Offer or a variation to increase the consideration for the Common Shares, after the Offeror becomes obligated to take up Common Shares deposited under the Offer. If the consideration being offered for the Common Shares under the Offer is increased, the increased consideration will be paid to all depositing Company Shareholders whose Common Shares are taken up under the Offer, whether or not such Common Shares were taken up before the increase.
6.   Permitted Bid Compliance
The Offer meets the requirements of a “Permitted Bid” under the Shareholder Rights Plan and, notwithstanding anything to the contrary herein, the Offer is subject to the following provisions: (a) the Offer is made to all holders of record of the Common Shares, other than the Offeror; (b) the Offer contains, and the take-up and payment for the Common Shares deposited thereunder is subject to, an irrevocable and unqualified provision that no Common Shares will be taken up or paid for pursuant to the Offer: (i) prior to the close of business on the date which is not less than 105 days following the date of the Offer or such shorter minimum deposit period permitted under applicable Laws, and (ii) only if at such date more than 50% of the outstanding Common Shares, excluding any Common Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any other Non-Independent Shareholder, shall have been deposited pursuant to the Offer and not withdrawn; (c) the Offer contains an irrevocable and unqualified provision that unless the Offer is withdrawn by the Offeror, Common Shares may be deposited at any time between the date of the Offer and the Expiry Time, unless the Offeror extends, accelerates or withdraws the Offer in accordance with its terms, and any Common Shares deposited pursuant to the Offer may be withdrawn until taken up and paid for by the Offeror under the Offer; and (d) the Offer contains an irrevocable and unqualified provision that unless the Offer is withdrawn, if, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions to the Offer have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Common Shares deposited under the Offer, the Offeror will promptly issue and file a news release disclosing that fact and extend the period during which Common Shares may be deposited under the Offer for a period of not less than 10 U.S. Business Days following the expiry of the initial deposit period.
7.   Take-Up of and Payment for Deposited Common Shares
If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer to Purchase, “Conditions of the Offer” have been satisfied or waived by the Offeror, the Offeror will immediately take up the Common Shares validly deposited under the Offer and not withdrawn. The Offeror will pay for Common Shares taken up under the Offer as soon as possible but in any event not later than three business days after the Common Shares are taken up. In accordance with applicable Law, if the Offeror is obligated to take up such Common Shares, the Offeror will extend the period during which Common Shares may be deposited under the Offer for an additional period of at least 10 U.S. Business Days following the expiry of the initial deposit period (the “mandatory 10-U.S. Business Day extension period”) and may extend the deposit period after expiration of the mandatory 10-U.S. Business Day extension period (“Optional Extension Periods”). The Offeror will take up and pay for Common Shares deposited under the Offer during the mandatory 10-U.S. Business Day extension period and any Optional Extension Period not later than 10 days after such deposit.
The Offeror will be deemed to have taken up and accepted for payment Common Shares validly deposited and not withdrawn under the Offer if, as and when the Offeror gives written notice, or other communication confirmed in writing, to the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario to that effect.
Subject to applicable Law, the Offeror expressly reserves the right, in its sole discretion, to, on, or after the Expiry Time, terminate or withdraw the Offer and not take up or pay for any Common Shares if any condition specified in Section 4 of the Offer to Purchase, “Conditions of the Offer”, is not satisfied or waived, by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Calgary, Alberta or Toronto, Ontario. The Offeror will not, however, take up and pay for any Common Shares deposited under the Offer unless it simultaneously takes up and pays for all Common Shares then validly deposited under the Offer and not withdrawn.
The Offeror will pay for Common Shares validly deposited under the Offer that are not withdrawn by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) and certificates or DRS Advices for the Share Consideration for transmittal to depositing Company

Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares, regardless of any delay in making payment for such Common Shares.
The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares under the Offer.
All cash payments under the Offer will be made in Canadian dollars.
Settlement with each Company Shareholder who has deposited (and not withdrawn) Common Shares under the Offer will be made by the Depositary issuing or causing to be issued a cheque (except for payments in excess of $25 million, which will be made by wire transfer, as set forth in the Letter of Transmittal) payable in Canadian funds representing the Cash Consideration and delivering or causing to be delivered certificates or DRS Advices representing the Share Consideration in the amount to which the person depositing Common Shares is entitled.
Unless otherwise directed by the Letter of Transmittal, the cheque and certificates or DRS Advices will be issued in the name of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary to hold the cheque and certificates or DRS Advices for pick-up by checking the appropriate box in the Letter of Transmittal, the cheque and certificates or DRS Advices will be forwarded by courier, first class mail or such other manner permitted by applicable Law to such person at the address specified in the Letter of Transmittal. If no such address is specified, the cheque and certificates or DRS Advices will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of the Company. Cheques and certificates or DRS Advices mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Law, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Company Shareholder.
No Offeror Common Shares will be delivered to any person who is, or appears to the Offeror or the Depositary to be, a non-resident of Canada unless such Offeror Common Shares may be lawfully delivered to such person without further action by the Offeror. If the Offeror Common Shares cannot be lawfully delivered to such person without further action, such Offeror Common Shares will be sold (through a broker in Canada and on the TSX) by the Depositary or its nominee, as agent for such person, after the payment date for the Common Shares taken up or otherwise acquired by the Offeror under the Offer. After the completion of such sale of Offeror Common Shares, the Depositary will distribute the aggregate net proceeds of sale, after expenses, commissions and applicable withholding taxes, to such person. Any such sales of Offeror Common Shares will be completed as soon as practicable after the date on which the Offeror takes up and pays for the Common Shares of such person under the Offer and will be done in a manner intended to maximize the consideration to be received from the sale of such Offeror Common Shares and to minimize any adverse impact of the sale on the market for the Offeror Common Shares.
8.   Withdrawal of Deposited Common Shares
Except as otherwise stated in this Section 8 or as otherwise required by applicable Law, all deposits of Common Shares under the Offer are irrevocable. Unless otherwise required or permitted by applicable Law, any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Company Shareholder:
(a)
at any time before the deposited Common Shares have been taken up by the Offeror under the Offer;

(b)
if the deposited Common Shares have not been paid for by the Offeror within three business days after the Common Shares have been taken up by the Offeror under the Offer;

(c)
at any time before the expiration of 10 U.S. Business Days (or a period otherwise consistent with applicable Law) from the date upon which either:

(i)
a notice of change relating to a change which has occurred in the information contained in the Offer to Purchase or the Circular, or any notice of change or notice of variation, in either case,

that would reasonably be expected to affect the decision of a Company Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or
(ii)
a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the Consideration offered for the Common Shares and an extension of the time for deposit to not later than 10 U.S. Business Days after the date of the notice of variation, or a variation after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Common Shares or an extension of the time for deposit to not later than 10 U.S. Business Days from the date of the notice of variation);

is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable Governmental Entities) and only if such deposited Common Shares have not been taken up by the Offeror at the date of the notice; or
(d)
if the deposited Common Shares have not been taken up by the Offeror under the Offer or not otherwise paid or returned by the Offeror at any time after July 29, 2025, the date that is 60 days from the date of this Offer to Purchase.

Withdrawals of Common Shares deposited under the Offer must be effected by notice of withdrawal made by or on behalf of the depositing Company Shareholder and must be received by the Depositary at the place of deposit of the applicable Common Shares (or Notice of Guaranteed Delivery in respect thereof) within the time limits indicated above. Notices of withdrawal: (a) must be made by a method that provides the Depositary with a written or printed copy; (b) must be signed by or on behalf of the person who signed the Letter of Transmittal accompanying (or Notice of Guaranteed Delivery in respect of) the Common Shares which are to be withdrawn; and (c) must specify such person’s name, the number of Common Shares to be withdrawn, the name of the registered holder and the Certificate number shown on each Certificate representing the Common Shares to be withdrawn. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal (as described in the instructions set forth therein), except in the case of Common Shares deposited for the account of an Eligible Institution.
If Common Shares have been deposited pursuant to the procedures for book-entry transfer, as set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, any notice of withdrawal must specify the name and number of the account at CDS or DTC, as applicable, to be credited with the withdrawn Common Shares and otherwise comply with the procedures of CDS or DTC, as applicable.
A withdrawal of Common Shares deposited under the Offer can only be accomplished in accordance with the foregoing procedures. The withdrawal, if duly completed, will take effect only upon actual receipt by the Depositary of the properly completed and executed written notice of withdrawal.
Investment dealers, broker, banks, trust companies or other intermediaries may set deadlines for the withdrawal of Common Shares deposited under the Offer that are earlier than those specified above. Company Shareholders should contact their brokers or other intermediaries for assistance.
All questions as to the validity (including, without limitation, timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding. There is no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defect or irregularity in any notice of withdrawal and no liability shall be incurred or suffered by any of them for failure to give such notice.
If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for Common Shares or is unable to take up or pay for Common Shares for any reason, then, without prejudice to the Offeror’s other rights, Common Shares deposited under the Offer may, subject to applicable Law, be retained by the Depositary on behalf of the Offeror until such Common Shares are withdrawn by Company Shareholders in accordance with this Section 8 or pursuant to applicable Law.

Withdrawals cannot be rescinded and any Common Shares properly withdrawn will thereafter be deemed not validly deposited for the purposes of the Offer, but may be re-deposited at any subsequent time at or prior to the Expiry Time by following any of the procedures described in Section 3 of the Offer to Purchase, “Manner of Acceptance”.
9.   Return of Deposited Common Shares
Any Deposited Common Shares that are not taken up and paid for by the Offeror pursuant to the terms and conditions of the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Company Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either (a) sending Certificates representing the Common Shares not purchased by first-class insured mail to the address of the depositing Company Shareholder specified in the Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of the Company, or (b) in the case of Common Shares deposited by book-entry transfer of such Common Shares pursuant to the procedures set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Common Shares will be credited to the depositing holder’s account maintained with CDS or DTC, as applicable.
10.   Changes in Capitalization; Adjustments; Liens
If, on or after the date of the Offer, the Company should divide, combine, reclassify, consolidate, convert or otherwise change any of the Common Shares or its capitalization, issue any Common Shares (other than in accordance with the terms of any Convertible Securities issued and outstanding on the date of this Offer), or issue, grant or sell any Convertible Securities, or disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change. See Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”.
Common Shares and any Distributions acquired under the Offer shall be transferred by the Company Shareholder and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the benefit of any and all dividends, distributions, payments, securities, property or other interests, including SRP Rights, that may be declared, paid, accrued, issued, distributed, made or transferred on or after the date of the Offer in respect of the Deposited Common Shares, other than any regular quarterly cash dividend of not more than $0.10 per Common Share declared by the Company consistent with past practice of the Company and having a record date occurring prior to the date that the Common Shares are taken up by the Offeror.
If, on or after the date of the Offer, any Distributions are received by or made payable to or to the order of a Company Shareholder, other than any regular quarterly cash dividend of not more than $0.10 per Common Share declared by the Company consistent with past practice of the Company, which is or are payable or distributable to Company Shareholders on a record date prior to the date that the Common Shares are taken up by the Offeror, then (and without prejudice to the Offeror’s rights under Section 4 of the Offer to Purchase, “Conditions of the Offer”): (a) in the case of any such cash Distributions that in an aggregate amount do not exceed the Consideration per Common Share payable by the Offeror pursuant to the Offer the Offeror will reduce the amount of the Consideration payable to such Company Shareholder under the Offer by deducting (i) the applicable amount from the Cash Consideration payable to the Company Shareholder; or (ii) from the Share Consideration otherwise issuable by the Offeror to the Company Shareholder pursuant to the Offer, a number of Offeror Common Shares equal in value to the amount or value of such Distribution, as determined by the Offeror, in its sole discretion (or a combination thereof, as determined by the Offeror, in its sole discretion), and (b) in the case of any such Distributions that in an aggregate amount exceed the Consideration per Common Share payable by the Offeror pursuant to the Offer, the amount of any excess, or in the case of any non-cash Distribution, the whole of any such Distribution (and not simply the portion that exceeds the Consideration per Common Share), will be received and held by the depositing Company Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing

Company Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance and transfer, the Offeror will be entitled to all rights and privileges as the owner of any such Distributions and may deduct from the Consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror, in its sole discretion.
The declaration or payment of any such dividend or distribution may have tax consequences not described under Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations” or in Section 20 of the Circular, “United States Federal Income Tax Considerations”. Company Shareholders should consult their tax advisors as to the tax consequences of the declaration or payment of any such dividend or distribution.
11.   Notices and Delivery
Without limiting any other lawful means of giving notice, and unless otherwise specified by applicable Law, any notice to be given by the Offeror or the Depositary under the Offer will be deemed to have been properly given if it is mailed by prepaid first class mail to the registered Company Shareholders at their respective addresses as shown on the register maintained by or on behalf of the Company in respect of the Common Shares and, unless otherwise specified by applicable Law, will be deemed to have been received on the first business day following the date of mailing. For this purpose, “business day” means any day other than a Saturday, Sunday or statutory holiday in the jurisdiction to which the notice is mailed. These provisions apply notwithstanding any accidental omission to give notice to any one or more Company Shareholders and notwithstanding any interruption of mail services following mailing. Except as otherwise permitted by applicable Law, if mail service is interrupted or delayed following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by applicable Law, if post offices in Canada are not open for the deposit of mail, any notice which the Offeror or the Depositary may give or cause to be given to Company Shareholders under the Offer will be deemed to have been properly given and to have been received by Company Shareholders if (a) it is given to the TSX for dissemination through its facilities, (b) it is published once in the National Edition of The Globe and Mail or The National Post and, in Québec, in Le Journal de Montréal or Le Devoir, in French, or (c) it is delivered to any of Nasdaq, Cision or Canada Newswire for dissemination through their respective facilities.
This Offer to Purchase and Circular and the accompanying Letter of Transmittal and Notice of Guaranteed Delivery will be mailed to registered Company Shareholders (and to registered holders of Convertible Securities) by courier, prepaid first class mail or made available in such other manner as is permitted by applicable Law and the Offeror will use its reasonable efforts to furnish such documents to investment dealers, banks and similar persons whose names, or the names of whose nominees, appear in the register maintained by or on behalf of the Company in respect of the Common Shares or, if security position listings are available, who are listed as participants in a clearing agency’s security position listing, for subsequent transmittal to the beneficial owners of Common Shares (and Convertible Securities) where such listings are received.
These securityholder materials are being sent to both registered and non-registered owners of securities. If you are a non-registered owner, and the Offeror or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable regulatory requirements from the intermediary holding such securities on your behalf.
Wherever the Offer requires documents to be delivered to the Depositary, such documents will not be considered delivered unless and until they have been physically received at the office of the Depositary at one of the addresses specified in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable.
12.   Mail Service Interruption
Notwithstanding the provisions of this Offer to Purchase and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, cheques, certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed, including a delay caused by or in direct relation to any mail service disruption due to a threatened or ongoing postal strike. Persons entitled to cheques, certificates or any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary to which the deposited Certificate(s) for Common Shares were delivered until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror shall provide notice of any such determination not to mail made under this Section 12 as soon as reasonably practicable after the making of such determination and in accordance with Section 11 of the Offer to Purchase, “Notices and Delivery”. Notwithstanding Section 7 of the Offer to Purchase, “Take-Up of and Payment for Deposited Common Shares”, cheques, certificates and any other relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Company Shareholder at the Calgary, Alberta or Toronto, Ontario office of the Depositary.
13.   Market Purchases and Sales of Common Shares
The Offeror reserves the right to, and may, acquire or cause an affiliate to acquire beneficial ownership of Common Shares by making or arranging for purchases through the facilities of the TSX at any time, and from time to time, prior to the Expiry Time subject to and in accordance with applicable Law. In no event, however, will the Offeror (or its affiliates) make any such purchases of Common Shares until the third business day following the date of the Offer and the Offeror shall comply with the following requirements under Section 2.2(3) of NI 62-104, in the event it decides to make any such purchases:
(a)
such intention shall be stated in a news release issued and filed at least one business day prior to making such purchases;

(b)
the aggregate number of Common Shares beneficially acquired shall not exceed five percent of the outstanding Common Shares as of the date of the Offer, calculated in accordance with applicable Law;

(c)
the purchases shall be made in the normal course in Canada through the facilities of the TSX (and no purchases will be pre-arranged with a buyer that resides in the U.S.);

(d)
the Offeror shall issue and file a news release containing the information required under applicable Law immediately after the close of business of the TSX on each day on which Common Shares have been purchased, and such news release will also be filed with the SEC; and

(e)
the broker involved in such trades shall provide only customary broker services and receive only customary fees or commissions, and no solicitation for the sale or purchase of Common Shares shall be made by the Offeror or its agents (other than under the Offer) or the seller or its agents.

Purchases pursuant to Section 2.2(3) of NI 62-104 will not be counted in any determination as to whether the Statutory Minimum Condition has been fulfilled, but will be counted in determining whether the Minimum Deposit Condition has been satisfied. Purchases pursuant to Section 2.2(3) of NI 62-104 will also comply with the rules and regulations of the United States, including Rule 14e-5 under the U.S. Exchange Act. To the extent information about such purchases is made public in Canada, such information will be disclosed by means of a news release or other means reasonably calculated to inform Company Shareholders in the United States of such information.
Although the Offeror has no present intention to sell Common Shares taken up under the Offer, the Offeror reserves the right to make or enter into agreements, commitments or understandings at or prior to the Expiry Time to sell any of such Common Shares after the Expiry Time, subject to applicable Law and to compliance with Section 2.7(2) of NI 62-104. For the purposes of this Section 13, the “Offeror” includes any person acting jointly or in concert with the Offeror.
14.   Other Terms of the Offer
(a)
The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the Laws of the Province of Alberta and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta and all courts competent to hear appeals therefrom.

(b)
The Offeror reserves the right to transfer to one or more affiliates of the Offeror the right to purchase all or any portion of the Common Shares deposited pursuant to the Offer, but any such transfer will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Common Shares to receive payment for Common Shares validly deposited and accepted for payment under the Offer.

(c)
In any jurisdiction in which the Offer is required to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Offeror by brokers or dealers licensed under the Laws of such jurisdiction.

(d)
No broker, dealer or other person (including the Depositary and the Information Agent) has been authorized to give any information or make any representation on behalf of the Offeror not contained herein or in the accompanying Circular, and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer or other person shall be deemed to be the agent of the Offeror, the Depositary or the Information Agent for the purposes of the Offer.

(e)
The provisions of the cover pages, Summary, Questions and Answers About the Offer, the Glossary, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer to Purchase, including the instructions contained therein, as applicable, form part of the terms and conditions of the Offer.

(f)
The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the terms and conditions of the Offer (including, without limitation, the satisfaction of the conditions of the Offer), the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawals of Common Shares.

(g)
This Offer to Purchase and Circular does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits of Common Shares be accepted from or on behalf of, Company Shareholders residing in any jurisdiction in which the making or the acceptance of the Offer would not be in compliance with the Laws of such jurisdiction. However, the Offeror may, in the Offeror’s sole discretion, take such action as the Offeror may deem necessary to make the Offer in any jurisdiction and extend the Offer to Company Shareholders in any such jurisdiction.

(h)
The Offeror reserves the right to waive any defect in acceptance with respect to any particular Common Shares or any particular Company Shareholder. There shall be no duty or obligation of the Offeror, the Depositary, the Information Agent or any other person to give notice of any defect or irregularity in the deposit of Common Shares or in any notice of withdrawal and, in each case, no liability shall be incurred or suffered by any of them for failure to give such notice.

The Offer to Purchase and the accompanying Circular together constitute the take-over bid circular required under Canadian securities legislation with respect to the Offer. Company Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.
DATED: May 30, 2025.
STRATHCONA RESOURCES LTD.
	By:	(signed) “Connor Waterous” Name: Connor Waterous Title: Chief Financial Officer

CIRCULAR
This Circular is furnished in connection with the accompanying Offer dated May 30, 2025 by the Offeror to purchase, upon the terms and subject to the conditions described therein, all of the issued and outstanding Common Shares, not already owned by the Offeror or its affiliates, together with the associated SRP Rights, including any Common Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time. The terms and conditions of the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery are incorporated into and form part of this Circular. Company Shareholders should refer to the Offer to Purchase for details of the terms and conditions of the Offer, including, without limitation, details as to payment and withdrawal rights. Unless the context otherwise requires, terms used but not defined in the Circular have the respective meanings given to them in the accompanying Glossary.
No securities tendered to the Offer will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror) have been tendered to the Offer, (b) the minimum deposit period under applicable securities laws has elapsed, and (c) any and all other conditions of the Offer have been complied with or waived, as applicable. If these criteria are met, the Offeror will take up securities deposited under the Offer in accordance with applicable securities Laws and extend the Offer for an additional minimum period of 10 U.S. Business Days to allow for further deposits of securities.
Unless otherwise indicated, the information concerning the Company contained in this Offer to Purchase and Circular has been taken from or is based solely upon publicly available documents and records on file with Securities Regulatory Authorities and other public sources available at the time of the Offer. Although the Offeror has no knowledge that would indicate that any statements contained herein and taken from or based on such information are untrue or incomplete, none of the Offeror or any of its officers or directors assumes any responsibility for the accuracy or completeness of such information or for any failure by the Company to disclose events or facts that may have occurred or that may affect the significance or accuracy of any such information but that are unknown to the Offeror. The Offeror does not have any means of verifying the accuracy or completeness of any of the information contained herein that is derived from publicly available information regarding the Company or whether there has been any failure by the Company to disclose events or facts that may have occurred or may affect the significance or accuracy of such information. Unless otherwise indicated, information concerning the Company and the Offeror is given as of May 29, 2025.
All currency amounts expressed herein, unless otherwise indicated, are in Canadian dollars.
1.
The Offeror

Strathcona is a Calgary-based oil and natural gas company engaged in the acquisition, exploration, development and production of petroleum and natural gas reserves across Western Canada. Strathcona holds a diversified portfolio of assets and principally operates in three core areas: Cold Lake, Lloydminster and Montney.
Strathcona operates three producing assets in the Cold Lake region of Alberta: Lindbergh, Orion and Tucker. The assets are developed with a combination of well pairs and infill wells utilizing SAGD technology to produce bitumen from the Clearwater, Lloydminster, Colony and Upper Grand Rapid formations. The region also contains the Taiga undeveloped project.
The Lloydminster segment includes a combination of conventional heavy oil and thermal operations, primarily located in southwest Saskatchewan. Strathcona owns and operates five thermal operating assets as part of the Lloydminster segment which utilize SAGD technology, across the Edam, Meota and Plover Lake areas. These assets produce from multiple Mannville channel sands including the Lloyd, Waseca and Colony formations. Strathcona also operates a portfolio of conventional assets within its Lloydminster segment, the largest of which are Cactus Lake and Greater Bodo, which represent more than 60% of Strathcona’s overall conventional heavy oil production. The conventional heavy oil assets are characterized by stable production with low base declines and low maintenance capital requirements. With lower viscosity heavy gravity crude oil and large oil-in-place reservoirs, the assets are primarily developed with water and polymer flood enhanced oil recovery operations. Capital investment in the conventional assets supports polymer operations and infill drilling requirements to expand polymer operations as well as sustain base production.

Strathcona operates three primary assets in Canada’s Montney basin: Kakwa, Grande Prairie and Groundbirch. The Kakwa and Grande Prairie regions in northwest Alberta are characterized by natural gas production with significant associated liquids, while the Groundbirch region in northeast British Columbia is characterized by high rate, dry gas production. In addition to the Montney formation in Kakwa, Strathcona has also developed shallower zones in the Wilrich (natural gas) and Dunvegan (crude oil) formations utilizing the same infrastructure and pad sites associated with the Montney development. The assets in the Montney segment are developed utilizing extended reach horizontal wells and multi-stage fracturing technologies.
On May 14, 2025, Strathcona announced that it had entered into definitive agreements to sell substantially all of its Montney assets (the “Montney Assets”), including its Groundbirch, Kakwa and Grande Prairie assets, pursuant to three separate transactions for approximately $2.84 billion in total value.
On May 2, 2025, Strathcona entered into an asset purchase and sale agreement (the “Groundbirch Asset Sale Agreement”) with Tourmaline Oil Corp. (“Tourmaline”) pursuant to which Strathcona agreed to sell certain assets primarily located in the Groundbirch area in northeast British Columbia (the “Groundbirch Asset Sale”) for aggregate proceeds of $291.5 million, subject to closing adjustments. The purchase price is payable on closing in common shares of Tourmaline (the “Groundbirch Consideration Shares”). The Groundbirch Asset Sale Agreement does not contain any restrictions on Strathcona’s ability to dispose of the Groundbirch Consideration Shares after the expiry of the four-month statutory hold period. Closing of the Groundbirch Asset Sale is expected to occur in the second quarter of 2025, subject to receipt of required regulatory approvals and the satisfaction of other customary closing conditions.
On May 14, 2025, Strathcona entered into an asset purchase and sale agreement with ARC Resources Ltd. pursuant to which Strathcona agreed to sell certain assets primarily located in the Kakwa area in northwest Alberta (the “Kakwa Asset Sale”) for $1,695.0 million in total value ($1,650.0 million in cash proceeds and approximately $45.0 million in assumed lease obligations), subject to closing adjustments. Closing of the Kakwa Asset Sale is expected to occur early in the third quarter of 2025, subject to receipt of required regulatory approvals and the satisfaction of other customary closing conditions.
On May 14, 2025, Strathcona entered into an asset purchase and sale agreement with a Canadian oil and gas producer that is arm’s length and unrelated to Strathcona to sell certain assets primarily located in the Grande Prairie area in northwest Alberta (the “Grande Prairie Asset Sale” and, collectively with the Groundbirch Asset Sale and the Kakwa Asset Sale, the “Montney Dispositions”) for $850.0 million in total value ($750.0 million in cash proceeds and approximately $100.0 million in assumed lease obligations), subject to closing adjustments. Closing of the Grande Prairie Asset Sale is expected to occur early in the third quarter of 2025, subject to receipt of required regulatory approvals and the satisfaction of other customary closing conditions.
At December 31, 2024, the Montney Assets had proved developed producing reserves (“PDP”) of 131 million boe, proved reserves (“1P”) of 365 million boe and proved plus probable reserves (“2P”) of 635 million boe. The average daily production volume of the Montney Assets for the year ended December 31, 2024 was 72,207 boe/d (comprised of 56% conventional natural gas, 43% natural gas liquids and 1% light and medium crude oil).
Taken together, the Montney Assets generated $149 million of Operating Earnings in 2024 (12% of Strathcona’s total Operating Earnings, excluding Interest and Other Corporate Items2 for the year ended December 31, 2024) and had a net present value before-tax, discounted at 10% (“Before-Tax PV-10”) of 1P reserves equal to approximately $2.3 billion (15% of Strathcona’s total Before-Tax PV-10 1P reserves for the year ended December 31, 2024). The table below sets forth Strathcona’s consolidated results for the year ended December 31, 2024 after excluding the results of the Montney Assets.
The Unaudited Condensed Consolidated Pro Forma Financial Statements do not reflect the Montney Dispositions. The information below should be considered in addition to the pro forma information.

2
A non-GAAP financial measure which does not have a standardized meaning IFRS® Accounting Standards; see the “Disclosure of Financial Measures — Non-GAAP Financial Measures and Ratios” section of this Offer to Purchase and Circular.

	As at and for the year ended December 31, 2024(1)
	Consolidated	Montney Dispositions	Consolidated excl. Montney Dispositions
Production (Mboe / d)	183	72	111
% Oil and Condensate	71%	28%	100%
Operating Earnings ($ millions)
Field Operating Income(2)	2,203.5	482.9	1,720.6
General and administrative	(101.1)	(25.0)	(76.1)
Depletion, depreciation and amortization	(856.7)	(278.5)	(578.2)
Finance costs	(38.2)	(30.5)	(7.7)
Operating Earnings, excluding Interest and Other Corporate Items(2)	1,207.5	148.9	1,058.6
Accretion of decommissioning provision	(28.3)	—	(28.3)
Depletion, depreciation and amortization – Corporate	(16.8)	—	(16.8)
Accretion of lease obligations – Corporate	(1.2)	—	(1.2)
Operating Earnings, excluding Debt(2)	1,161.2	148.9	1,012.3
Amortization of debt issuance costs	(20.5)	—	(20.5)
Interest	(170.2)	—	(170.2)
Operating Earnings	970.5	148.9	821.6
Reserves (MMboe)
PDP	367	131	236
Reserves Life Index (Years)(3)	5	5	6
1P	1,534	365	1,169
Reserves Life Index (Years)(4)	23	14	29
2P	2,655	635	2,020
Reserves Life Index (Years)(5)	40	24	50
Before-Tax PV-10 ($ millions)
PDP	6,113	1,159	4,954
1P	14,971	2,322	12,649
2P	21,997	4,092	17,905
Total Enterprise Value (“TEV”) ($ millions)
Market Capitalization as of May 15, 2025	6,624.2		6,624.2
Debt(6)	2,461.6	2,579.1	(117.5)
Lease and Other Obligations(7)	347.0	257.4	89.6
TEV(8)	9,432.8	2,836.5	6,596.3
TEV / Operating Earnings, excluding Interest and Other Corporate Items	7.8x	19.0x	6.2x
TEV / 1P Before-Tax PV-10	0.63x	1.22x	0.52x

Notes:
(1)
See the “Disclosure of Financial Measures — Offeror 2024 Segment Information” section of this Offer to Purchase and Circular.

(2)
A non-GAAP financial measure which does not have a standardized meaning under IFRS® Accounting Standards; see the “Disclosure of Financial Measures — Non-GAAP Financial Measures and Ratios” section of this Offer to Purchase and Circular.

(3)
Calculated by dividing gross PDP reserves by 2024 production of the Offeror.

(4)
Calculated by dividing gross 1P reserves by 2024 production of the Offeror.

(5)
Calculated by dividing gross 2P reserves by 2024 production of the Offeror.

(6)
Assumes proceeds of $2,691.5 million from the Montney Dispositions (including $291.5 million for the subsequent sale of the Groundbirch Consideration Shares received in connection with the Groundbirch Asset Sale) are used to repay $2,461.6 million of debt and $112.4 million of other obligations pertaining to an asset-backed financing agreement on certain facility processing interests.

(7)
As at December 31, 2024 approximately $145.0 of lease liabilities were outstanding relating to the Offeror’s Montney segment. These liabilities transfer to the purchasers on closing of the Montney Dispositions; the Offeror will also repay $112.4 million of other obligations pertaining to an asset-backed financing agreement on certain facility processing interests.

(8)
See the “Disclosure of Financial Measures — Supplementary Financial Measures” section of this Offer to Purchase and Circular.

Strathcona is a corporation existing under the ABCA and its head and registered office is located at Suite 1900, 421 — 7th Avenue S.W., Calgary, Alberta, Canada T2P 4K9.
The Offeror Common Shares are listed for trading on the TSX under the symbol “SCR”. Strathcona is a reporting issuer or the equivalent in each of the provinces of Canada.
For further information regarding Strathcona, refer to Strathcona’s filings with the applicable Securities Regulatory Authorities, which may be obtained through SEDAR+ at www.sedarplus.ca.
2.
MEG Energy Corp.

The Company is an energy company focused on in situ thermal oil production in the southern Athabasca oil region of Alberta, Canada. The Company’s main asset is an in situ project referred to as the Christina Lake Project.
The Company is a corporation existing under the ABCA. The Company’s head office is located at Suite 2500, 600 — 3rd Avenue S.W., Calgary, Alberta, Canada T2P 0G5 and its registered office is located at 4500, 855 — 2nd Street S.W., Calgary, Alberta, Canada T2P 4K7.
The Company’s common shares are listed for trading on the TSX under the symbol “MEG”. The Company is a reporting issuer or the equivalent in each of the provinces and territories of Canada.
For further information regarding the Company, refer to the Company’s filings with the applicable Securities Regulatory Authorities, which may be obtained through SEDAR+ at www.sedarplus.ca.
3.
Certain Information Concerning Securities of the Company

Company Securities subject to the Offer
The Company’s authorized share capital consists of an unlimited number of Common Shares without nominal or par value and an unlimited number of preferred shares, issuable in series. Holders of Common Shares are entitled to: (a) one vote at all meetings of shareholders of the Company except meetings at which only holders of a specified class of share are entitled to vote; (b) subject to the prior rights and privileges attaching to any other class of shares, the right to receive any dividend on the Common Shares declared by the Company; and (c) subject to the prior rights and privileges attaching to any other class of shares, the right to receive the remaining property of the Company upon dissolution.
Based solely on information contained in the Company’s interim consolidated financial statements for the three months ended March 31, 2025 and the Company’s management’s discussion and analysis for the three months ended March 31, 2025, as at May 5, 2025, there were issued and outstanding 254,400,000 Common Shares, nil preferred shares and an aggregate of 2,617,000 Company Treasury-Settled RSUs and Company Treasury-Settled PSUs.
Based solely on the information above, the Offeror understands that approximately 233,617,000 Common Shares (or 231,000,000 Common Shares, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash), would be subject to the Offer.
Trading in Company Securities
The following table sets forth, for the periods indicated, the reported high and low trading prices and the aggregate volume of trading of the Common Shares on the TSX.

	High ($)	Low ($)	Volume (in 000’s)
November 2024	27.44	24.54	36,730
December 2024	25.43	22.02	35,355
January 2025	25.89	22.89	51,475
February 2025	24.53	21.43	58,564
March 2025	25.59	19.77	57,628
April 2025	25.44	17.00	47,665
May 1 – 29, 2025	28.64	18.99	42,345

Source: TSX Market Data
On May 15, 2025, the date on which the Offeror announced its intention to make the Offer, the closing price of the Common Shares on the TSX was $21.30. On May 29, 2025, the last trading day on the TSX prior to the date of the Offer, the closing price of the Common Shares on the TSX was $24.71.
4.
Background to the Offer

In the ordinary course of business, the Offeror continually evaluates potential acquisitions of businesses, joint ventures, business combinations and other commercial transactions that may be available to support the Offeror’s corporate strategy and enhance shareholder value.
During the first and second quarters of 2025, the Offeror acquired 23,400,000 Common Shares through open market purchases, representing approximately 9.2% of the issued and outstanding Common Shares as of May 5, 2025.
On April 10, 2025, Mr. Adam Waterous, Executive Chairman of the Offeror, met with Mr. Jeff McCaig, a director of the Company, and discussed, among other things, the general merits and potential benefits of a strategic combination of the Offeror and the Company.
On April 28, 2025, Mr. Waterous, on behalf of the Offeror, sent Mr. McCaig a formal written proposal addressed to the Company Board, which outlined the terms and conditions of a potential negotiated business combination of the Offeror and the Company. The proposal set forth a share exchange ratio of 0.62 of an Offeror Common Share for each Common Share and $4.10 in cash. Mr. McCaig acknowledged receipt of the Offeror’s proposal in an email to Mr. Waterous on May 5, 2025.
On May 13, 2025, Mr. Jim McFarland, chairman of the Company Board, emailed Mr. Waterous in response to the Offeror’s proposal and indicated that the Company had reviewed the proposal with their financial and legal advisors and was not interested in pursuing a combination with the Offeror.
On May 15, 2025, the Offeror issued a news release announcing its intention to make the Offer.
5.
Reasons to Accept the Offer

The Offeror believes that the combination of the Offeror and the Company would benefit the shareholders of both companies for the following reasons, as further described in Appendix B:
(a)
Complementary, High-Quality Assets of Scale:   The combination of the Offeror and the Company would unify two 100+ mbbls/d heavy oil “pure plays” with near identical netbacks and reserves life indexes, both focused on SAGD oil sands development. The combination would create Canada’s fifth largest oil producer and fourth largest SAGD producer, with among the largest proved oil reserves in North America. The combined business is expected to possess the scale and balance sheet metrics required to achieve an investment grade credit rating.

(b)
Financially Compelling:

(i)
Significant Accretion for Both the Company and Offeror Shareholders:    The combination of the Offeror and the Company is expected to provide significant accretion per share to both

Company Shareholders and Offeror Shareholders on key metrics, including funds flow per share, funds flow less sustaining capital expenditures per share, net asset value per share and production per share, while being leverage neutral to current Company Shareholders.
(ii)
Attractive Relative Valuation vs. Investment Grade Oil Sands Peers:   At the Offeror’s unaffected share price of $30.92, being the closing price of the Offeror Common Shares on the TSX on May 15, 2025, the combined business trades at a discount compared to Canadian senior investment grade oil sands companies. The Offeror believes the combination enhances the pathway to a higher trading multiple due to: (i) greater scale, (ii) an investment grade balance sheet, and (iii) the combined company uniquely being the only large-cap oil sands producer without refining or open-pit mining operations. The Offeror’s confidence in a higher valuation is demonstrated by WEF, currently a 79.6% shareholder of the Offeror, committing to an additional investment of approximately $661.7 million at a price of $30.92 per Offeror Common Share in connection with, and subject to completion of, the Offer.

(c)
Meaningful and Achievable Synergies:   The Offeror has identified $175 million in annual synergy opportunities, including $50 million in overhead reduction opportunities, $25 million in interest savings opportunities and $100 million in operating synergy opportunities ($75 million in capital expenditures and $25 million in operating costs). The PV-10 of the aggregate operating synergy opportunities is estimated at greater than $2.50 per Offeror Common Share, based on proved and proved plus probable reserves.

6.
Purpose of the Offer

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Common Shares not already owned by the Offeror or its affiliates. The effect of the Offer is to give all Company Shareholders the opportunity to receive, for each Common Share, 0.62 of an Offeror Common Share and $4.10 in cash. The Offer represents a value of $23.27 per Common Share and a premium of approximately 9.3%, in each case based on the closing price of the Common Shares on the TSX on May 15, 2025, the date the Offeror announced its intention to make the Offer. The conditions of the Offer are described in Section 4 of the Offer to Purchase, “Conditions of the Offer”.
The Offer is open for acceptance from the date of the Offer until 5:00 p.m. (Mountain Time) on September 15, 2025, or such earlier or later time or times and date or dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”, unless the Offer is withdrawn by the Offeror.
If the conditions of the Offer are satisfied or, where permitted, waived at the Expiry Time and the Offeror takes up and pays for the Common Shares validly deposited under the Offer, the Offeror intends to acquire any Common Shares not deposited under the Offer through a Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction, in each case for consideration per Common Share at least equal in value to and in the same form as the Consideration paid by the Offeror per Common Share under the Offer. The exact timing and details of any such transaction will depend upon a number of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. Although the Offeror intends to propose either a Compulsory Acquisition or a Subsequent Acquisition Transaction generally on the terms described herein, it is possible that, as a result of delays in the Offeror’s ability to effect such a transaction, information subsequently obtained by the Offeror, changes in general economic or market conditions or in the business of the Company or the Offeror, or other currently unforeseen circumstances, such a transaction may not be proposed, may be delayed or abandoned or may be proposed on different terms. Accordingly, the Offeror reserves the right not to propose a Compulsory Acquisition or Subsequent Acquisition Transaction, or to propose a Subsequent Acquisition Transaction on terms other than as described in the Circular. See Section 14 of the Circular, “Acquisition of Common Shares Not Deposited”.
7.
Effects of the Offer

If the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Company Board to allow designees of the Offeror to become members of the Company Board and to represent at least a majority of the Company Board. The Offeror has not developed any specific proposals with respect to the Company or its operations, or any changes in its assets, business strategies, management or personnel following the acquisition of the Common Shares pursuant to the Offer. The Offeror is considering how best to combine its and the Company’s operations following the successful completion of the Offer.
If permitted by applicable Law, the Offeror intends to cause the Company to apply to delist the Common Shares from the TSX as soon as practicable after completion of the Offer and any Compulsory Acquisition or any Subsequent Acquisition Transaction. In addition, if permitted by applicable Law, subsequent to the completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to file an application to cease to be a reporting issuer under the securities Laws of each province and territory of Canada in which it has such status. See Section 18 of the Circular, “Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer”.
If the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction are successful:
(a)
the Offeror will own all of the equity interests in the Company and the Offeror will be entitled to all the benefits and risks of loss associated with such ownership;

(b)
current Company Shareholders will no longer have any interest in the Company or in the Company’s assets, book value or future earnings or growth and the Offeror will hold a 100% interest in such assets, book value, future earnings and growth;

(c)
the Offeror will have the right to elect all members of the Company Board;

(d)
the Company will no longer be publicly traded and if the Company ceases to be a reporting issuer under applicable securities Laws of each province and territory of Canada, the Company will no longer file periodic reports (including, without limitation, financial information) with the applicable Securities Regulatory Authorities; and

(e)
the Common Shares will no longer trade on the TSX or any other securities exchange.

If the Offeror takes up Common Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then the Company will continue as a public company and the Offeror will evaluate its alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions or pursuant to another take-over bid or other transaction, and thereafter proposing an amalgamation, arrangement or other transaction which would result in the Offeror’s ownership of all of the Common Shares. Under such circumstances, an amalgamation, arrangement or other transaction would require the approval of at least 66 2∕3% of the votes cast by the Company Shareholders, and might require approval of a majority of the votes cast by holders of Common Shares other than the Offeror and its affiliates. There is no certainty that under such circumstances any such transaction would be proposed or completed.
8.
Certain Other Information Regarding the Offeror

Authorized and Outstanding Share Capital
Strathcona’s authorized share capital is comprised of an unlimited number of Offeror Common Shares and an unlimited number of preferred shares issuable in series. Holders of Offeror Common Shares are entitled to: (a) one vote at all meetings of shareholders of Strathcona except meetings at which only holders of a specified class of share are entitled to vote; (b) subject to the prior rights and privileges attaching to any other class of shares, the right to receive any dividend on the Offeror Common Shares declared by Strathcona; and (c) subject to the prior rights and privileges attaching to any other class of shares, the right to receive the remaining property of Strathcona upon dissolution.
As at March 31, 2025, there were issued and outstanding 214,235,608 Offeror Common Shares and nil preferred shares. Strathcona has not issued any securities that are exercisable or exchangeable for or convertible into Offeror Common Shares.
To the knowledge of the Offeror Board and executive officers of the Offeror, the following persons beneficially own, or exercise control or direction over, securities carrying 10% or more of the voting rights attached to the Offeror Common Shares: Waterous Energy Fund (International) LP, Waterous Energy Fund

(US) LP, Waterous Energy Fund (Canadian) LP and Waterous Energy Fund II Aggregator LP. None of the WEF III Funds currently own any Offeror Common Shares. Certain entities managed by the WEF Manager currently collectively own approximately 79.6% of the issued and outstanding Offeror Common Shares.
If the Offer is successful and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, is completed, Strathcona expects to issue approximately 145,000,000 Offeror Common Shares (or 143,000,000 Offeror Common Shares, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash), for Common Shares deposited or otherwise acquired thereunder. Strathcona anticipates that an aggregate of approximately 381,000,000 Offeror Common Shares (or 379,000,000 Offeror Common Shares, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash) will be issued and outstanding following completion of the Offer, a Compulsory Acquisition or Subsequent Acquisition Transaction, as applicable, and the WEF III Equity Investment.
If the Offer is successful and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, is completed, WEF, following completion of the WEF III Equity Investment, is expected to own, or control or direct, approximately 51% of the issued and outstanding Offeror Common Shares.
Consolidated Capitalization
The following table sets forth the consolidated capitalization of Strathcona based on its condensed consolidated interim financial statements for the three months ended March 31, 2025:
(a)
on an actual basis;

(b)
as adjusted to take into account (i) the acquisition by the Offeror of all outstanding Common Shares under the Offer, and (ii) the drawdown under the Bridge Facility to satisfy the Cash Consideration payable under the Offer and to redeem the Company Bonds;

(c)
as adjusted to take into account (i) the acquisition by the Offeror of all outstanding Common Shares under the Offer, (ii) the drawdown under the Bridge Facility to satisfy the Cash Consideration payable under the Offer and to redeem the Company Bonds, after application of the proceeds from the WEF III Equity Investment, and (iii) the completion of the WEF III Equity Investment, including the issuance of Offeror Common Shares pursuant to the terms of the Offeror Subscription Receipts; and

(d)
as adjusted to take into account (i) the acquisition by the Offeror of all outstanding Common Shares under the Offer, (ii) the drawdown under the Bridge Facility to satisfy the Cash Consideration payable under the Offer and to redeem the Company Bonds, after application of the proceeds from the WEF III Equity Investment and the Montney Dispositions, (iii) the completion of the WEF III Equity Investment, including the issuance of Offeror Common Shares pursuant to the terms of the Offeror Subscription Receipts, and (iv) the completion of the Montney Dispositions.

The financial information set forth below should be read in conjunction with Strathcona’s condensed consolidated interim financial statements for the three months ended March 31, 2025, which are incorporated by reference herein, as well as the unaudited pro forma condensed consolidated statement of financial position of Strathcona as at March 31, 2025, and the unaudited pro forma condensed consolidated statement of comprehensive income of Strathcona for the three months ended March 31, 2025, both set forth in Appendix A hereto, giving effect to the proposed acquisition of all outstanding Common Shares under the Offer, in the manner set forth therein. Other than as set forth below, there have been no material changes to Strathcona’s share and loan capital since March 31, 2025.

	March 31, 2025(1)
	Actual	As adjusted for the Offer and the Bridge Facility Drawdown(2)(3)	As adjusted for the Offer, the Bridge Facility Drawdown and the WEF III Equity Investment(2)(4)	As adjusted for the Offer, the Bridge Facility Drawdown, the WEF III Equity Investment and the Montney Dispositions(2)(5) (6)
Current debt	—	787.7	787.7	—
Long-term debt	2,898.6	3,957.1	3,295.4	1,391.6
Total debt	2,898.6	4,744.8	4,083.1	1,391.6
Share Capital	3,590.2	8,076.8	8,738.5	8,738.5
Contributed Surplus	49.9	49.9	49.9	49.9
Retained earnings	2,332.9	2,298.9	2,298.9	3,028.9
Total shareholders equity	5,973.0	10,425.6	11,087.3	11,817.3
Capitalization	8,871.6	15,170.4	15,170.4	13,208.9

Notes:
(1)
All amounts are unaudited and expressed in millions of Canadian dollars.

(2)
The estimated number of Offeror Common Shares to be issued if the Offer is successful and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, is completed, is based on 254,800,000 Common Shares and an aggregate of 2,617,000 Company Treasury-Settled RSUs and Company Treasury-Settled PSUs issued and outstanding as at March 31, 2025, and assumes: (a) a price per Offeror Common Share of $30.92, being the closing price of the Offeror Common Shares on the TSX on May 15, 2025, (b) that all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are treasury-settled prior to the take up and payment for the Common Shares deposited under the Offer, and (c) the total amount of Cash Consideration required for the purchase of the Common Shares will be approximately $959.6 million. The estimated number of Offeror Common Shares to be issued under the Offer excludes 23,400,000 Common Shares held by Strathcona and its affiliates. As at May 5, 2025, there were 254,400,000 Common Shares outstanding, which results in Cash Consideration of approximately $957.8 million (or $947.1 million, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash).

(3)
Assumes (a) the acquisition by the Offeror of all outstanding Common Shares under the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, (b) a drawdown of approximately $959.6 million under the Company Acquisition Bridge Tranche to fund the Cash Consideration payable under the Offer, and (c) an approximate drawdown of $787.7 million under the Company Bond Bridge Tranche concurrent with the successful completion of the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, to redeem the Company Bonds, inclusive of an early redemption premium for a redemption price of 101.469% for the Company Bonds; the Company’s cash balance at March 31, 2025 is assumed to reduce the amount drawn under the Company Bond Bridge Tranche.

(4)
Assumes (a) the acquisition by the Offeror of all outstanding Common Shares under the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, (b) a drawdown of approximately $959.6 million under the Company Acquisition Bridge Tranche to fund the Cash Consideration payable under the Offer, (c) an approximate drawdown of $787.7 million under the Company Bond Bridge Tranche concurrent with the successful completion of the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, to redeem the Company Bonds, inclusive of an early redemption premium for a redemption price of 101.469% for the Company Bonds; the Company’s cash balance at March 31, 2025 is assumed to reduce the amount drawn under the Company Bond Bridge Tranche, and (d) aggregate proceeds for the WEF III Equity Investment of approximately $661.7 million used to reduce a portion of the drawdown under the Company Acquisition Bridge Tranche, resulting in a reduction of long-term debt.

(5)
Assumes (a) the acquisition by the Offeror of all outstanding Common Shares under the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, (b) a drawdown of approximately $959.6 million under the Company Acquisition Bridge Tranche to fund the Cash Consideration payable under the Offer, (c) an approximate drawdown of $787.7 million under the Company Bond Bridge Tranche concurrent with the successful completion of the Offer and a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, to redeem the Company Bonds, inclusive of an early redemption premium for a redemption price of 101.469% for the Company Bonds; the Company’s cash balance at March 31, 2025 is assumed to reduce the amount drawn under the Company Bond Bridge Tranche, (d) aggregate proceeds for the WEF III Equity Investment of approximately $661.7 million used to reduce a portion of the drawdown under the Company Acquisition Bridge Tranche, and (e) aggregate proceeds from the Montney Dispositions of approximately $2.7 billion used to reduce the drawdown under the Bridge Facility and amounts drawn under the Offeror’s existing credit facilities, resulting in a reduction of current and long-term debt.

(6)
Based on preliminary accounting estimates, an estimated gain from the Montney Dispositions of $730 million has been added to retained earnings. Disposition accounting is not yet complete and as such, this amount is subject to change.

WEF III Equity Commitment
Pursuant to an equity commitment letter dated May 29, 2025, Waterous Energy Fund III (Canadian) LP, Waterous Energy Fund III (US) LP, Waterous Energy Fund III (International) LP, Waterous Energy Fund III

(Canadian FI) LP and Waterous Energy Fund III (International FI) LP (collectively, the “WEF III Funds”), each an affiliate of WEF, have committed (the “WEF III Equity Commitment”) to subscribe for and purchase 21,400,000 subscription receipts in the capital of the Offeror (the “Offeror Subscription Receipts”) at a price of $30.92 per Offeror Subscription Receipt for aggregate proceeds to the Offeror of approximately $661.7 million (the “WEF III Equity Investment”). The subscription price of the Offeror Subscription Receipts and other terms and conditions of the WEF III Equity Investment were determined in accordance with the rules of the TSX and through negotiations between the WEF III Funds and a special committee comprised of independent directors of the Offeror Board (the “Offeror Special Committee”) that was established in connection with the WEF III Equity Investment. The subscription price of $30.92 per Offeror Subscription Receipt is equal to the closing price of the Offeror Common Shares on the TSX on May 15, 2025, the date the Offeror announced its intention to make the Offer, and reflects a 7% premium to the five-day volume weighted average price of the Offeror Common Shares on the TSX ending on the trading day prior to the date of this Offer to Purchase and Circular.
Each Offeror Subscription Receipt will entitle the WEF III Funds to receive, upon the earlier of (a) the date of payment for Common Shares taken-up following the expiry of the initial deposit period under the Offer and (b) the closing date of an Alternative Mutual Transaction, (i) automatically, without payment of any additional consideration or further action on the part of the WEF III Funds, one (1) Offeror Common Share and (ii) a payment (the “Dividend Equivalent Payment”) equal to the aggregate cash dividends per Offeror Common Share, if any, paid or payable to Offeror Shareholders in respect of all record dates for such dividends occurring from the date of the WEF III Equity Commitment to, but excluding, the date of payment for Common Shares taken-up following the expiry of the initial deposit period under the Offer (or closing date of the Alternative Mutual Transaction, as applicable) or to, and including, the Subscription Receipt Termination Date, as applicable. The Offeror Common Shares will be issued, and the Dividend Equivalent Payment will be paid, to the WEF III Funds on the date of payment for Common Shares taken-up following the expiry of the initial deposit period under the Offer (or closing date of the Alternative Mutual Transaction, as applicable) or Subscription Receipt Termination Date, as applicable.
The proceeds of the WEF III Equity Investment will be held in escrow by a subscription receipt agent and released to, or at the direction of, the Offeror concurrently upon the Offeror taking up Common Shares at the expiration of the initial deposit period in accordance with the terms of the Offer, and will be used by the Offeror to reduce a portion of the amount drawn under the Bridge Financing Commitment and pay a portion of the Cash Consideration payable under the Offer. In the event a Subscription Receipt Termination Event occurs, the proceeds of the WEF III Equity Investment will be returned to the WEF III Funds.
The completion of the WEF III Equity Investment will be subject to the satisfaction or waiver of certain customary conditions negotiated by the Offeror Special Committee and the WEF III Funds and is expected to be completed no later than 45 days from the date of the WEF Equity Commitment. The Offer is not conditional on the closing of the WEF III Equity Investment.
Price Range and Trading Volume
The Offeror Common Shares are listed for trading on the TSX under the symbol “SCR”.
The following table sets forth, for the periods indicated, the reported high and low trading prices and the aggregate volume of trading of the Offeror Common Shares on the TSX.
	High ($)	Low ($)	Volume (#)
November 2024	33.12	27.08	773,947
December 2024	31.64	27.00	603,141
January 2025	32.00	27.10	807,747
February 2025	28.22	25.30	911,604
March 2025	30.40	22.75	1,056,789
April 2025	29.15	22.75	811,141
May 1 – 29, 2025	31.09	24.46	1,174,737

Source: TSX Market Data

On May 15, 2025, the date on which the Offeror announced its intention to make the Offer, the closing price of the Offeror Common Shares on the TSX was $30.92. On May 29, 2025, the last trading day on the TSX prior to the date of the Offer, the closing price of the Offeror Common Shares on the TSX was $28.78.
Prior Sales
The following table summarizes the issuances of Offeror Common Shares in the 12-month period prior to the date hereof. Other than as summarized in the below table, Strathcona has not issued any Offeror Common Shares securities that are exercisable or exchangeable for or convertible into Offeror Common Shares in the above-mentioned period of time:
Date of Issue	Number of Offeror Common Shares	Issue Price	Description
January 31, 2025	19,534,409 Offeror Common Shares	$29.00	Issued to investors in certain WEF limited partnerships managed by the WEF Manger, upon the dissolution of such limited partnerships

9.
Source of Funds

The Offeror’s obligation to purchase the Common Shares deposited under the Offer is not subject to any financing condition.
The Offeror estimates that, if all of the issued and outstanding Common Shares not owned by the Offeror and its affiliates are deposited under the Offer and are taken up and paid for by the Offeror, the total amount of Cash Consideration required for the purchase of the Common Shares will be approximately $957.8 million (or $947.1 million, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash), plus related fees and expenses associated with the Offer. The Offeror has secured, on a firm, committed basis, all of the financing required to fund the entire Cash Consideration payable for the Common Shares in connection with the Offer and the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, as applicable.
The Cash Consideration payable under the Offer will be funded pursuant to the Bridge Financing Commitment, as described below. The funding under the Bridge Financing Commitment is expected to be reduced by virtue of the receipt of (a) the proceeds from the WEF III Equity Investment, and (b) the net proceeds from the Montney Dispositions.
The Offeror reasonably believes the possibility to be remote that, if the conditions to the Offer are satisfied or waived, the Offeror will be unable to pay for the Common Shares deposited under the Offer.
Bridge Financing Commitment
Pursuant to the terms of a binding commitment letter, The Bank of Nova Scotia and The Toronto-Dominion Bank (together, the “Lenders”) have (a) committed (the “Bridge Financing Commitment”) to make available to the Offeror a senior secured non-extendible non-revolving term credit facility (the “Bridge Facility”), consisting of (i) a tranche for an aggregate amount of $1.5 billion (the “Company Acquisition Bridge Tranche”), and (ii) a tranche for an aggregate amount of U.S.$620.6 million (the “Company Bond Bridge Tranche”), and (b) committed (the “Backstop Commitment”) to provide backstop commitments in respect of the Offeror’s existing senior secured credit facilities (the “Existing Credit Facilities”).
The Company Acquisition Bridge Tranche will be available to fund (a) the Offeror’s take up of Common Shares deposited during the initial deposit period (the “Initial Offer Period”), (b) the Offeror’s take up of Common Shares deposited under the mandatory 10-U.S. Business Day extension period and any Optional Extension Periods (the “Extended Offer Period”) and (c) any Compulsory Acquisition or Subsequent Acquisition Transaction (each, a “Second Stage Transaction”), and will have a maturity date of two years after the initial drawdown thereunder. The Company Bond Bridge Tranche will be available to repay, defease or satisfy and discharge the Company’s U.S.$600 million aggregate principal amount of 5.875% unsecured notes due February 1, 2029 (the “Company Bonds”) following any Second Stage Transaction and will have a maturity date of one year after the date of the sole drawdown thereunder. The Backstop Commitment is available to the Offeror to replace the commitment of the lenders under the Existing Credit Facilities pending their consent to certain amendments to the Existing Credit Facilities relating to the Offer, including permitting the establishment of the Bridge Facility. The Backstop Commitment will be provided on substantially the same terms as the Existing Credit Facilities and reflecting such amendments.
The Bridge Facility will be guaranteed by each of the Offeror’s subsidiaries and will be secured by a security interest in the current and future assets of the Offeror and each of its subsidiaries, in each case, on terms, and at the times, agreed with the Lenders. Such security interests will be pari passu with the security interests granted by the Offeror and its subsidiaries in respect of the Existing Credit Facilities. Notwithstanding the foregoing, the Bridge Facility will not require the Company or its subsidiaries to grant security or issue guarantees to the Lenders unless and until the Company is wholly-owned (directly or indirectly) by the Offeror following completion of a Second Stage Transaction.
The initial drawdown under the Company Acquisition Bridge Tranche for the Initial Offer Period is subject to the satisfaction or, where permitted, waiver of the conditions to the Offer (subject to the consent of the Lenders in respect of any amendment, waiver or variation to such conditions which are materially adverse to the Lenders), including evidence of satisfaction of the Minimum Deposit Condition, and certain other conditions which are customary for providing certainty of funding to offerors making a bid for, and purchase of, shares of the nature contemplated by the Offer. These include, among other things: (a) evidence satisfactory to the Lenders (acting reasonably) that the Offeror shall have sufficient funds (together with the proceeds of the Bridge Facility) to consummate the Offer and any Second Stage Transaction and to repay, defease or satisfy and discharge the Company Bonds; and (b) confirmation that the Offeror will have not less than $250 million in undrawn availability under the Existing Credit Facilities immediately following completion of such initial drawdown under the Company Acquisition Bridge Tranche for the Initial Offer Period. Any subsequent drawdowns of the Company Acquisition Bridge Tranche for the Extended Offer Period are subject to satisfaction of conditions substantially similar to those set forth above in respect of the initial drawdown of the Company Acquisition Bridge Tranche. Notably, the conditions to any subsequent drawdowns of the Company Acquisition Bridge Tranche for the Extended Offer Period include the confirmation of a limited set of representations and warranties and do not require confirmation of no default or event of default in respect of the Bridge Facility. Any subsequent drawdown of the Company Acquisition Bridge Tranche in respect of a Second Stage Transaction is subject to satisfaction of similar conditions to the drawdowns of the Company Acquisition Bridge Tranche for the Extended Offer Period, provided that, for any such drawdown in respect of a Second Stage Transaction, the Offeror will be required to confirm the accuracy of all representations and warranties and confirm that no default or event of default has occurred in respect of the Bridge Facility.
The Bridge Facility will be covenant-based and will not be subject to a borrowing base or require annual or semi-annual reviews and will contain customary representations, warranties, covenants and events of default which shall be generally consistent with the Existing Credit Facilities. In addition, the Bridge Facility will be subject to (a) a requirement that the Offeror use reasonable best efforts to complete a Second Stage Transaction as soon as possible following the Expiry Time, and (b) a requirement that the Offeror use commercially reasonable efforts to pursue an unsecured bond financing in an amount sufficient to repay in full the Company Bond Bridge Tranche or the Company Bonds, as applicable.
The outstanding principal amount under each tranche of the Bridge Facility must be repaid in full upon the applicable maturity date. In addition: (a) the Company Acquisition Bridge Tranche will be subject to yearly mandatory repayments of 15% (payable on a quarterly basis) until the principal amount of the Company Acquisition Bridge Tranche is less than 50% of the aggregate initial drawn amount thereof following completion of any Second Stage Transaction; (b) unless the WEF III Equity Investment has been completed prior to the end of the Initial Offer Period, the Offeror will be required to repay the Bridge Facility in an amount equal to the lesser of the amount of the WEF III Equity Investment and the principal amount of the Bridge Facility; and (c) the Bridge Facility will be reduced or repaid on a dollar-for-dollar basis with the net proceeds of certain debt issuances, material dispositions (including the Montney Dispositions) and equity issuances (excluding the WEF III Equity Investment), subject to certain customary exceptions. Additionally, other repayments of funds may be triggered by certain customary provisions under the Bridge Facility, including any acceleration following the occurrence of an event of default.
Customary fees for financings of the nature contemplated by the Bridge Financing Commitment and the Backstop Commitment are payable by the Offeror and amounts outstanding under the Bridge Facility will bear interest at rates as are market for financings of the nature contemplated by the Bridge Facility.

10.
Ownership and Trading in Securities of the Company

Ownership in Securities of the Company
The Offeror beneficially owns, directly or indirectly, or exercises control or direction over, 23,400,000 Common Shares, representing approximately 9.2% of the issued and outstanding Common Shares as of the date hereof. Other than as set forth herein, to the knowledge of the Offeror, after reasonable enquiry, no Common Shares, Convertible Securities or any other securities of the Company are beneficially owned, directly or indirectly, nor is control or direction exercised over any such securities, by any director or officer of the Offeror as of the date hereof. Mr. Seamus Murphy, President of Strathcona’s Lloydminster Conventional Business Unit, holds 362 Common Shares.
As of the date hereof, to the knowledge of the Offeror, after reasonable enquiry, no Common Shares, Convertible Securities or any other securities of the Company are beneficially owned, directly or indirectly, nor is control or direction exercised over any such securities, by any insider of the Offeror (other than directors or officers of the Offeror, as described above) or any associate or affiliate of any insider of the Offeror (collectively, the “Extended Offeror Group”) or any party acting jointly or in concert with the Offeror.
Trading in Securities of the Company
Except as disclosed below, during the six-month period preceding the Offer, no Common Shares have been purchased or sold by the Offeror. Each of the following purchases by the Offeror were made through the facilities of the TSX.
Description of Security	Action	Number of Securities Purchased	Price of Security	Date of the Transaction
Common Shares	Purchase	1,041,303	$21.06	March 6, 2025
Common Shares	Purchase	1,474,300	$21.69	March 7, 2025
Common Shares	Purchase	161,700	$22.49	March 10, 2025
Common Shares	Purchase	1,464,400	$22.79	March 11, 2025
Common Shares	Purchase	792,300	$22.84	March 12, 2025
Common Shares	Purchase	709,600	$23.71	March 13, 2025
Common Shares	Purchase	1,479,00	$23.67	March 14, 2025
Common Shares	Purchase	1,600,000	$24.54	March 18, 2025
Common Shares	Purchase	1,280,700	$24.61	March 19, 2025
Common Shares	Purchase	1,250,700	$24.76	March 20, 2025
Common Shares	Purchase	1,335,400	$24.83	March 21, 2025
Common Shares	Purchase	859,800	$24.76	March 24, 2025
Common Shares	Purchase	1,000,000	$25.08	March 25, 2025
Common Shares	Purchase	1,600,000	$25.33	March 26, 2025
Common Shares	Purchase	1,292,300	$25.30	March 27, 2025
Common Shares	Purchase	1,023,900	$25.04	March 28, 2025
Common Shares	Purchase	729,400	$24.82	March 31, 2025
Common Shares	Purchase	781,500	$25.25	April 1, 2025
Common Shares	Purchase	851,200	$25.24	April 2, 2025
Common Shares	Purchase	600,000	$25.20	April 3, 2025
Common Shares	Purchase	2,072,497	$23.42	April 4, 2025
Except as disclosed below, to the knowledge of the Offeror, after reasonable enquiry, no director or officer of the Offeror, no member of the Extended Offeror Group and no party acting jointly or in concert with the Offeror, has purchased or sold any securities of the Company during the six-month period preceding the date of the Offer. Mr. Ryan Tracy, President of Strathcona’s Lloydminster Thermal Business Unit, made the following purchases and sales of Common Shares during the six-month period preceding the date of the Offer. Mr. Tracy was not made aware of the Offer or the Offeror’s intention to commence the Offer prior to the Offeror’s public announcement on May 15, 2025.
Description of Security	Action	Number of Securities Purchased/Sold	Price of Security	Date of the Transaction
Common Shares	Purchase	1,200	$21.14	March 7, 2025
Common Shares	Sell	1,200	$24.50	March 18, 2025
Common Shares	Purchase	625	$23.86	April 4, 2025
Common Shares	Purchase	420	$20.59	April 7, 2025
Common Shares	Purchase	360	$19.17	April 8, 2025
Common Shares	Sell	1,405	$25.23	May 19, 2025(1)

Note:
(1)
The sale of 1,405 Common Shares on May 19, 2025 resulted from a pre-arranged sale order processed prior to the Offeror’s public announcement of its intention to launch the Offer on May 15, 2025.

Mr. Murphy made the following purchases and sales of Common Shares during the six-month period preceding the date of the Offer. Mr. Murphy was not made aware of the Offer or the Offeror’s intention to commence the Offer prior to the Offeror’s public announcement on May 15, 2025.
Description of Security	Action	Number of Securities	Purchase Price of Security	Date of the Transaction
Common Shares	Purchase	72	$23.14	January 29, 2025
Common Shares	Purchase	14	$20.63	April 8, 2025

11.
Commitments to Acquire Securities of the Company

None of the Offeror nor, to the knowledge of the Offeror, after reasonable enquiry, any of its directors or officers, any member of the Extended Offeror Group or any person acting jointly or in concert with the Offeror, has entered into any agreements, commitments or understandings to acquire any securities of the Company.
12.
Other Material Facts

The Offeror does not have knowledge of any material fact concerning the securities of the Company that has not been generally disclosed by the Company, or any other matter that is not disclosed in the Circular and that has not previously been generally disclosed, and that would reasonably be expected to affect the decision of Company Shareholders to accept or reject the Offer.
13.
Treatment of Convertible Securities

The Offer is made only for Common Shares and the accompanying SRP Rights and is not made for any Convertible Securities (including Company Treasury-Settled RSUs and Company Treasury-Settled PSUs) or other rights (other than SRP Rights) to acquire Common Shares. Holders of Convertible Securities who wish to accept the Offer must, to the extent permitted by the terms of the Convertible Securities and applicable Law, exercise, exchange or convert such Convertible Securities into Common Shares and deposit those Common Shares in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received the Common Shares on such exercise and have them available for deposit at or prior to the Expiry Time, or in sufficient time to comply with the procedures referred to under Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”. Other than the Convertible Securities, it is the Offeror’s understanding that there are no outstanding securities of the Company that are exercisable, exchangeable for or convertible into Common Shares, other than the SRP Rights. If any holder of Convertible Securities does not exercise, exchange or convert their Convertible Securities and deposit any resulting Common Shares under the Offer prior to the Expiry Time, such Convertible Securities may be replaced with similar securities of the Offeror or may expire or be terminated, as applicable, following the Expiry Time in accordance with their respective terms and conditions.
The tax consequences to holders of Convertible Securities of exercising, exchanging or converting such Convertible Securities are not described in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations” or Section 20 of the Circular, “United States Federal Income Tax Considerations”. Holders of Convertible Securities should consult their tax advisors regarding the potential tax consequences to them in connection with the decision whether to exercise such Convertible Securities.
14.
Acquisition of Common Shares Not Deposited

If sufficient Common Shares are deposited under the Offer, the Offeror intends to acquire the remaining Common Shares pursuant to the right of Compulsory Acquisition provided in the ABCA. If the Offeror acquires less than 90% of the Common Shares subject to the Offer, or the right of Compulsory Acquisition is not available for any reason, or the Offeror chooses not to avail itself of such statutory right, the Offeror may, at its option, pursue other means of acquiring the remaining Common Shares not deposited under the Offer pursuant to a Subsequent Acquisition Transaction. The Offer is conditional upon, among other things, the Statutory Minimum Condition and the Minimum Deposit Condition being satisfied. These and other conditions of the Offer are described in Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Compulsory Acquisition
If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is shorter, the Offer is accepted by the holders of not less than 90% of the outstanding Common Shares under the Offer, other than Common Shares held at the date of the Offer by or on behalf of the Offeror, or an affiliate or associate of the Offeror (as those terms are defined in the ABCA), then the Offeror intends to acquire the remainder of the Common Shares by way of a compulsory acquisition pursuant to Part 16 of the ABCA (a “Compulsory Acquisition”) for consideration per Common Share not less than, and in the same form as, the Consideration.
To exercise its statutory right of Compulsory Acquisition, the Offeror must send a notice (the “Offeror’s Notice”) to each Company Shareholder who did not accept the Offer (and each person who subsequently acquires any such Common Shares) (in each case, a “Non-Depositing Offeree”) of such proposed acquisition within 60 days after the date of the termination of the Offer and in any event within 180 days after the date of the Offer. Within 20 days after the Offeror sends the Offeror’s Notice, the Offeror must pay or transfer to the Company the consideration the Offeror would have to pay or transfer to the Non-Depositing Offerees if they had elected to accept the Offer, to be held in trust for the Non-Depositing Offerees. In accordance with subsection 196(1) of the ABCA, within 20 days after receipt of the Offeror’s Notice, each Non-Depositing Offeree must send the Certificate(s) representing the Common Shares held by such Non-Depositing Offeree to the Company and must elect either to transfer such Common Shares to the Offeror on the terms of the Offer or to demand payment of the fair value of such Common Shares held by such Non-Depositing Offeree by so notifying the Offeror within 20 days after the Non-Depositing Offeree receives the Offeror’s Notice. A Non-Depositing Offeree who does not, within 20 days after the Non-Depositing Offeree received the Offeror’s Notice, notify the Offeror that the Non-Depositing Offeree is electing to demand payment of the fair value of the Non-Depositing Offeree’s Common Shares is deemed to have elected to transfer such Common Shares to the Offeror on the same terms that the Offeror acquired Common Shares from the Company Shareholders who accepted the Offer. If a Non-Depositing Offeree has elected to demand payment of the fair value of such Common Shares, the Offeror may apply to the Court to hear an application to fix the fair value of such Common Shares of such Non-Depositing Offeree. If the Offeror fails to apply to the Court within 20 days after it made the payment or transferred the consideration to the Company referred to above, the Non-Depositing Offeree may then apply to the Court within a further period of 20 days to have the Court fix the fair value. If there is no such application made by the Non-Depositing Offeree within such period, the Non-Depositing Offeree will be deemed to have elected to transfer such Common Shares to the Offeror on the terms that the Offeror acquired Common Shares from the Company Shareholders who accepted the Offer. Any judicial determination of the fair value of the Common Shares could be less or more than the amount paid pursuant to the Offer. There can be no assurances that the Offeror will pursue a Compulsory Acquisition.
If all of the requirements of Part 16 of the ABCA are first fulfilled after the Expiry Time or within 120 days after the date of the Offer, whichever is earlier, the Offeror may apply to a court having jurisdiction for an extension of such period pursuant to Section 205 of the ABCA.

The foregoing is a summary only of the right of Compulsory Acquisition which may become available to the Offeror and the dissent rights that may be available to a Non-Depositing Offeree, and is qualified by its entirety by the provisions of Part 16 of the ABCA. The provisions of Part 16 of the ABCA are complex and may require strict adherence to notice and timing provisions, failing which a Non-Depositing Offeree’s rights may be lost or altered. Company Shareholders should refer to Part 16 of the ABCA for the full text of the relevant statutory provisions, and those who wish to be better informed about the provisions of the ABCA should consult their legal advisors.
See Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”, and Section 20 of the Circular, “United States Federal Income Tax Considerations”, for a discussion of the tax consequences to Company Shareholders in the event of a Compulsory Acquisition.
Subsequent Acquisition Transaction
If the Offeror acquires less than 90% of the Common Shares under the Offer, the right of Compulsory Acquisition described above is not available for any reason, or the Offeror chooses not to avail itself of such statutory right, the Offeror intends to pursue other means of acquiring the remaining Common Shares not deposited under the Offer, including, without limitation, causing one or more special meetings to be called of the then Company Shareholders to consider an amalgamation, statutory arrangement, capital reorganization, amendment to the Company’s articles, consolidation or other transaction involving the Offeror and/or an affiliate of the Offeror and the Company and/or the Company Shareholders for the purpose of the Company becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of the Offeror (a “Subsequent Acquisition Transaction”). If the Offeror were to proceed with a Subsequent Acquisition Transaction, it is the Offeror’s current intention that the consideration to be paid to Company Shareholders pursuant to any such Subsequent Acquisition Transaction would be at least equal in value to and in the same form as the Consideration payable under the Offer.
The timing and details of a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including, without limitation, the number of Common Shares acquired pursuant to the Offer. If, after taking up Common Shares under the Offer, the Offeror owns at least 66 2∕3% of the outstanding Common Shares and holds sufficient votes that can be cast to obtain “minority approval” pursuant to MI 61-101, as discussed below, the Offeror should own sufficient Common Shares to be able to effect a Subsequent Acquisition Transaction. There can be no assurances that the Offeror will pursue a Subsequent Acquisition Transaction.
MI 61-101 may deem a Subsequent Acquisition Transaction to be a business combination if such Subsequent Acquisition Transaction would result in the interest of a holder of Common Shares being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. The Offeror expects that any Subsequent Acquisition Transaction relating to Common Shares will be a business combination under MI 61-101.
In certain circumstances, the provisions of MI 61-101 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a business combination carried out in accordance with MI 61-101 or an exemption under MI 61-101, the “related party transaction” provisions therein do not apply to such transaction. Following completion of the Offer, the Offeror may be a “related party” of the Company for the purposes of MI 61-101, although the Offeror expects that any Subsequent Acquisition Transaction would be a business combination for purposes of MI 61-101 and that therefore the “related party transaction” provisions of MI 61-101 would not apply to the Subsequent Acquisition Transaction. The Offeror intends to carry out any such Subsequent Acquisition Transaction in accordance with MI 61-101, or any successor provisions, or an exemption under MI 61-101, such that the “related party transaction” provisions of MI 61-101 would not apply to such Subsequent Acquisition Transaction.
MI 61-101 provides that, unless exempted, a corporation proposing to carry out a business combination is required to prepare a valuation of the affected securities (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. The Offeror currently intends to rely on available exemptions (or, if such exemptions are not available, to seek waivers pursuant to MI 61-101 exempting the Company and the Offeror or one or more of its affiliates, as appropriate) from the valuation requirements of MI 61-101. An exemption is available under MI 61-101 for certain business combinations completed within 120 days after the date of expiry of a formal take-over bid where the consideration per security under the business combination is at least equal in value to and is in the same form as the consideration that depositing security holders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents. The Offeror has provided such disclosure and currently expects that these exemptions will be available.
Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the ABCA and the Company’s constating documents may require the approval of at least 66 2∕3% of the votes cast by holders of the outstanding Common Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. MI 61-101 would also require that, in addition to any other required security holder approval, in order to complete a business combination (such as a Subsequent Acquisition Transaction), the approval of a majority of the votes cast by “minority” shareholders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by the applicable Securities Regulatory Authorities. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Common Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority Company Shareholders.
In relation to the Offer and any subsequent business combination, the “minority” Company Shareholders will be, unless an exemption is available or discretionary relief is granted by the applicable Securities Regulatory Authorities, all Company Shareholders other than (a) the Offeror (other than in respect of Common Shares acquired pursuant to the Offer, as described below), (b) any “interested party” (within the meaning of MI 61-101), (c) certain “related parties” of the Offeror or of any other “interested party” (in each case within the meaning of MI 61-101) including any director or senior officer of the Offeror, affiliate or insider of the Offeror or any of their directors or senior officers, and (d) any “joint actor” (within the meaning of MI 61-101) with any of the foregoing persons. MI 61-101 also provides that the Offeror may treat Common Shares acquired under the Offer as “minority” shares and to vote them, or to consider them voted, in favour of such business combination if, among other things: (i) the business combination is completed not later than 120 days after the Expiry Time; (ii) the consideration per security in the business combination is at least equal in value to and in the same form as the Consideration paid under the Offer; and (iii) the Company Shareholder who tendered such Common Shares to the Offer was not (A) a “joint actor” (within the meaning of MI 61-101) with the Offeror in respect of the Offer, (B) a direct or indirect party to any “connected transaction” (within the meaning of MI 61-101) to the Offer, or (C) entitled to receive, directly or indirectly, in connection with the Offer, a “collateral benefit” (within the meaning of MI 61-101) or consideration per Common Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of Common Shares. The Offeror currently intends that the consideration offered for Common Shares under any Subsequent Acquisition Transaction proposed by it would be equal in value to, and in the same form as, the Consideration paid to Company Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, the Offeror intends to cause the Common Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by MI 61-101, to be counted as part of any minority approval required in connection with any such transaction. See Section 10 of the Circular, “Ownership and Trading in Securities of the Company”. To the knowledge of the Offeror, after reasonable enquiry, only the votes attached to the 23,400,000 Common Shares held by the Offeror, as set forth at Section 10 of the Circular, “Ownership and Trading in Securities of the Company”, would be required to be excluded in determining whether “minority” approval for a Subsequent Acquisition Transaction has been obtained for the purposes of MI 61-101.
Any such Subsequent Acquisition Transaction may also result in Company Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Common Shares. The exercise of such right of dissent, if certain procedures are complied with by the holder, could lead to a judicial determination of fair value required to be paid to such Non-Depositing Offeree for its Common Shares. The fair value so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer. The exact terms and procedures of the rights of dissent available to Company Shareholders will depend on the structure of the Subsequent Acquisition Transaction and will be fully described in the information circular or other disclosure document provided to Company Shareholders in connection with the Subsequent Acquisition Transaction.

Whether or not a Subsequent Acquisition Transaction will be proposed, and the details of any such Subsequent Acquisition Transaction, including, without limitation, the timing of its implementation and the consideration to be received by the minority Company Shareholders, will necessarily be subject to a number of considerations, including, without limitation, the number of Common Shares acquired pursuant to the Offer. Although the Offeror may propose a Compulsory Acquisition or a Subsequent Acquisition Transaction on the same terms as the Offer, it is possible that, as a result of the number of Common Shares acquired under the Offer, delays in the Offeror’s ability to effect such a transaction, information hereafter obtained by the Offeror, changes in general economic, industry, regulatory or market conditions or in the business of the Company or the Offeror, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. The Offeror expressly reserves the right to propose other means of acquiring, directly or indirectly, all of the outstanding Common Shares in accordance with applicable Law, including, without limitation, a Subsequent Acquisition Transaction on terms not described in this Circular.
As of the date of this Offer to Purchase and Circular, it is the Offeror’s intention that, in the event that the Offeror owns at least 66 2∕3% of the Common Shares after taking up Common Shares under the Offer, it will pursue a Subsequent Acquisition Transaction and cause an amalgamation of the Company and a first-tier subsidiary of the Offeror following or as a part of such Subsequent Acquisition Transaction. However, the Offeror may determine at its sole discretion not to amalgamate the Company with its subsidiary.
If the Offeror is unable to, or determines at its option not to, effect a Compulsory Acquisition or propose a Subsequent Acquisition Transaction, or proposes a Subsequent Acquisition Transaction but cannot obtain any required approvals or exemptions promptly, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Law, purchasing additional Common Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from the Company. Subject to applicable Law, any additional purchases of Common Shares could be at a price greater than, equal to or less than the price to be paid for Common Shares under the Offer and could be for cash, securities and/or other consideration. Alternatively, the Offeror may take no action to acquire additional Common Shares, or, subject to applicable Law, may either sell or otherwise dispose of any or all Common Shares acquired under the Offer, on terms and at prices then determined by the Offeror, which may vary from the price paid for Common Shares under the Offer. See Section 13 of the Offer to Purchase, “Market Purchases and Sales of Common Shares”.
See Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”, and Section 20 of the Circular, “United States Federal Income Tax Considerations”, for a discussion of the tax consequences to Company Shareholders in the event of a Subsequent Acquisition Transaction. Company Shareholders should consult their legal advisors for a determination of their legal rights and the tax consequences to them, having regard to their own particular circumstances, with respect to a Subsequent Acquisition Transaction.
Legal Matters
Company Shareholders should consult their respective legal advisors for a determination of their respective legal rights with respect to any Compulsory Acquisition or Subsequent Acquisition Transaction.
15.
Agreements, Commitments or Understandings

There are (a) no agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or officers of the Company, including for any payment or other benefit proposed to be made or given by way of compensation for loss of office or their remaining in or retiring from office if the Offer is successful, and (b) no agreements, commitments or understandings made or proposed to be made between the Offeror and any security holder of the Company relating to the Offer.
There are no agreements, commitments or understandings between the Offeror and the Company relating to the Offer and the Offeror is not aware of any agreement, commitment or understanding that could affect control of the Company.
16.
Regulatory Matters

Except as discussed below, to the knowledge of the Offeror, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary on the part of the Offeror for the consummation of the transactions contemplated by the Offer, except for such authorizations, consents, approvals and filings the failure to obtain or make which would not, individually or in the aggregate, prevent or materially delay consummation of the transactions contemplated by the Offer. In the event that the Offeror becomes aware of other requirements, it will make reasonable commercial efforts to satisfy such requirements at or prior to the Expiry Time, as such time may be extended.
Foreign Investment Laws
Based upon an examination of publicly available information relating to the business of the Company, the Offeror does not expect the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, as applicable, to give rise to material foreign investment law concerns in any jurisdiction. However, the Offeror cannot be assured that no such concerns will arise.
Competition Laws
Based upon an examination of publicly available information relating to the business of the Company, the Offeror does not expect the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, as applicable, to give rise to material competition/anti-trust concerns in any jurisdiction. However, the Offeror cannot be assured that no such concerns will arise.
Competition Act
Part IX of the Competition Act requires that the parties to certain classes of transactions provide prescribed information to the Commissioner where the applicable thresholds set forth in Sections 109 and 110 of the Competition Act are exceeded and no exemption applies (“Notifiable Transactions”).
Subject to certain limited exceptions, a Notifiable Transaction cannot be completed until the parties to the transaction have each submitted the information prescribed pursuant to subsection 114(1) of the Competition Act (a “Notification”) to the Commissioner and the applicable waiting period has expired or been waived or terminated early by the Commissioner. If a proposed transaction is an unsolicited offer to acquire the shares of a corporation and the Commissioner receives the offeror’s Notification, the Commissioner is required under subsection 114(3) of the Competition Act to immediately notify the corporation whose shares the offeror proposes to acquire that the Commissioner has received the offeror’s Notification, and such corporation must supply its Notification within 10 days thereafter.
The waiting period is 30 days after the day on which the parties to the transaction submit their respective Notifications, except in the case of an unsolicited offer where, pursuant to subsection 123(3) of the Competition Act, the period begins on the date on which the offeror submits its Notification. The parties are, or the offeror in an unsolicited offer is, entitled to complete the Notifiable Transaction at the end of the 30-day period, unless the Commissioner notifies the parties (or the offeror in an unsolicited offer), pursuant to subsection 114(2) of the Competition Act, that the Commissioner requires additional information that is relevant to the Commissioner’s assessment of the transaction (a “Supplementary Information Request”). In the event that the Commissioner provides the parties with a Supplementary Information Request, the Notifiable Transaction cannot be completed until 30 days after both parties have complied with such Supplementary Information Request, provided that there is no order issued by the Competition Tribunal in effect prohibiting completion of the transaction at the relevant time. In the case of an unsolicited offer, the 30-day period following compliance with the Supplementary Information Request begins on the day after the offeror’s compliance with the Supplementary Information Request.
The parties to a transaction are legally entitled to complete their transaction: (a) upon expiry of the applicable statutory waiting period; (b) upon the Commissioner’s issuance of an advance ruling certificate pursuant to Section 102 of the Competition Act (an “ARC”); or (c) upon the Commissioner’s issuance of a letter indicating that the Commissioner does not, at that time, intend to challenge the transaction by making an application to the Competition Tribunal under Section 92 of the Competition Act, while reserving the Commissioner’s statutory right to challenge the transaction before the Competition Tribunal at any time within one year of the transaction being completed (a “No-Action Letter”) together with either (i) expiry of the applicable statutory waiting period; or (ii) waiver of the Notification requirement and, accordingly, the applicable waiting period.

At any time before a “merger” (as such term is defined under the Competition Act) is completed, even where the Commissioner has been notified under subsection 114(1) of the Competition Act and the applicable waiting period has expired, the Commissioner may apply to the Competition Tribunal for an interim order under subsection 100(1) of the Competition Act forbidding any person named in the application from doing any act or thing where it appears to the Competition Tribunal that such act or thing may constitute or be directed toward the completion or implementation of a proposed merger. The Competition Tribunal may issue such order for up to 30 days where (a) the Commissioner has certified that an inquiry is being made under paragraph 10(1)(b) of the Competition Act and that, in the Commissioner’s opinion, more time is required to complete the inquiry, and (b) the Competition Tribunal finds that, in the absence of an interim order, a party to the proposed merger or any other person is likely to take an action that would substantially impair the ability of the Competition Tribunal to remedy the effect of the proposed merger on competition under Section 92 of the Competition Act because that action would be difficult to reverse. The duration of such interim order may be extended for a period of up to an additional 30 days where the Competition Tribunal finds, on application made by the Commissioner that the Commissioner is unable to complete the inquiry within the period specified in the order because of circumstances beyond the control of the Commissioner.
Whether or not a merger is subject to notification under Part IX of the Competition Act, the Commissioner can apply to the Competition Tribunal for a remedial order under Section 92 of the Competition Act at any time before the merger has been completed or, if completed, (a) within one year after it was substantially completed, where the merger was notified to the Commissioner, provided that, subject to certain exceptions, the Commissioner did not issue an ARC in respect of the merger, or (b) within three years where no notification was made to the Commissioner. On application by the Commissioner under Section 92 of the Competition Act, the Competition Tribunal may, where it finds that the merger prevents or lessens, or is likely to prevent or lessen, competition substantially, order that the merger not proceed or, if completed, order its dissolution or the disposition of assets or shares involved in such merger, and in addition to, or in lieu thereof, with the consent of the person against whom the order is directed and the Commissioner, the Competition Tribunal may order a person to take any other action.
The transactions contemplated by the Offer constitute a Notifiable Transaction and also constitute a “merger” under the Competition Act. The obligation of the Offeror to complete the Offer is, among other things, subject to the condition that Competition Act Approval is obtained. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Transportation Act
Subsection 53.1(1) of the Transportation Act provides that every person who is required to notify the Commissioner under subsection 114(1) of the Competition Act of a proposed transaction that involves a transportation undertaking shall, at the same time as the Commissioner is notified and, in any event, not later than the date by which the person is required to notify the Commissioner, give notice of the proposed transaction to the Transport Minister. Transactions that are subject to notification under the Transportation Act cannot be completed until the requirements noted below have been satisfied.
Under the Transportation Act, the Transport Minister is required to inform the parties within 42 days of the receipt of the parties’ notification whether, in the Transport Minister’s opinion, the transactions raise issues with respect to the public interest as it relates to national transportation. At any time during or at the end of the 42-day period, the Transport Minister may notify the parties that the transactions do not raise issues with respect to the public interest as it relates to national transportation, in which case the consummation of the transactions would no longer be prohibited under the Transportation Act. Alternatively, if the Transport Minister determines that the proposed transactions raise issues with respect to the public interest as it relates to national transportation, the parties cannot complete the proposed transactions until they are approved by the Governor in Council. If this approval is required, the Transport Minister will direct the Canada Transportation Agency or another person to examine the public interest issues and to report to the Transport Minister within 150 days (or within any longer period that the Transport Minister allows). Within 150 days after the Commissioner is first notified of the transactions, the Commissioner must report to the Transport Minister and the parties to the transaction on any concerns regarding potential prevention or lessening of competition that may occur as a result of the transaction. The Transport Minister will then make a recommendation to the Governor in Council as to whether to approve the proposed transaction. The Governor in Council has the authority to approve the transaction either conditionally or unconditionally.

The Offeror does not anticipate that Transportation Act Approval will be required under applicable Law in respect of the transactions contemplated by the Offer. However, if, at any time before the Expiry Time, the Offeror determines that Transportation Act Approval is required in connection with the transactions contemplated by the Offer, the Offeror will file the applicable notice with the Transport Minister. The Offeror does not anticipate any issues in receiving Transportation Act Approval if required.
HSR Approval
Under the HSR Act, the Offer cannot be completed until the Offeror files a notification and report form with the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. The Offer may not be completed until the expiration of a 30-day waiting period following the Offeror’s filing of its HSR Act notification form, but this period may be shortened if the reviewing agency grants “early termination” of the waiting period, or it may be extended if either (a) the Offeror voluntarily withdraws and re-files to allow a second 30-day waiting period, and/or (b) the reviewing agency issues a formal request for additional information and documentary material (a “Second Request”). If during the initial waiting period, either the FTC or the DOJ issues a Second Request, the waiting period with respect to the acquisition of the Common Shares under the Offer would be extended until 30 days following the date of substantial compliance by the Offeror with that Second Request, unless the FTC or the DOJ terminates the additional waiting period before its expiration. The Company will be required to make an HSR filing and may also receive a Second Request. Under the HSR Act, the Company is obligated to make an HSR filing within 15 days after the Offeror has made its HSR filing and if the Company receives a Second Request, the Company is obligated to comply within a reasonable period of time, but in each event the waiting period is not affected. If the last day of any waiting period falls on a weekend or on a U.S. legal holiday, the waiting period is extended to the next business day.
The Offeror is entitled under the HSR Act to complete the Offer at the end of the waiting period provided that the DOJ or the FTC has not taken action that results in a court order stopping completion of the Offer. The expiration of the waiting period does not bar the FTC or the DOJ from subsequently challenging the Offer.
The Offeror will file its HSR Act notification forms with the FTC and the Antitrust Division of the DOJ. The obligation of the Offeror to complete the Offer is, among other things, subject to the condition that HSR Approval is obtained. See Section 4 of the Offer to Purchase, “Conditions of the Offer”.
Other Regulatory Approvals
Based upon its review of the public disclosure of the Company, to the knowledge of the Offeror, there are no other material regulatory approvals that would likely impede the completion of the Offer.
17.
Shareholder Rights Plan

The following is a summary of certain material provisions of the Shareholder Rights Plan. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Shareholder Rights Plan, which has been filed and is available on SEDAR+ under the Company’s profile at www.sedarplus.ca.
Effective Date
The Company and the SRP Rights Agent entered into the Shareholder Rights Plan dated as of May 25, 2017, amending and restating the amended and restated shareholder rights plan agreement dated as of May 1, 2014. The continuation of the Shareholder Rights Plan was most recently ratified and approved at the annual and special meeting of Company Shareholders held on May 1, 2023.
Issue of Rights
Pursuant to the Shareholder Rights Plan, one SRP Right was issued and attached to each Common Share outstanding and one SRP Right has been, and will be, issued and attach to each Common Share subsequently issued.

Separation Time/Ability to Exercise Rights
The SRP Rights are not exercisable, and are not separable from the Common Shares in connection with which they were issued, until the “Separation Time”, being the close of business on the 10th trading day after the earlier of:
(a)
the first date of public announcement by the Company or Acquiring Person of facts indicating that a Person (as defined in the Shareholder Rights Plan) has become an Acquiring Person (the “Share Acquisition Date”);

(b)
the date of the commencement of or first public announcement of the intent of any Person (other than the Company or any subsidiary of the Company) to commence a Take-over Bid (as defined in the Shareholder Rights Plan) (other than a Permitted Bid or a Competing Permitted Bid); or

(c)
the date upon which a Permitted Bid or Competing Permitted Bid ceases to be a Permitted Bid or Competing Permitted Bid;

or such later time as may be determined by the Company Board.
A Person is an “Acquiring Person” for the purposes of the Shareholder Rights Plan if it acquires beneficial ownership (as defined in the Shareholder Rights Plan) of 20% or more of the outstanding Common Shares, with certain exceptions as set forth in the Shareholder Rights Plan.
Rights Exercise Privilege
The Shareholder Rights Plan provides that upon the occurrence of a Flip-in Event (being any transaction pursuant to which a Person becomes an Acquiring Person prior to the Expiration Time (as defined in the Shareholder Rights Plan) of the Shareholder Rights Plan), and subject to certain limitations in the Shareholder Rights Plan, as to which the Company Board has not waived the application of the Shareholder Rights Plan, each SRP Right held by:
(a)
an Acquiring Person (or any of its associates, affiliates or joint actors) on or after the earlier of the Separation Time or the Share Acquisition Date, shall become null and void; and

(b)
any other Company Shareholder shall entitle the holder thereof to purchase from the Company, upon exercise thereof in accordance with the terms of the Shareholder Rights Plan, that number of Common Shares having an aggregate Market Price (as defined in the Shareholder Rights Plan) on the date of consummation or occurrence of such Flip-in Event, and from and after the Separation Time, twice the amount of the product of three times the Market Price as at the Separation Time (such product, the “SRP Exercise Price”) for an amount of cash equal to the SRP Exercise Price (such right to be adjusted in accordance with the Shareholder Rights Plan).

The Shareholder Rights Plan does not apply to certain types of transactions, including, without limitation, Permitted Bids. A “Permitted Bid” is a Take-over Bid made by a person by means of a take-over bid circular that meets certain requirements, including that the bid must:
(a)
be made to all holders of record of Voting Shares, other than the Offeror (as defined in the Shareholder Rights Plan);

(b)
remain open for acceptance for at least 105 days from the date of the bid or such shorter period that a Take-over Bid (which is not exempt from the general take-over bid requirements of Applicable Securities Laws (as defined in the Shareholder Rights Plan), including, for greater certainty, NI 62-104) must remain open for deposits of securities thereunder, in the applicable circumstances at such time, pursuant to Applicable Securities Laws;

(c)
be subject to a minimum tender condition of more than 50% of the Voting Shares held by Independent Shareholders (as defined in the Shareholder Rights Plan);

(d)
contain a provision that unless the bid is withdrawn, Voting Shares may be deposited pursuant to such bid at any time during the period of time between the date of the bid and the date on which

Voting Shares may be taken up and paid for and that any Voting Shares deposited pursuant to the bid may be withdrawn until taken up and paid for; and
(e)
provide that the bid will be extended for at least 10 days if more than 50% of the Voting Shares held by Independent Shareholders are deposited to the bid (and the Offeror shall make a public announcement of that fact), provided always that a Permitted Bid will cease to be a Permitted Bid at any time when such bid ceases to meet any of the provisions of the definition of Permitted Bid and provided that, at such time, any acquisition of Voting Shares made pursuant to such Permitted Bid, including any acquisition of Voting Shares theretofore made, will cease to be a Permitted Bid Acquisition (as defined in the Shareholder Rights Plan).
The Offeror has structured the Offer to meet the requirements of the definition of a “Permitted Bid” under the Shareholder Rights Plan.
A competing Take-over Bid that is made while a Permitted Bid is outstanding and satisfies all of the criteria for Permitted Bid status, except that it may expire on the same date as the Permitted Bid that is outstanding (subject to the minimum period of days such Take-over Bid must remain open pursuant to Applicable Securities Laws), will be considered to be a “Competing Permitted Bid” for the purposes of the Shareholder Rights Plan, provided that a Competing Permitted Bid will cease to be a Competing Permitted Bid at any time when such bid ceases to meet any of the provisions of the definition of Competing Permitted Bid and provided that, at such time, any acquisition of Common Shares made pursuant to such Competing Permitted Bid, including any acquisitions of Common Shares theretofore made, will cease to be a Permitted Bid Acquisition (as defined in the Shareholder Rights Plan).
Certificates and Transferability
Before the Separation Time, each SRP Right is evidenced by the Certificate representing the associated Common Share, and trades together with, and is not transferable separately from, the associated Common Share. From and after the Separation Time, the SRP Rights will be evidenced by separate Certificates, and will be transferable separately from the Common Shares in accordance with the Shareholder Rights Plan.
Waiver
The Company Board acting in good faith may, until the occurrence of a Flip-in Event, determine to waive the application of the Shareholder Rights Plan provided that the Flip-in Event would occur by reason of a Take-Over Bid made by way of take-over bid circular sent to all holders of Voting Shares. Any such waiver of the Shareholder Rights Plan’s application in respect of a particular Take-over Bid will constitute a waiver of the Shareholder Rights Plan in respect of any other formal Take-over Bid made while the initial bid is outstanding.
The Company Board may also waive the application of the Shareholder Rights Plan in respect of a particular Flip-in Event that has occurred through inadvertence; provided that the Acquiring Person that inadvertently triggered the Flip-in Event thereafter reduces its beneficial holdings below 20% of the outstanding Common Shares within 14 days or such other date as the Company Board may determine.
Redemption
SRP Rights are deemed to be redeemed following completion of a Permitted Bid (including a Competing Permitted Bid) or any other Take-over Bid in respect of which the Company Board has waived the Shareholder Rights Plan’s application, at a redemption price of $0.00001 per SRP Right (the “Redemption Price”), subject to certain adjustments provided for in the Shareholder Rights Plan.
With Company Shareholder approval, the Company Board may also, prior to the occurrence of a Flip-in Event, elect to redeem all (but not less than all) of the then outstanding SRP Rights at the Redemption Price. In certain circumstances, the approval of holders of SRP Rights may also be required in respect of a redemption.

Exemptions for Investment Advisors, etc.
Investment advisors (for client accounts), trust companies (acting in their capacity as trustees or administrators), statutory bodies whose business includes the management of funds (for employee benefit plans, pension plans, or insurance plans of various public bodies), administrators or trustees of registered pension plans or funds and agents or agencies of the Crown, which acquire more than 20% of the outstanding Common Shares, are effectively exempted (through the definition of “beneficial ownership” under the Shareholder Rights Plan) from triggering a Flip-in Event provided that they are not in fact making, either alone or jointly or in concert with any other person, a Take-over Bid.
Amendments
The Company Board is authorized to make amendments to the Shareholder Rights Plan to correct any clerical or typographical error, or to maintain the validity of the Shareholder Rights Plan as a result of changes in law or regulation. Other amendments or supplements to the Shareholder Rights Plan may be made with the prior approval of Company Shareholders.
18.
Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer

The purchase of Common Shares by the Offeror under the Offer will reduce the number of Common Shares that might otherwise trade publicly and will reduce the number of Company Shareholders and, depending on the number of Common Shares acquired by the Offeror, could materially adversely affect the liquidity and market value of any remaining Common Shares held by the public.
The rules and regulations of the TSX establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Common Shares from the TSX. Depending on the number of Common Shares purchased by the Offeror under the Offer or otherwise, it is possible that the Common Shares would fail to meet the criteria for continued listing on the TSX. If this were to happen, the Common Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Common Shares. If the Offeror proceeds with a Compulsory Acquisition or a Subsequent Acquisition Transaction, the Offeror intends to cause the Company to apply to delist the Common Shares from the TSX as soon as practicable after completion of the Offer and any Compulsory Acquisition or any Subsequent Acquisition Transaction. If the Common Shares are delisted from the TSX, the extent of the public market for the Common Shares and the availability of price or other quotations would depend upon the number of Company Shareholders, the number of Common Shares publicly held and the aggregate market value of the Common Shares publicly held at such time, the interest in maintaining a market in Common Shares on the part of securities firms, whether the Company remains subject to public reporting requirements in Canada and other factors.
If permitted by applicable Law, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror may cause the Company to cease to be a reporting issuer under applicable Canadian securities Laws.
The Common Shares are not currently registered under the U.S. Exchange Act or listed or quoted on a stock exchange in the United States.
19.   Certain Canadian Federal Income Tax Considerations
The following summary describes the principal Canadian federal income tax considerations generally applicable to a beneficial owner of Common Shares who disposes of Common Shares pursuant to the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction, as applicable, and who, at all relevant times, for the purposes of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Tax Act”), (a) deals at arm’s length with the Company and the Offeror; (b) is not affiliated with the Company or the Offeror; and (c) holds the Common Shares and will hold any Offeror Common Shares acquired pursuant to the Offer as capital property (a “Holder”). Generally, the Common Shares and Offeror Common Shares will be considered to be capital property to a Holder for purposes of the Tax Act provided the Holder does not hold those Common Shares in the course of carrying on a business or as part of an adventure or concern in the nature of trade.

This summary does not address all issues relevant to Company Shareholders who acquired their Common Shares on the exercise, exchange or conversion of a Convertible Security or otherwise in respect of, in the course of, or by virtue of employment with the Company or any corporation not dealing at arm’s length with the Company. In addition, this summary assumes that any person that held or holds at any time Convertible Securities or other rights to acquire Common Shares will have exercised, exchanged or converted such Convertible Securities or otherwise exercised such rights to receive Common Shares and this summary does not address the tax consequences of such exercise, exchange or conversion. This summary does not otherwise address persons who hold Convertible Securities or such other rights and such persons should consult their tax advisors with respect to the Canadian income tax consequences to them of the expiry, exercise, exchange or conversion of, the continued holding of, replacement or disposition of, after the Expiry Time, such Convertible Securities or other rights, as applicable, and of the acquisition, holding and disposing of Common Shares or any other securities in respect thereof, which may differ materially from the discussion provided in this summary.
This summary is based on the current provisions of the Tax Act and on the Offeror’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof and made publicly available. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary does not otherwise take into account or anticipate any changes in Law or administrative policy or assessing practice, whether by legislative, administrative or judicial action, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those described herein.
This summary is based on the assumption that there is no value to the SRP Rights and no amount of the Consideration paid by the Offeror will be allocated to the SRP Rights.
This summary is not applicable to a Holder (a) that is a “specified financial institution”, (b) an interest in which is a “tax shelter investment”, (c) that is, for purposes of certain rules (referred to as the mark-to-market rules) applicable to securities held by financial institutions, a “financial institution”, (d) that reports its “Canadian tax results” in a currency other than Canadian currency, or (e) that has entered into, or will enter into, with respect to their Common Shares, a “derivative forward agreement” or a “synthetic disposition arrangement”, each as defined in the Tax Act. Additional considerations not discussed herein may be applicable to a Company Shareholder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident corporation for purposes of section 212.3 of the Tax Act. This summary is also not applicable to a Holder that is a partnership for Canadian tax purposes or a Company Shareholder that is exempt from tax under Part I of the Tax Act. Any such Company Shareholders should consult their tax advisors.
This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular Company Shareholder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Company Shareholders should consult their tax advisors having regard to their own particular circumstances.
Holders Resident in Canada
This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax convention is, or is deemed to be, resident in Canada (a “Resident Holder”). Certain Resident Holders may be entitled to make or may have already made the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem to be capital property any Common Shares (and any other “Canadian security” (as defined in the Tax Act)) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Common Shares might not otherwise be considered to be capital property should consult their tax advisors concerning this election.

Disposition Pursuant to the Offer
A Resident Holder who tenders and deposits their Common Shares under the Offer and whose Common Shares are taken up and paid for pursuant to the Offer will directly exchange their Common Shares for the Cash Consideration and the Share Consideration. Pursuant to the Offer, the Specified Percentage of a Common Share will be disposed of to the Offeror for the Cash Consideration and the Remaining Percentage of a Common Share will be exchanged for the Share Consideration. The Offeror believes such allocation to be reasonable; however, such allocation is not binding upon the CRA. If the foregoing allocation is ultimately changed, the tax consequences described below would have to be modified to take into account such variance.
Under the current administrative policy of the CRA, as set out in Income Tax Folio S4-F5-C1, “Share for Share Exchange”:
(a)
A Resident Holder will be considered:

(i)
to have disposed of the Remaining Percentage of each Common Share for proceeds of disposition equal to the Remaining Percentage of the Resident Holder’s aggregate adjusted cost base of such Common Share, determined immediately before the time at which the Common Share is taken up by the Offeror, with the result that no capital gain or loss will be realized by the Resident Holder on such disposition pursuant to section 85.1 of the Tax Act, and

(ii)
to have acquired the Share Consideration at an aggregate cost equal to the Remaining Percentage of the Resident Holder’s adjusted cost base of the Common Share (this cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property), unless the Resident Holder, in the income tax return for the taxation year in which the disposition of Common Shares occurs, includes in computing income any portion of the capital gain (or capital loss) otherwise determined on such exchange; in which case the Resident Holder will be required to recognize a capital gain (or a capital loss) equal to the amount, if any, by which the fair market value of the fraction of an Offeror Common Share received, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate of the total of the Remaining Percentage of the Resident Holder’s adjusted cost base of the Common Share, determined immediately before the time at which the Common Shares are taken up by the Offeror. The Resident Holder will be considered to have acquired the fraction of an Offeror Common Share at a cost equal to the fair market value at the time of the exchange of the Remaining Percentage of the Common Share (this cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property). It is not possible for a Resident Holder to elect such treatment on only a portion of the capital gain (or capital loss) otherwise realized on the disposition of the Remaining Percentage of the Resident Holder’s Common Shares. For a description of the tax treatment of capital gains and capital losses, see “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” below; and
(b)
a Resident Holder will be considered to have disposed of the Specified Percentage of each Common Share for proceeds of disposition equal to the Cash Consideration, net of any reasonable costs of disposition, with the result that the Resident Holder will realize a capital gain (or a capital loss) in respect of the Specified Percentage of the Common Share to the extent that such proceeds of disposition exceed (or are less than) the total of the Specified Percentage of the adjusted cost base of the Common Share held by such Resident Holder. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses
Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the

Resident Holder in the year. Allowable capital losses in excess of taxable capital gains for the year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year only against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.
The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of any dividends received (or deemed to be received) by the Resident Holder on such Common Share (or another share where the Common Share has been acquired in exchange for such other share) to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Holders to whom these rules may be relevant should consult their tax advisors.
A Resident Holder that is, throughout the taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or, at anytime in the relevant taxation year, a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains realized, interest and certain dividends. Capital gains realized by a Resident Holder who is an individual or a trust, other than certain specified trusts, will be taken into account in determining liability for alternative minimum tax.
Compulsory Acquisition
As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares not deposited under the Offer pursuant to a Compulsory Acquisition. The tax consequences to a Resident Holder of a disposition of Common Shares in such circumstances will generally be as described under “Holders Resident in Canada — Disposition Pursuant to the Offer”. However, where a Resident Holder exercises their right to have the Court make a determination of fair value in a Compulsory Acquisition and is entitled to receive the fair value of their Common Shares, the proceeds of disposition will be the amount (other than interest) determined by the Court and the Resident Holder will be required to include in computing its income any interest awarded by the Court in connection with a Compulsory Acquisition.
Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Compulsory Acquisition.
Subsequent Acquisition Transaction
As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares through a Subsequent Acquisition Transaction. It is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be equal in value to, and in the same form as, the Consideration offered under the Offer and, accordingly, the tax consequences to a Resident Holder of a disposition of Common Shares in such circumstances will generally be as described under “Holders Resident in Canada — Disposition Pursuant to the Offer”. However, where a Resident Holder exercises their right to have the Court make a determination of fair value in a Subsequent Acquisition Transaction and is entitled to receive the fair value of their Common Shares, the proceeds of disposition will be the amount (other than interest) determined by the Court and the Resident Holder will be required to include in computing its income any interest awarded by the Court in connection with a Subsequent Acquisition Transaction.
Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.
Qualified Investment Status — Delisting of Common Shares Following Completion of the Offer
As described under Section 18 of the Circular, “Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer”, the Common Shares may cease to be listed on the TSX. If the Common Shares cease to be listed on any designated stock exchange (which includes the TSX) and the

Company ceases to be a “public corporation” for purposes of the Tax Act, the Common Shares will not be qualified investments for trusts governed by a “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “deferred profit sharing plan”, “registered education savings plan” (“RESP”), “registered disability savings plan” (“RDSP”), “a tax-free savings account” (“TFSA”) or a “first home savings account” (“FHSA”), each as defined in the Tax Act.
Resident Holders should consult their tax advisors in this event.
Holding and Disposing of Offeror Common Shares
A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on the Offeror Common Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Offeror as eligible dividends in accordance with the provisions of the Tax Act. A dividend received (or deemed to be received) by a Resident Holder that is a corporation will generally be deductible in computing the corporation’s taxable income. Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them in this regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations should consult their tax advisors having regard to their particular circumstances.
A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, may be liable to pay an additional tax under Part IV of the Tax Act on dividends received or deemed to be received on an Offeror Common Share to the extent such dividends are deductible in computing the Resident Holder’s taxable income. Such additional tax may be refundable in certain circumstances.
The disposition or deemed disposition of Offeror Common Shares by a Resident Holder will generally result in a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of those shares immediately before the disposition. See “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” above for a general description of the treatment of capital gains and losses under the Tax Act.
A Resident Holder that is an individual or a trust (other than certain specified trusts) may be liable to pay alternative minimum tax in respect of dividends received or capital gains realized. Resident Holders should consult their tax advisors with respect to the application of alternative minimum tax.
Eligibility for Investment
Offeror Common Shares will be qualified investments under the Tax Act for a trust governed by a RRSP, RRIF, RESP, RDSP, TFSA, FHSA or a deferred profit sharing plan at any particular time, provided that, at that time, the Offeror Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) or the Offeror is a “public corporation”.
Notwithstanding that an Offeror Common Share may be a qualified investment, a holder of a TFSA, RDSP or FHSA, the annuitant under a RRSP or RRIF or the subscriber of a RESP will be subject to a penalty tax with respect to an Offeror Common Share held in the TFSA, RDSP, FHSA, RRSP, RRIF or RESP if such share is a “prohibited investment” (as defined in the Tax Act) for the TFSA, RDSP, FHSA, RRSP, RRIF or RESP. An Offeror Common Share will generally be a prohibited investment for a TFSA, RDSP, FHSA, RRSP, RRIF or RESP if the holder of the TFSA, RDSP or FHSA, the annuitant under a RRSP or RRIF or the subscriber of a RESP, as the case may be, does not deal at arm’s length with the Offeror for purposes of the Tax Act or has a “significant interest” (as defined in the Tax Act) in the Offeror. In addition, an Offeror Common Share will not be a prohibited investment for a TFSA, RDSP, FHSA, RRSP, RRIF or RESP if such Offeror Common Share is “excluded property” (as defined in the Tax Act) for such TFSA, RDSP, FHSA, RRSP, RRIF or RESP. Resident Holders are encouraged to consult their tax advisors in this regard.

Holders Not Resident in Canada
This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act is not, and is not deemed to be, resident in Canada, and does not use or hold, and is not deemed to use or hold, the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to certain holders that are insurers carrying on an insurance business in Canada and elsewhere.
Disposition Pursuant to the Offer
A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Common Shares, unless the Common Shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Common Shares are not “treaty-protected property” (as defined in the Tax Act) of the Non-Resident Holder for purposes of the Tax Act.
Generally, the Common Shares will not constitute taxable Canadian property to a Non-Resident Holder at the time of disposition provided that the Common Shares are listed at that time on a “designated stock exchange” (which includes the TSX) unless at any particular time during the 60-month period that ends at that time (a) one or any combination of (i) the Holder, (ii) persons with whom the Holder does not deal with at arm’s length, and (iii) partnerships in which the Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the capital stock of the Company, and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists. Notwithstanding the foregoing, in certain circumstances set forth in the Tax Act, Common Shares could be deemed to be taxable Canadian property.
Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, a taxable capital gain resulting from the disposition of the Common Shares will not be included in computing the Non-Resident Holder’s taxable income earned in Canada for the purposes of the Tax Act if, at the time of the disposition, the Common Shares constitute “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act. Common Shares will generally be considered “treaty-protected property” of a Non-Resident Holder for purposes of the Tax Act at the time of the disposition if the gain from their disposition would, because of an applicable income tax treaty between Canada and the country in which the Non-Resident Holder is resident for purposes of such treaty and in respect of which the Non-Resident Holder is entitled to receive benefits thereunder, be exempt from tax under the Tax Act.
In the event that the Common Shares are considered to be taxable Canadian property but not treaty-protected property, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada — Disposition Pursuant to the Offer” as if the Non-Resident Holder were a Resident Holder thereunder. Such Non-Resident Holder may be entitled to the automatic tax deferral provisions of subsection 85.1(1) of the Tax Act as described above if such Non-Resident Holder satisfies the conditions above under “Holders Resident in Canada — Disposition Pursuant to the Offer” and such Non-Resident Holder is generally not a foreign affiliate of a taxpayer resident in Canada that has included the gain or loss otherwise determined in its foreign accrual property income. If subsection 85.1(1) of the Tax Act applies, the Offeror Common Shares received in exchange for Common Shares that constituted taxable Canadian property to such Non-Resident Holder may be deemed to be taxable Canadian property to such Non-Resident Holder. Any capital gain (or capital loss) realized by a Non-Resident Holder will generally be computed in the manner described above under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
Non-Resident Holders whose Common Shares are “taxable Canadian property” should consult their tax advisors for advice having regard to their particular circumstances, including whether their Common Shares constitute “treaty-protected property”.

Compulsory Acquisition
Subject to the discussion below under “Delisting of Common Shares Following Completion of the Offer”, a Non-Resident Holder will not be subject to income tax under the Tax Act on a disposition of Common Shares pursuant to the Offeror’s statutory rights of purchase described under Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, unless the Common Shares are “taxable Canadian property” to the Non-Resident Holder for purposes of the Tax Act and the Common Shares are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act. Any interest awarded by the Court and paid or credited to a Non-Resident Holder exercising its rights described under “Acquisition of Common Shares Not Deposited — Compulsory Acquisition” will not be subject to Canadian withholding tax provided the interest is not “participating debt interest” (as defined in the Tax Act).
Non-Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Compulsory Acquisition.
Subsequent Acquisition Transaction
As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares through a Subsequent Acquisition Transaction. It is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be equal in value to, and in the same form as, the Consideration offered under the Offer and, accordingly, the tax consequences to a Non-Resident Holder of a disposition of Common Shares in such circumstances will generally be as described under “Holders Not Resident in Canada — Disposition Pursuant to the Offer”, except that more stringent rules may be applied where the Common Shares cease to be listed on a designated stock exchange (see “Holders Not Resident in Canada — Delisting of Common Shares Following Completion of the Offer” below).
Any interest awarded by the Court and paid or credited to a Non-Resident Holder exercising its rights described under “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction” will not be subject to Canadian withholding tax provided the interest is not “participating debt interest” (as defined in the Tax Act).
Non-Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.
Delisting of Common Shares Following Completion of the Offer
As described under Section 18 of the Circular, “Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer”, the Common Shares may cease to be listed on the TSX following the completion of the Offer and may not be listed on the TSX or any other stock exchange at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.
Non-Resident Holders who do not dispose of their Common Shares pursuant to the Offer are cautioned that the Common Shares may cease to be listed on the TSX following the completion of the Offer (as described under “Effect of the Offer on the Market for and Listing of Common Shares and Status as a Reporting Issuer”) and may not be listed on the TSX or any other stock exchange at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.
Common Shares that are not listed on a designated stock exchange at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder, if at any particular time during the 60‑month period that ends at that time more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties”, (c) “timber resource properties”, and (d) options in respect of, or interests in, or for civil rights in, property in any of the foregoing whether or not the property exists. In addition to the foregoing, in certain circumstances set forth in the Tax Act, Common Shares could be deemed to be taxable Canadian property.

If the Common Shares are taxable Canadian property of the Non-Resident Holder at the time of their disposition and are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act, the Non-Resident Holder may be subject to tax under the Tax Act in respect of any capital gain realized on the disposition. Furthermore, if the Common Shares are not listed on a designated stock exchange at the time of their disposition, the notification and, in certain circumstances, the withholding provisions of section 116 of the Tax Act will apply to the Non-Resident Holder with the result that, among other things, unless the Offeror (or successor, as applicable) has received a clearance certificate pursuant to section 116 of the Tax Act relating to the disposition of a Non-Resident Holder’s Common Shares, or evidence, satisfactory to the Offeror (or successor, as applicable), that the Common Shares are “treaty-protected property” of the Non-Resident Holder, the Offeror will deduct or withhold 25% from any payments made to the Non-Resident Holder and will remit such amount to the Receiver General on account of the Non-Resident Holder’s liability for tax under the Tax Act.
A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.
Non-Resident Holders should consult their tax advisors with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to a Compulsory Acquisition or Subsequent Acquisition Transaction.
Holding and Disposing of Offeror Common Shares
Dividends paid or deemed to be paid to a Non-Resident Holder on Offeror Common Shares will be subject to non-resident withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax treaty. For example, under the Convention, where dividends are paid to or derived by a Non-Resident Holder who is a U.S. resident for purposes of, and who is entitled to benefits in accordance with the provisions of, the Convention, the applicable rate of Canadian withholding tax is generally reduced to 15%.
A Non-Resident Holder will generally not be liable for Canadian income tax on a disposition or deemed disposition of Offeror Common Shares unless the Non-Resident Holder’s Offeror Common Shares are, or are deemed to be, taxable Canadian property to the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax treaty. The circumstances in which the Total Common Shares may constitute “taxable Canadian property” will be the same as described above under “Holders Not Resident in Canada — Disposition Pursuant to the Offer”.
In the event that Offeror Common Shares constitute taxable Canadian property but are not treaty-protected property, the tax consequences as described above under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses” will generally apply. Non-Resident Holders who dispose of taxable Canadian property should consult their tax advisors regarding any resulting Canadian reporting requirements.
20.   United States Federal Income Tax Considerations
The following is a summary of the U.S. federal income tax considerations generally applicable to a disposition of Common Shares pursuant to the Offer by a U.S. Holder and to the ownership and disposition of Offeror Common Shares received pursuant to the Offer. This summary is limited to U.S. Holders who hold their Common Shares, and will hold any Offeror Common Shares received pursuant to the Offer, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect, any of which changes could affect the accuracy of the statements and conclusions set forth herein, This summary is for general information purposes only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of their particular facts and circumstances, nor does it apply to U.S. Holders that are subject to special provisions under the Code, including the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers in securities or currencies or traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders subject to the alternative minimum tax provisions of the Code; (f) U.S. Holders that own the Common Shares or Offeror Common Shares, as applicable, as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (g) U.S. Holders that acquired the Common Shares through the exercise of employee stock options or otherwise as compensation for services; (h) U.S. expatriates; (i) partnerships or other flow-through entities (and the partners or owners thereof); (j) S corporations (and the shareholders thereof); (k) U.S. Holders that are subject to special tax accounting rules with respect to the Common Shares or Offeror Common Shares, as applicable; (l) U.S. Holders that hold Common Shares or will hold any Offeror Common Shares, as applicable, in connection with a trade or business, permanent establishment, or fixed base outside the United States; and (m) U.S. Holders that own, have owned or will own, directly, indirectly or by attribution, 10% or more (by vote or value) of the outstanding shares of the Company (or, following the completion of the Offer, the Offeror). U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described above, should consult their own independent tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax considerations arising from and relating to the disposition of their Common Shares pursuant to the Offer or the acquisition, ownership and disposition of Offeror Common Shares received pursuant to the Offer.
This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences to U.S. Holders who sell or exchange Common Shares to the Offeror pursuant to the Offer and to the ownership and disposition of Offeror Common Shares received pursuant to the Offer. Each U.S. Holder should consult their tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations of disposing of their Common Shares pursuant to the Offer and the acquisition, ownership and disposition of Offeror Common Shares. In addition, this summary is based on the assumption that there is no value to the SRP Rights and no amount of the consideration paid by the Offeror will be allocated to the SRP Rights.
No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax considerations described below. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions described in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions described in this summary.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Common Shares or a beneficial owner of Offeror Common Shares who acquires such Offeror Common Shares pursuant to the Offer, as applicable, that, for U.S. federal income tax purposes, is (a) a citizen or individual resident of the United States, (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States any state thereof or the District of Columbia, (c) an estate whose income is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a United States person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.
If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares or Offeror Common Shares, as applicable, the U.S. federal income tax considerations to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). Partners, owners, and other participants of entities that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their tax advisors regarding the U.S. federal income tax considerations arising from and relating to the disposition of their Common Shares pursuant to the Offer or the acquisition, ownership and disposition of Offeror Common Shares received pursuant to the Offer.
Disposition of Common Shares Pursuant to the Offer
The U.S. federal income tax consequences of participating in the Offer are uncertain, as such consequences may depend on actions taken by the Offeror after taking up Common Shares under the Offer, as well as the application of U.S. federal income tax principles that are complex and subject to significant uncertainty because the law is unclear. As an initial matter, for the Offer to potentially be treated as part of a tax-deferred reorganization under Section 368(a) of the Code, the Offeror must, after taking up Common Shares under the Offer, ultimately cause an amalgamation of the Company and a first-tier subsidiary of the Offeror (or the Offeror) as part of a plan that includes the Offer, which amalgamation cannot be guaranteed.
Tax Consequences if the Offer Does Not Qualify as Part of a Reorganization
If reorganization treatment is not available, including because the Offeror does not cause the Company to amalgamate with the Offeror or a subsidiary of the Offeror, then, subject to the PFIC rules discussed under “United States Federal Income Tax Considerations — PFIC Considerations”, a U.S. Holder that disposes of Common Shares pursuant to the Offer generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between (a) the fair market value of any Offeror Common Shares plus the U.S. dollar value of any cash to which the holder is entitled pursuant to the Offer and (b) the U.S. Holder’s adjusted tax basis in the Common Shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the Common Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations. A U.S. Holder will have a tax basis in any Offeror Common Shares received pursuant to the Offer equal to their fair market value on the date of receipt, and the holding period for such Offeror Common Shares will begin on the day after the date of receipt. A U.S. Holder who acquired different blocks of Common Shares at different times or different prices should consult their tax advisors regarding the manner in which gain or loss should be determined in such holder’s particular circumstances.
Tax Consequences if the Offer Qualifies as Part of a Reorganization
The Offer may be considered part of a tax-deferred reorganization under Section 368(a) of the Code (for the purposes of this Section 20, a “Reorganization”) if the Company amalgamates with a subsidiary of the Offeror (pursuant to a Subsequent Acquisition Transaction) or with the Offeror in connection with the Offer and certain other requirements are met. However, there can be no assurances that such amalgamation will occur or that such requirements will be satisfied. Moreover, no opinion of counsel or ruling from the IRS concerning the U.S. federal income tax consequences of the Offer has been obtained and none will be requested.
If the Offer is not accepted by all of the Company Shareholders, the Offeror intends to effect a Compulsory Acquisition or Subsequent Acquisition Transaction, as applicable, in a manner that includes an amalgamation that could qualify the Offer as part of a Reorganization.
Furthermore, Reorganization treatment can apply only if the Offer and any such subsequent amalgamation pursuant to a Subsequent Acquisition Transaction or otherwise are treated for U.S. federal income tax purposes as a single integrated transaction, which is uncertain. Given that certain aspects of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction (including an amalgamation) will be effected pursuant to the applicable provisions of the ABCA that are not identical to analogous provisions of U.S. corporate law, there can be no assurance that the IRS will not challenge the treatment of these steps as a single integrated transaction qualifying as a Reorganization or that, if challenged, a U.S. court would not agree with the IRS. Accordingly, even if the Offeror succeeds in effecting an amalgamation as part of any Subsequent Acquisition Transaction or otherwise, there is risk that the Common Shares exchanged pursuant to the Offer will not be treated as made pursuant to a Reorganization.
Because the requirements that must be satisfied in order for the Offer to qualify as part of a Reorganization are complex, inherently factual in nature and subject to significant uncertainty because the law is unclear, the Offeror cannot provide any assurance that the Offer will qualify as part of a Reorganization. Each U.S. Holder should consult its tax advisor regarding these requirements and the tax consequences to such U.S. Holder if the Offer were to qualify as part of a Reorganization.
If the disposition of Common Shares pursuant to the Offer qualifies as an exchange pursuant to a Reorganization, subject to the possible application of the PFIC rules discussed below, then the following tax consequences would generally apply to a U.S. Holder that receives Share Consideration and Cash Consideration pursuant to the Offer:
(a)
a U.S. Holder will recognize gain, if any, (but not loss) in an amount equal to the lesser of (i) the amount by which the fair market value of any Offeror Common Shares received by such U.S. Holder pursuant to the Offer plus the amount of Cash Consideration received exceeds the adjusted tax basis of the U.S. Holder in the Common Shares exchanged therefor and (ii) the amount of Cash Consideration received by such U.S. Holder;

(b)
a U.S. Holder will have an aggregate basis in the Offeror Common Shares acquired in exchange for Common Shares pursuant to the Offer equal to such U.S. Holder’s aggregate basis in the Common Shares exchanged, increased by the amount of gain, if any, recognized on the exchange, and decreased by the amount of Cash Consideration received in the exchange; and

(c)
the holding period of a U.S. Holder in the Offeror Common Shares acquired in exchange for Common Shares pursuant to the Offer will include such U.S. Holder’s holding period for Common Shares.

If a U.S. Holder acquired different blocks of Common Shares at different times or at different prices, any gain will be determined separately with respect to each block of Common Shares and such holder’s basis and holding period in their Offeror Common Shares will be determined by reference to each block of Common Shares.
Notwithstanding the foregoing, if the Company is or has been a PFIC at any time during a U.S. Holder’s holding period of the Common Shares, then under the Code and proposed U.S. Treasury regulations, such U.S. Holder is generally required to recognize gain (but not loss) with respect to the Common Shares even if the Offer otherwise qualifies as a part of a Reorganization unless either a “qualified electing fund” election was timely made by such U.S. Holder for the first year of such Holder’s holding period that the Company was a PFIC or the Offeror also constitutes a PFIC at the time of the Reorganization, and any such gain recognized by the U.S. Holder generally will be taxed as described below “— PFIC Considerations” and “Consequences of Holding Offeror Common Shares — Status of the Offeror as a PFIC”. U.S. Holders should consult their tax advisors regarding the possible classification of the Company as a PFIC and the potential impact of the PFIC rules on the tax consequences of the Offer to such U.S. Holder, having regard to such holder’s particular circumstances.
Receipt of Foreign Currency
To calculate gain or loss pursuant to the Offer, a cash basis taxpayer that receives Canadian dollars will, for U.S. federal income tax purposes, determine the taxpayer’s amount of cash received using the U.S. dollar value of the Canadian dollars received. This U.S. dollar value is computed by reference to the exchange rate in effect on the date the Canadian dollars are received by the taxpayer, regardless of whether the Canadian dollars are converted into U.S. dollars. A cash basis taxpayer that paid Canadian dollars for Common Shares generally will determine its tax basis in the Common Shares by translating the Canadian dollars it paid into U.S. dollars using the exchange rate in effect on the settlement date of the taxpayer’s purchase. If the Canadian dollars received pursuant to the Offer are not converted into U.S. dollars on the date of receipt, a cash basis taxpayer will have a basis in the Canadian dollars equal to their U.S. dollar value computed as described above, and any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars generally will be treated as ordinary income or loss. In the case of a U.S. Holder using the accrual method of accounting, the amount realized for United States federal income tax purposes will equal the U.S. dollar value of the Canadian dollars to which such U.S. Holder becomes entitled on the date its Common Shares are accepted for purchase by the Offeror, determined at the relevant spot exchange rate in effect on that date. However, an accrual basis taxpayer may elect to apply the above rules that are applicable to a cash basis taxpayer.
See “— Currency Translation” below for more discussion of the result of payments with respect to such sale or exchange being made in Canadian dollars.

If a U.S. Holder acquired different blocks of Common Shares at different times or at different prices, any gain will be determined separately with respect to each block of Common Shares and such U.S. Holder’s basis and holding period in its Offeror Common Shares will be determined by reference to each block of Common Shares.
Disposition of Common Shares Pursuant to a Compulsory Acquisition
As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Compulsory Acquisition”, the Offeror may, in certain circumstances, acquire Common Shares not deposited pursuant to the Offer pursuant to Part 16 of the ABCA, with the consideration being in the same form as the consideration offered under the Offer. The tax considerations to a U.S. Holder of a disposition of Common Shares in such circumstances are expected to be as described under “— Disposition of Common Shares Pursuant to the Offer”.
U.S. Holders should consult their tax advisors for advice with respect to the U.S. federal income tax considerations to them of having their Common Shares acquired pursuant to a Compulsory Acquisition.
Disposition of Common Shares Pursuant to a Subsequent Acquisition Transaction
As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, if the Offeror does not acquire all of the Common Shares pursuant to the Offer or by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Common Shares. As described in Section 14 of the Circular, “Acquisition of Common Shares Not Deposited — Subsequent Acquisition Transaction”, it is the Offeror’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be equal in value to, and in the same form as, the Consideration offered under the Offer and, accordingly, subject to tax as described above under “— Disposition of Common Shares Pursuant to the Offer”.
Nevertheless, the tax treatment of a Subsequent Acquisition Transaction to a U.S. Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and the consideration offered, and may be substantially the same as or materially different from those described herein for U.S. Holders who dispose of their Common Shares pursuant to the Offer.
U.S. Holders should consult their tax advisors for advice with respect to the U.S. federal income tax considerations applicable to them of having their Common Shares acquired pursuant to a Subsequent Acquisition Transaction.
PFIC Considerations
Special, generally unfavorable rules apply to the ownership and disposition of the stock of a PFIC. For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for each taxable year in which either:
(a)
at least 75% of its gross income is “passive” income (referred to as the “income test”); or

(b)
on the quarterly average for the tax year, at least 50% of the value of its assets is attributable to assets that produce passive income or are held for the production of passive income (referred to as the “asset test”).

Passive income includes the following types of income:
(a)
dividends, royalties, rents, annuities, interest, and income equivalent to interest; and

(b)
net gains from the sale or exchange of property that gives rise to dividends, interest, royalties, rents, or annuities and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in a trade or business and certain other requirements are satisfied. In determining whether it is a PFIC, the foreign corporation will be required to take into account a pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least 25% by value.
Neither the Offeror nor Offeror’s counsel has undertaken to ascertain whether the Company should be treated as a PFIC. No assurance can be provided that the Company is not and has not been classified as a PFIC for any taxable year during which a U.S. Holder has held Common Shares. The determination of whether the Company is or will become a PFIC is uncertain because it is a fact-intensive inquiry made on an annual basis that depends, in part, on the composition of its income and assets and the fair market value of its subsidiaries’ shares and assets.
If the Company is or has been a PFIC during a U.S. Holder’s period of ownership of Common Shares and the U.S. Holder did not timely elect to be taxable currently on their pro rata share of the Company’s earnings under the “qualified electing fund” rules or to be taxed on a “mark-to-market” basis with respect to their Common Shares, then such U.S. Holder will generally be subject to the default PFIC rules with respect to any gain recognized on the disposition of the Common Shares pursuant to the Offer, as described below.
Under the default PFIC rules, if the Company is or has been treated as a PFIC for any taxable year during a U.S. Holder’s holding period of Common Shares, a U.S. Holder would generally be required to report any gain on the disposition of Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain received in respect of its Common Shares as if such gain had been earned ratably over each day in the U.S. Holder’s holding period (or portion thereof) for Common Shares. The amounts allocated to the taxable year during which the gain is realized, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Company is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. U.S. Holders should be aware that the Company may not provide the information necessary for U.S. Holders to make a “qualified electing fund” election if the Company is classified as a PFIC for any year.
The PFIC rules are extremely complex and may have a significant adverse effect on the U.S. federal income tax considerations of the Offer to a U.S. Holder. Accordingly, U.S. Holders should consult their tax advisors regarding the possible classification of the Company as a PFIC, the potential effect of the PFIC rules to such U.S. Holder, the availability and effect of any election that may be available under the PFIC rules, and any related reporting and filing requirements, in each case, having regard to such holder’s particular circumstances.
Consequences of Holding Offeror Common Shares
Distributions
Subject to the discussion below under “— Status of the Offeror as a PFIC”, the gross amount of any distribution made to a U.S. Holder, before reduction for any Canadian taxes withheld therefrom, generally will be includible in such U.S. Holder’s income as foreign source dividend income to the extent such distributions are paid out of the Offeror’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. A dividend will generally be taxed to a U.S. Holder at ordinary income tax rates if the Offeror is a PFIC for the tax year of such distribution or the preceding tax year. Any amount of a distribution treated as a dividend, if any, generally will not be eligible for the dividends received deduction typically available to U.S. corporations in respect of dividends received from other U.S. corporations. The Offeror does not intend to calculate its current or accumulated earnings and profits for U.S. federal income tax purposes and, therefore, will not be able to provide U.S. Holders with such information. U.S. Holders should consult their tax advisors regarding whether distributions from the Offeror should be treated as dividends for U.S. federal income tax purposes. To the extent that a distribution exceeds the Offeror’s current and accumulated earnings and profits as determined under United States federal income tax principles, the excess amount will be treated (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Offeror Common Shares with respect to which the distribution is made (resulting in a corresponding reduction in the tax basis of those Offeror Common Shares), and (b) thereafter, as gain from the sale or exchange of those Offeror Common Shares (see the more detailed discussion under “— Sale or Exchange of Offeror Common Shares” below). A dividend paid by the Offeror generally will be taxed at the preferential tax rates.
Sale or Exchange of Offeror Common Shares
Subject to the discussion below under “— Status of the Offeror as a PFIC”, a U.S. Holder generally will recognize capital gain or loss on the sale or exchange of Offeror Common Shares in an amount equal to the difference between the amount realized on such sale or exchange and such U.S. Holder’s adjusted tax basis in such Offeror Common Shares. Such gain or loss generally will be U.S. source capital gain or loss, which will be long-term capital gain or loss if the Offeror Common Shares are held for more than one year. Preferential tax rates may apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses and net capital losses are subject to complex limitations under the Code and the Treasury regulations promulgated thereunder.
Status of the Offeror as a PFIC
Based on an analysis of its income and the value of its assets, the Offeror believes that it was not a PFIC for the taxable year ended December 31, 2024, although no assurance can be given due to the highly factual nature of such analysis. Although the Offeror does not expect to become a PFIC for the current taxable year, no assurances can be provided, including because its status for the current taxable year ending December 31, 2025 will not be determinable until after the close of the year, and it is possible that it may be classified as a PFIC for the current taxable year and for future taxable years. The determination of whether the Offeror is or will become a PFIC is uncertain because it is a fact-intensive inquiry made on an annual basis that depends, in part, on the composition of its income and assets and the fair market value of its subsidiaries’ shares and assets. Fluctuations in the market price of its shares may influence whether the Offeror is classified as a PFIC for the current or subsequent taxable years because the value of its assets for purposes of the asset test may be determined by reference to the market price of its shares from time to time. The composition of the Offeror’s income and assets may also be affected by how, and how quickly, the Offeror uses its liquid assets. Under circumstances where the Offeror’s revenue from activities that produce passive income increases relative to its revenue from activities that produce non-passive income, or where it determines not to deploy cash for active purposes, the risk of being classified as a PFIC will increase.
If the Offeror is or will be treated as a PFIC for any taxable year during a U.S. Holder’s holding period of Offeror Common Shares, a U.S. Holder that does not make any of the elections described above under “— PFIC Considerations” would generally be required to report any gain on the disposition of Offeror Common Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any excess distribution received in respect of Offeror Common Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for Offeror Common Shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which the Offeror is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. U.S. Holders should be aware that the Offeror may not provide the information necessary for U.S. Holders to make a “qualified electing fund” election if the Offeror is classified as a PFIC for any year.
A U.S. Holder’s ownership of common shares in a PFIC generally must be reported by filing Form 8621 with the U.S. Holder’s annual U.S. federal income tax return. Every U.S. Holder who is a shareholder in a PFIC must file an annual report containing such information as may be required by the U.S. Department of the Treasury.

Each U.S. Holder should consult their tax advisors regarding the status of the Offeror as a PFIC, the possible effect of the PFIC rules to such U.S. Holder, as well as the availability of any election that may be available to such U.S. Holder to mitigate adverse U.S. federal income tax considerations of holding shares in a PFIC.
Currency Translation
Taxable dividends with respect to Offeror Common Shares that are paid in Canadian dollars and Canadian dollars received upon the sale, exchange or other taxable disposition of Offeror Common Shares will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual receipt of such Canadian dollars, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally would be U.S. source income or loss for foreign tax credit purposes. U.S. Holders should consult their tax advisors concerning the U.S. tax considerations with respect to acquiring, holding and disposing of Canadian dollars.
Foreign Tax Credit
Dividends paid on the Offeror Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Offeror Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers.
A U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, and subject to limitations as described in the Code, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.
The foreign tax credit rules are complex, and each U.S. Holder should consult their own tax advisors regarding the foreign tax credit rules.
Potential Reporting Requirements with Respect to Foreign Financial Assets
Certain U.S. Holders that own “specified foreign financial assets,” including Offeror Common Shares which are not held in an account maintained by certain financial institutions, are generally required to file an information return on IRS Form 8938 with the IRS if the aggregate value of all of such assets exceeds certain applicable thresholds. U.S. Holders should consult their tax advisors regarding the application of these rules to them in their particular circumstances.
21.   Experts
The Annual Financial Statements have been audited by Deloitte LLP (“Deloitte”), as stated in their independent auditor’s report thereon. Deloitte is independent of the Offeror within the meaning of the rules of professional conduct of the Chartered Professional Accountants of Alberta. The offices of Deloitte are located at 850 – 2nd Street S.W., Calgary, Alberta, Canada T2P 0R8.
Certain information relating to the Offeror’s reserves and resources in the AIF was evaluated by McDaniel. Information about the Offeror’s reserves and resources has been incorporated by reference herein in reliance upon the authority of McDaniel as an expert in reserves engineering.
22.   Documents Incorporated by Reference
Information regarding the Offeror has been incorporated by reference in this Offer to Purchase and Circular from documents filed with securities commissions or similar authorities in each of the provinces of

Canada.   Copies of the documents regarding the Offeror incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Strathcona Resources Ltd. at Suite 1900, 421 — 7th Avenue S.W., Calgary, Alberta, Canada T2P 4K9, Telephone: (403) 930-3000, and are also available electronically on SEDAR+ at www.sedarplus.ca.
The following documents of the Offeror, filed with securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference in, and form an integral part of, this Offer to Purchase and Circular, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Offer to Purchase and Circular or in any other subsequently filed document that is also incorporated by reference in this Offer to Purchase and Circular:
(a)
audited consolidated financial statements of Strathcona for the year ended December 31, 2024 including the notes thereto and the independent auditors report thereon (the “Annual Financial Statements”);

(b)
management’s discussion and analysis of Strathcona for the year ended December 31, 2024 (the “Annual MD&A”);

(c)
annual information form of Strathcona dated March 4, 2025 for the year ended December 31, 2024 (the “AIF”);

(d)
management information circular of Strathcona dated March 4, 2025 in connection with the annual meeting of Strathcona’s shareholders held on April 16, 2025;

(e)
unaudited condensed consolidated interim financial statements of Strathcona for the three months ended March 31, 2025;

(f)
management’s discussion and analysis of Strathcona for the three months ended March 31, 2025 (the “Q1 MD&A”); and

(g)
material change report of Strathcona dated May 22, 2025 in respect of the Montney Dispositions.

Any document of the type referred to above, including any material change reports (excluding material change reports filed on a confidential basis), interim financial reports, annual financial statements and the auditors’ reports thereon, management’s discussion and analysis of financial condition and results of operations, information circulars, annual information forms and business acquisition reports, or any other document otherwise required by applicable securities Laws to be incorporated herein by reference, filed by the Offeror with the securities commissions or similar authorities in each of the provinces of Canada subsequent to the date of this Offer to Purchase and Circular and before the Expiry Time are deemed to be incorporated by reference in this Offer to Purchase and Circular.
Any statement contained in this Offer to Purchase and Circular or a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this Offer to Purchase and Circular to the extent that a statement contained herein or in any other subsequently filed document (or part thereof) which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, in its unmodified or non-superseded form, to constitute a part of this Offer to Purchase and Circular.
23.   Unaudited Pro Forma Condensed Consolidated Financial Statements
Company Shareholders should refer to Appendix A hereto for the unaudited pro forma condensed consolidated statement of financial position of the Offeror as at March 31, 2025 and the unaudited pro forma condensed consolidated statement of income and comprehensive income of the Offeror for the three months ended March 31, 2025 and the year ended December 31, 2024, giving effect to the proposed acquisition of all outstanding Common Shares under the Offer, in the manner set forth therein. Such unaudited pro forma condensed consolidated financial statements have been prepared using certain of the Offeror’s and the Company’s respective financial statements as more particularly described in the notes to the unaudited pro forma condensed consolidated financial statements. In preparing the unaudited pro forma condensed consolidated financial statements, management of the Offeror has made certain assumptions that affect the amounts reported in the unaudited pro forma condensed consolidated financial statements. Such unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of the Offeror. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from such unaudited pro forma condensed consolidated financial statements. Any potential synergies that may be realized after consummation of the Offer have been excluded from such unaudited pro forma condensed consolidated financial statements. Company Shareholders are cautioned to not place undue reliance on such unaudited pro forma condensed consolidated financial statements.
24.   Risk Factors
Company Shareholders should carefully consider the following risk factors related to the Offer, the Offeror and the Offeror Common Shares. In addition to the risks related to the Offeror and the Offeror Common Shares set out in the documents incorporated by reference in this Offer to Purchase and Circular, the successful completion of the Offer and the acquisition by the Offeror of all of the Common Shares is subject to certain risks, including as set forth below. Such risks may not be the only risks applicable to the Offer, the Offeror and the Offeror Common Shares. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror.
Risk Factors Related to the Offer and the Offeror
The Offeror Common Shares issued in connection with the Offer may have a market value different than expected.
Upon acceptance of the Offer, each Company Shareholder whose Common Shares are taken up and paid for by the Offeror will be entitled to receive, for each Common Share, 0.62 of an Offeror Common Share and $4.10 in cash. The Share Consideration will not be adjusted to reflect any change in the market value of Offeror Common Shares that may occur prior to the time of the take up of Common Shares under the Offer. The market value of Offeror Common Shares may vary significantly from the market value at the dates referenced in this Offer to Purchase and Circular. During the 12-month period ended on May 15, 2025, the date the Offeror announced its intention to make the Offer, the trading price of Offeror Common Shares on the TSX varied from a low of $22.75 to a high of $37.69 and closed at $30.92 on May 15, 2025. Variations may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of the Offeror, regulatory considerations, general market and economic conditions, and other factors over which the Offeror has no control. Accordingly, Company Shareholders will not know or be able to determine the market price of the Offeror Common Shares they will receive upon completion of the Offer. Thereafter, the market price of the Offeror Common Shares will continue to fluctuate. The market price of the Offeror Common Shares on the date of this Offer to Purchase and Circular or at any time after may not be indicative of the market price of the Offeror Common Shares that Company Shareholders will receive upon completion of the Offer. Company Shareholders should obtain current market quotations for the Offeror Common Shares and for the Common Shares.
The value of the Cash Consideration will fluctuate for non-Canadian Company Shareholders.
All cash payable under the Offer, including any cash receivable by Non-Exempt Shareholders from the Depositary or its nominee pursuant to the arrangements described under “Notice to Shareholders in the United States”, will be denominated in Canadian dollars. Currency exchange rates may fluctuate and the prevailing exchange rate on the settlement date may be significantly different from the exchange rate on the date of this Offer to Purchase and Circular or the date that non-Canadian Company Shareholders deposit their Common

Shares under the Offer. These changes may significantly affect the value of the cash consideration received for deposited Common Shares by non-Canadian Company Shareholders.
If the Offer is completed, the market for Common Shares may be adversely affected, Common Shares may be delisted and the Company may cease to be a reporting issuer.
The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Common Shares not already owned by the Offeror or its affiliates. Depending on the number of Common Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Common Shares not deposited under the Offer through a Compulsory Acquisition, if available, or to propose a Subsequent Acquisition Transaction; however, the Offeror may not be able to complete such a Compulsory Acquisition or Subsequent Acquisition Transaction quickly, or at all. The purchase of any Common Shares by the Offeror pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly, as well as the number of Company Shareholders, and, depending on the number of Company Shareholders participating in the Offer and the number of Common Shares deposited by such Company Shareholders, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Common Shares held by the public. After the purchase of the Common Shares under the Offer, the Offeror may be able to cause the Company to eliminate any public reporting obligations of the Company under applicable securities Laws in any province or territory of Canada or any other jurisdiction in which it has an insignificant number of Company Shareholders. The rules and regulations of the TSX establish certain criteria that, if not met, could lead to the delisting of the Common Shares from the TSX. Although it is possible that the Common Shares could be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges or by other sources, there can be no assurance that any such trading or quotations will occur. In addition, the extent of the public market for the Common Shares and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Common Shares remaining at such time and the interest in maintaining a market in the Common Shares on the part of securities firms. The Offeror intends to cause the Company to apply to delist the Common Shares from the TSX as soon as practicable after the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, if applicable.
If the Common Shares cease to be listed on the TSX and the Company ceases to be a “public corporation” for the purposes of the Tax Act, the Common Shares will not be qualified investments for trusts governed by a RRSP, RRIF, deferred profit sharing plan, RESP, RDSP, TFSA, or a FHSA. Delisting can also have adverse tax consequences to Non-Resident Holders, as described in Section 19 of the Circular, “Certain Canadian Federal Income Tax Considerations”.
The issuance of the Share Consideration under the Offer could adversely affect the market price of the Offeror Common Shares after the take up of Common Shares under the Offer.
If all of the outstanding Common Shares not owned by the Offeror and its affiliates are deposited under the Offer, an estimated additional 145,000,000 Offeror Common Shares (or 143,000,000 Offeror Common Shares, assuming all Company Treasury-Settled RSUs and Company Treasury-Settled PSUs are settled in cash), together with 21,400,000 Offeror Common Shares issued to the WEF III Funds pursuant to the WEF III Equity Investment, will be available for trading in the public market. The overall increase in the number of Offeror Common Shares may lead to sales of such Offeror Common Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Offeror Common Shares. The perceived risk of substantial sales of Offeror Common Shares, as well as any actual sales of such Offeror Common Shares in the public market, could adversely affect the market price of the Offeror Common Shares.
The acquisition of all of the outstanding Common Shares might not be completed successfully without the possibility of Company Shareholders exercising dissent rights in connection with a Compulsory Acquisition or a Subsequent Acquisition Transaction.
In order for the Offeror to acquire all of the issued and outstanding Common Shares, it will likely be necessary, following consummation of the Offer, to effect a Compulsory Acquisition or Subsequent Acquisition Transaction. A Compulsory Acquisition or Subsequent Acquisition Transaction may result in

Company Shareholders having the right to dissent and demand payment of the fair value of their Common Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such Non-Depositing Offerees for their Common Shares that is different from the consideration to be paid pursuant to the Offer. There is no assurance that a Compulsory Acquisition or Subsequent Acquisition Transaction can be completed without Company Shareholders exercising dissent rights in respect of a substantial number of Common Shares, which could result in the requirement to make a substantial cash payment that could have an adverse effect on the Offeror’s financial position and liquidity.
The tax consequences to a Company Shareholder under a Compulsory Acquisition or Subsequent Acquisition Transaction may differ materially from the tax consequences to a Company Shareholder under the Offer.
After consummation of the Offer, the Offeror’s interest could differ from that of the remaining minority Company Shareholders.
After the consummation of the Offer, the Offeror would have the power to elect the directors, appoint new management, approve certain actions requiring the approval of shareholders and certain corporate transactions with respect to the Company. In addition, the Offeror intends to exercise its statutory right, if available, to acquire all of the Common Shares not deposited under the Offer by way of a Compulsory Acquisition or, if such statutory right of acquisition is not available or the Offeror elects not to pursue such a Compulsory Acquisition, to integrate the Company and the Offeror by Subsequent Acquisition Transaction for the purpose of enabling the Offeror or an affiliate to acquire all Common Shares not acquired under the Offer. In any of these circumstances, the Offeror’s interests with respect to the Company may differ from, and conflict with, those of any remaining minority Company Shareholders.
Change of control provisions in the Company’s agreements triggered upon the acquisition of the Company may lead to adverse consequences.
The Company may be a party to agreements that contain change of control provisions that may be triggered following successful completion of the Offer, since the Offeror would then hold Common Shares representing a majority of the voting rights of the Company. The operation of these change of control provisions, if triggered, could result in unanticipated expenses and/or cash payments following the consummation of the Offer or adversely affect the Company’s results of operations and financial condition or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis. Unless these change of control provisions are waived by the other party to any such agreements, or if the terms of such provisions are not triggered by or following the successful completion of the Offer, the operation of any of these provisions could adversely affect the results of operations and financial condition of the Company or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis.
The Offeror has been unable to independently verify the accuracy and completeness of the Company’s information in this Offer to Purchase and Circular.
The Offeror has not had access to the Company’s detailed accounting records, reserves reports or data or other non-public books and records. The Offeror has not been able to independently assess or verify the information in the Company’s publicly filed documents, including its financial statements and reserves disclosure. As a result, all historical information regarding the Company contained herein, including all of the Company’s financial and reserves information and all pro forma financial and operational, including reserves, information reflecting the pro forma effects of a combination of the Offeror and the Company derived in part from the Company’s financial and reserves information, has been derived, by necessity, from the Company’s public reports and securities filings. Although the Offeror has no reason to doubt the accuracy of the Company’s publicly disclosed information, any inaccuracy or material omission in the Company’s publicly available information, including the information about or relating to the Company contained in the Offer, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies, or adversely affect the operational plans of the combined company and its results of operations and financial condition.

The unaudited pro forma condensed consolidated financial statements and other combined information in this Offer to Purchase and Circular are presented for illustrative purposes only and may not be an indication of the Offeror’s financial condition, results of operations or performance following completion of the Offer.
The unaudited pro forma condensed consolidated financial statements and other combined operational information, including pro forma reserves information contained in this Offer to Purchase and Circular are presented for illustrative purposes only and may not be an indication of the Offeror’s financial condition or results of operations following completion of the Offer for several reasons. For example, the unaudited pro forma condensed consolidated financial statements and other combined operational information have been derived from the respective historical financial statements and operational and reserves and resources information of the Offeror and the Company and certain adjustments and assumptions have been made. The information upon which these adjustments and assumptions have been made is historical, preliminary and subject to change and adjustments and assumptions of this nature are difficult to make with complete accuracy. Moreover, the unaudited pro forma condensed consolidated financial statements do not reflect all benefits that are expected to be realized, and all costs that are expected to be incurred, in connection with the Offer. For example, the impact of any incremental costs incurred, or synergies realized, in integrating the Offeror and the Company is not reflected in the unaudited pro forma condensed consolidated financial statements. In addition, the assumptions used in preparing the pro forma condensed consolidated financial information and other combined operational information may not prove to be accurate, and other factors may affect the Offeror’s financial condition, results of operations or performance following completion of the Offer. The price of Offeror Common Shares may be adversely affected if the actual results of the Offeror following completion of the Offer differ from the pro forma condensed consolidated financial information or other combined operational information contained in this Offer to Purchase and Circular. See “Information Contained in this Offer to Purchase and Circular” and “Forward-Looking Information”.
The Offeror may not realize all of the anticipated benefits and synergies from the completion of the transaction.
The Offer has been made with the expectation that its successful completion will result in certain synergies and costs savings. These anticipated benefits will depend in part on whether the operations of the Company and the Offeror can be integrated in an efficient and effective manner and the timing and manner of completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, if any. The integration of the two companies may present challenges to management of the Offeror, and the Offeror may encounter unanticipated delays, liabilities and costs. If the Offeror does not acquire at least 66 2∕3% of the Common Shares and cannot or does not complete a Compulsory Acquisition or Subsequent Acquisition Transaction, it will not be able to fully and efficiently integrate the Company into its business. There can be no assurance that the operational or other synergies that the Offeror anticipates realizing in the combined entity will be ultimately realized, or that the integration of the two companies’ operations will be timely or effectively accomplished, or will ultimately result in cost reductions.
Actual operating results may differ significantly from the Offeror’s projections and expectations.
This Offer to Purchase and Circular contains, and the documents incorporated by reference herein and other documents the Offeror publishes may contain, projections (including estimates) and expectations regarding the Offeror’s future performance, the performance of the combined business of the Offeror and the Company as integrated and related synergies, among other things. These projections, which consist of forward-looking statements, are prepared by the Offeror’s management and is based on, qualified by, and subject to, a number of assumptions and risks, including those described under “Forward-Looking Information” in this Offer to Purchase and Circular, “Advisories” and “Slide Notes” in Appendix B, and similar and other disclosures in the Offeror’s reports filed with the applicable Securities Regulatory Authorities. Although projections and expectations may be presented with numerical specificity, they are inherently subject to business, economic and competitive uncertainties and contingencies, many of which are beyond the Offeror’s control and are based upon specific assumptions with respect to future business decisions, some of which may change.
Projections and expectations are necessarily speculative in nature, and it can be expected that some or all of the underlying assumptions will not materialize or will vary significantly from actual results. Accordingly, these projections and expectations are only estimates of what the Offeror’s management believes was realizable as of the date the statements were made. Any failure to successfully implement the Offeror’s operating strategy or the occurrence of any of the risks or uncertainties set forth in this Offer to Purchase and Circular, or in the documents incorporated by reference herein, could result in actual results being different than the projections or expectations, and such differences may be adverse and material.
WEF will retain majority voting control of the Offeror if the transactions contemplated by the Offer are successful.
If the Offer is successful and a Compulsory Acquisition or a Subsequent Acquisition Transaction are completed, WEF, following completion of the WEF III Equity Investment, is expected to own, or control or direct, approximately 51% of the issued and outstanding Offeror Common Shares. As a result, WEF may have the ability to control (or veto) certain matters submitted to the Offeror Shareholders for approval, including the election and removal of directors. In addition, WEF may have an interest in pursuing acquisitions, divestitures and other transactions that, in the judgment of its management, could enhance its equity investment, even though such transactions might involve risks to the other shareholders of the Offeror and may ultimately affect the market price of the Offeror Common Shares. So long as WEF continues to own, directly or indirectly, a significant amount of the Offeror Common Shares, WEF will continue to be able to strongly influence or effectively control the decisions of the Offeror Board.
Additional Risk Factors Related to the Offeror
Company Shareholders who deposit their Common Shares under the Offer will receive Share Consideration pursuant to the Offer. Accordingly, such Company Shareholders should carefully consider the risks and uncertainties associated with the Offeror described in the documents incorporated by reference herein that the Offeror has filed with the applicable Securities Regulatory Authorities, including, in particular, the risk factors outlined under the heading “Risk Factors” in the AIF and in the Annual MD&A, as updated by the Offeror’s subsequently filed interim management’s discussion and analysis of financial condition and results of operations, including the Q1 MD&A.
25.   Depositary and Information Agent
The Offeror has engaged Odyssey Trust Company as the Depositary to receive deposits of Common Shares and accompanying Letters of Transmittal deposited under the Offer at its office at one of the addresses specified in the Letter of Transmittal. In addition, the Depositary will receive deposits of Notices of Guaranteed Delivery at its office at one of the addresses specified in the Notice of Guaranteed Delivery. The Depositary will also be responsible for giving certain notices, if required by applicable Law, and for making payment for all Common Shares purchased by the Offeror under the Offer. The Depositary will also facilitate book-entry transfers of Common Shares.
The Offeror has retained Laurel Hill Advisory Group to act as Information Agent to provide information to Company Shareholders in connection with the Offer.
Odyssey Trust Company and Laurel Hill Advisory Group will receive reasonable and customary compensation from the Offeror for their services in connection with the services they provide as the Depositary and the Information Agent, respectively, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities.
The Information Agent can be contacted by email at assistance@laurelhill.com or by telephone at 1-877-452-7184 (Toll-Free).
26.   Financial Advisor, Dealer Manager and Soliciting Dealer Group
Scotiabank and TD Securities have been retained by the Offeror to act as financial advisors to the Offeror with respect to the Offer.
The Offeror may, in its sole discretion, also retain the services of one or more dealer manager(s) as it determines, in its sole discretion, to form and manage a soliciting dealer group (the “Soliciting Dealer Group”) comprised of members of the Investment Industry Regulatory Organization of Canada and members of the TSX to solicit acceptances of the Offer from persons who are resident in Canada on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary for such services. Each member of the Soliciting Dealer Group is referred to herein as a “Soliciting Dealer”.
The Offeror expects that if a dealer manager is engaged and/or a Soliciting Dealer Group is formed, then the Offeror will provide notice of such event by news release and/or such other means as the Offeror may determine. Investment advisors or registered representatives employed by Soliciting Dealers, if any, may solicit their clients to deposit or tender their Common Shares to the Offer. Soliciting Dealers may pay an investment advisor or registered representative a portion of the solicitation fee, if any, for each Common Share deposited under the Offer by clients of or served by the investment advisor or registered representative.
Company Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or if they make use of the services of a Soliciting Dealer, if any, to accept the Offer. However, an investment dealer, broker, bank, trust company or other intermediary through whom Company Shareholders own Common Shares may charge a fee to tender any such Common Shares on their behalf. Company Shareholders should contact the Information Agent or a broker or dealer for assistance in accepting the Offer and depositing their Common Shares under the Offer. Notwithstanding the foregoing, if a Company Shareholder is a Non-Exempt Shareholder, the proceeds resulting from any sale of Offeror Common Shares by a registered broker retained by the Depositary or its nominee on behalf of such Non-Exempt Shareholder may be subject to deductions in respect of brokerage commissions and other expenses. See “Notice to Shareholders in the United States”.
Except as set forth herein, the Offeror has not agreed to pay any fees or commissions to any stockbroker, dealer or other person for soliciting tenders of Common Shares under the Offer; provided that the Offeror may make other arrangements with Soliciting Dealers, dealer managers or information agents, either within or outside Canada, for customary compensation during the Offer period if it considers it appropriate to do so.
27.   Statutory Rights
Securities legislation in the provinces and territories of Canada provides security holders of the Company with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. Security holders of the Company should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.
28.   Legal Matters
The Offeror is being advised in respect of matters concerning the Offer by Blake, Cassels & Graydon LLP, in respect of Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP, in respect of United States legal matters.
29.   Documents Filed as Part of the Registration Statement
The following documents have been filed with the SEC as part of the Registration Statement: (a) this Offer to Purchase and Circular; (b) the Letter of Transmittal; (c) the Notice of Guaranteed Delivery; (d) news releases and transcripts related to the Offer; (e) corporate presentations related to the Offer; (f) news articles related to the Offer; (g) a newspaper advertisement related to the Offer; (h) the documents listed in Section 22 of this Circular, “Documents Incorporated by Reference”; (i) powers of attorney; (j) consent of McDaniel; and (k) consent of Deloitte.
30.   Directors’ Approval
The contents of this Offer to Purchase and Circular have been approved, and the sending of this Offer to Purchase and Circular to the Company Shareholders have been authorized, by the Offeror Board.

CERTIFICATE OF STRATHCONA RESOURCES LTD.
The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.
DATED: May 30, 2025.
(signed) “Connie De Ciancio” Chief Commercial Officer		(signed) “Dale Babiak” Chief Operating Officer
(signed) “Connor Waterous” Chief Financial Officer
On behalf of the board of directors
(signed) “Navjeet (Bob) Singh Dhillon” Director		(signed) “Cody Church” Director
C-1

APPENDIX A
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Consolidated Financial Statements
The accompanying unaudited pro forma condensed consolidated financial statements (the “Pro Forma Financial Statements”) of Strathcona Resources Ltd. (“Strathcona” or the “Offeror”) are presented to illustrate the estimated effects of Strathcona’s proposed acquisition (the “Offer”) of all of the issued and outstanding common shares (the “Common Shares”) in the capital of MEG Energy Corp. (“MEG”) not already owned by Strathcona or its affiliates as well as the concurrent equity commitment from certain limited partnerships comprising WEF to subscribe for and purchase 21.4 million subscription receipts in the capital of Strathcona. These Pro Forma Financial Statements have been prepared by applying pro forma adjustments to the historical consolidated financial statements of Strathcona incorporated by reference in the Offer to Purchase and Take-Over Bid Circular of Strathcona dated May 30, 2025 (the “Offer to Purchase and Circular”). The pro forma condensed consolidated statement of financial position gives effect to the Offer as if it had occurred on March 31, 2025. The pro forma condensed consolidated statements of income and comprehensive income for the three months ended March 31, 2025 and year ended December 31, 2024 give effect to the Offer as if it had occurred on January 1, 2024. All pro forma adjustments and their underlying assumptions are described in the notes to the Pro Forma Financial Statements.
These Pro Forma Financial Statements have been prepared using certain of Strathcona’s and MEG’s respective financial statements as more particularly described in the notes to the Pro Forma Financial Statements. These Pro Forma Financial Statements are not intended to be indicative of the results that would have actually occurred had the events reflected therein transpired on the dates indicated, and do not purport to project the future financial position of Strathcona. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from these Pro Forma Financial Statements. These Pro Forma Financial Statements have been prepared in accordance with National Instrument 51-102 Continuous Disclosure Obligations and as such have not been adjusted to reflect the Montney Dispositions given that the Montney Dispositions are not directly attributable to the Offer and the Offeror expects the Montney Dispositions to be accounted for as discontinued operations under IFRS 5, Assets Held for Sale and Discontinued Operations. See “The Offeror” section in the Offer to Purchase and Circular for a discussion of the impact of the Montney Dispositions on the Offeror. In addition, the Pro Forma Financial Statements have not been adjusted to reflect any potential synergies that may be realized after consummation of the Offer. Readers are cautioned not to place undue reliance on these Pro Forma Financial Statements.
All amounts are in millions of Canadian dollars, except where noted.
Capitalized terms used but not otherwise defined in these Pro Forma Financial Statements shall have the meaning ascribed thereto in the Offer to Purchase and Circular.

STRATHCONA RESOURCES LTD.
Pro Forma Condensed Consolidated Statement of Financial Position
Cdn$ millions (unaudited)
As at March 31, 2025	Strathcona	MEG	Presentation Adjustments (Note 2)	Notes	Pro Forma Adjustments	Transaction Accounting Adjustment (Note 4)	Pro Forma Consolidated
Assets
Current
Cash	—	88.0	—	3e	(88.0)	—	—
Accounts receivable	359.2	452.0	—		—	—	811.2
Inventory	47.9	275.0	—		—	—	322.9
Prepaid expenses and deposits	43.0	—	—		—	—	43.0
Cross-currency swap asset	0.4	—	—		—	—	0.4
Marketable securities	481.8	—	—	3a	(481.8)	—	—
Assets held for sale	154.1	—	—		—	—	154.1
Total current assets	1,086.4	815.0	—		(569.8)	—	1,331.6
Property, plant and equipment	10,437.1	5,598.0	128.0	3a	1,435.0	—	17,598.1
Exploration and evaluation assets	—	128.0	(128.0)		—	—	—
Other assets	15.0	206.0	—		—	—	221.0
Total assets	11,538.5	6,747.0	—		865.2	—	19,150.7
Liabilities
Current
Accounts payable and accrued liabilities	856.6	409.0	9.0	3c	25.0	—	1,324.6
				3c	25.0
Dividends payable	—	26.0	—	3d	(1.1)	—	24.9
Interest payable	—	9.0	(9.0)		—	—	—
Deferred revenue	56.3	—	—		—	—	56.3
Current debt	—	—	—	3e	787.7	—	787.7
Lease and other obligations	64.3	—	27.0		—	—	91.3
Decommissioning provision	41.0	—	10.0		—	—	51.0
Current portion of provisions and other liabilities	—	37.0	(37.0)		—	—	—
Risk management liability	58.1	—	—		—	—	58.1
Liabilities associated with assets held for sale	0.8	—	—		—	—	0.8
Total current liabilities	1,077.1	481.0	—		836.6	—	2,394.7
Debt	2,898.6	857.0	—	3a	959.6	(661.7)	3,295.4
				3e	104.9
				3e	12.7
				3e	(88.0)
				3e	(787.7)
Lease and other obligations	243.7	—	260.0		—	—	503.7
Decommissioning provision	233.5	—	137.0	3b	(35.5)	—	335.0
Provisions and other liabilities	—	397.0	(397.0)		—	—	—
Deferred tax liability	1,052.8	422.0	—		—	—	1,474.8
Risk management liability	59.8	—	—		—	—	59.8
Total liabilities	5,565.5	2,157.0	—		1,002.6	(661.7)	8,063.4

STRATHCONA RESOURCES LTD.
Pro Forma Condensed Consolidated Statement of Financial Position
Cdn$ millions (unaudited)
As at March 31, 2025	Strathcona	MEG	Presentation Adjustments (Note 2)	Notes	Pro Forma Adjustments	Transaction Accounting Adjustment (Note 4)	Pro Forma Consolidated
Equity
Share capital	3,590.2	4,481.0	—	3a	(4,481.0)	661.7	8,738.5
				3a	4,486.6
Contributed surplus	49.9	164.0	—	3a	(164.0)	—	49.9
Retained earnings (deficit)	2,332.9	(103.0)	—	3a	103.0	—	2,298.9
				3a	3.7
				3c	(25.0)
				3e	(12.7)
Accumulated other comprehensive income	—	48.0	—	3a	(48.0)	—	—
Total equity	5,973.0	4,590.0	—		(137.4)	661.7	11,087.3
Total liabilities and equity	11,538.5	6,747.0	—		865.2	—	19,150.7

See accompanying notes to the Pro Forma Financial Statements

STRATHCONA RESOURCES LTD.
Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income
Cdn$ millions (unaudited)
For the Three Months Ended March 31, 2025	Strathcona	MEG	Presentation Adjustments (Note 2)	Notes	Pro Forma Adjustments	Pro Forma Consolidated
Revenues and other income
Oil and natural gas sales	1,459.0	—	1,229.0		—	2,688.0
Sale of purchased products	7.3	—	30.0		—	37.3
Royalties	(138.2)	—	(108.0)		—	(246.2)
Petroleum revenue, net of royalties	—	1,151.0	(1,151.0)		—	—
Power and transportation revenue	—	11.0	(11.0)		—	—
Oil and natural gas revenues	1,328.1	1,162.0	(11.0)		—	2,479.1
Loss on risk management contracts	(78.0)	—	—		—	(78.0)
Other income	1.2	—	11.0	5a	(1.1)	11.1
	1,251.3	1,162.0	—		(1.1)	2,412.2
Expenses
Purchased product	7.6	30.0	—		—	37.6
Blending costs	326.2	458.0	—		—	784.2
Production and operating	231.2	82.0	—		—	313.2
Transportation and processing	142.4	166.0	—		—	308.4
General and administrative	24.7	19.0	19.0		—	62.7
Interest	38.4	—	14.0	5b	10.7	63.1
Transaction related costs	0.6	—	—		—	0.6
Finance costs	20.7	—	9.0	5d	(0.7)	29.0
Depletion, depreciation and amortization	215.7	92.0	—	5e	6.5	314.2
Foreign exchange gain	(1.0)	—	—		—	(1.0)
Net finance expense	—	23.0	(23.0)		—	—
Stock-based compensation	—	19.0	(19.0)		—	—
	1,006.5	889.0	—		16.5	1,912.0
Gain on marketable securities	22.7	—	—	5f	(22.7)	—
Income before income taxes	267.5	273.0	—		(40.3)	500.2
Income tax expense (recovery)	62.2	62.0	—	5h	(9.7)	114.5
Income and comprehensive income	205.3	211.0	—		(30.6)	385.7
Income per share
Basic (Note 6)	0.96	0.82				1.01
Diluted (Note 6)	0.96	0.82				1.01
See accompanying notes to the Pro Forma Financial Statements

STRATHCONA RESOURCES LTD.
Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income
Cdn$ millions (unaudited)
For the Year Ended December 31, 2024	Strathcona	MEG	Presentation Adjustments (Note 2)	Notes	Pro Forma Adjustments	Pro Forma Consolidated
Revenues and other income
Oil and natural gas sales	5,336.4	—	4,704.0		—	10,040.4
Sale of purchased products	75.0	—	978.0		—	1,053.0
Royalties	(662.7)	—	(591.0)		—	(1,253.7)
Petroleum revenue, net of royalties	—	5,091.0	(5,091.0)		—	—
Power and transportation revenue	—	58.0	(58.0)		—	—
Oil and natural gas revenues	4,748.7	5,149.0	(58.0)		—	9,839.7
Loss on risk management contracts	(44.0)	—	(7.0)		—	(51.0)
Other income	0.1	—	58.0		—	58.1
	4,704.8	5,149.0	(7.0)		—	9,846.8
Expenses
Purchased product	75.0	958.0	—		—	1,033.0
Blending costs	1,081.5	1,682.0	—		—	2,763.5
Production and operating	811.7	290.0	—		—	1,101.7
Transportation and processing	577.0	625.0	—		—	1,202.0
General and administrative	101.1	73.0	24.0		—	198.1
Interest	170.2	—	67.0	5b	59.2	296.4
Transaction related costs	1.0	—	—	5c	25.0	26.0
Finance costs	88.3	—	39.0		—	127.3
Depletion, depreciation and amortization	873.5	620.0	—	5e	(6.0)	1,487.5
Foreign exchange loss	68.2	67.0	—		—	135.2
Unrealized gain on Sable remediation fund	(0.1)	—	—		—	(0.1)
Commodity risk management loss	—	7.0	(7.0)		—	—
Net finance expense	—	113.0	(113.0)		—	—
Stock-based compensation	—	24.0	(24.0)		—	—
Other	—	(6.0)	—		—	(6.0)
	3,847.4	4,453.0	(14.0)		78.2	8,364.6
Loss on settlement of other obligations	(4.4)	—	—		—	(4.4)
Loss on settlement of debt	—	—	(7.0)	5g	(12.7)	(19.7)
Income before income taxes	853.0	696.0	—		(90.9)	1,458.1
Income tax expense (recovery)	249.3	189.0	—	5h	(21.9)	416.4
Income	603.7	507.0	—		(69.0)	1,041.7
Other comprehensive income, net of tax Items that may be reclassified to profit or loss Foreign currency translation adjustment	—	15.0	—		—	15.0
Comprehensive income	603.7	522.0	—		(69.0)	1,056.7
Income per share
Basic (Note 6)	2.82	1.89				2.74
Diluted (Note 6)	2.82	1.87				2.74
See accompanying notes to the Pro Forma Financial Statements

STRATHCONA RESOURCES LTD.
Notes to the Pro Forma Financial Statements
Cdn$ millions (unaudited)
1.
BASIS OF PRESENTATION

The Pro Forma Financial Statements have been prepared by management of Strathcona for inclusion in the Offer to Purchase and Circular. Management of MEG have not participated in the preparation of these Pro Forma Financial Statements. The Pro Forma Financial Statements reflect the acquisition of all of the issued and outstanding Common Shares.
The Pro Forma Financial Statements have been prepared from and should be read in conjunction with:
•
The audited annual consolidated financial statements of Strathcona as at and for the years ended December 31, 2024 and 2023, together with the notes thereto.

•
The unaudited condensed consolidated interim financial statements of Strathcona as at and for the three months ended March 31, 2025 and 2024, together with the notes thereto.

•
The audited annual consolidated financial statements of MEG as at and for the years ended December 31, 2024 and 2023, together with the notes thereto.

•
The unaudited interim consolidated financial statements of MEG as at and for the three months ended March 31, 2025, and 2024, together with the notes thereto.

MEG’s public reports or securities filings have not been incorporated by reference into the Offer to Purchase and Circular or incorporated by reference into these Pro Forma Financial Statements and Strathcona has not requested a consent to use the audit report in respect of MEG’s annual consolidated financial statements as at and for the year ended December 31, 2024. As of the date of these Pro Forma Financial Statements, Strathcona has not had access to the non-public books and records of MEG and Strathcona is not in a position to independently assess or verify certain of the information in MEG’s publicly filed documents, including its consolidated financial statements. MEG has not reviewed these Pro Forma Financial Statements and has not confirmed the accuracy and completeness of the information in respect of MEG contained herein. As a result, all pro forma financial information regarding MEG included herein has been derived, by necessity, from MEG’s public reports and securities filings as of May 29, 2025. While Strathcona has no reason to believe that such publicly filed information is inaccurate or incomplete, Strathcona does not assume any responsibility for the accuracy or completeness of any such information.
These Pro Forma Financial Statements have been prepared in all material respects using accounting policies that are in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board on a basis consistent with those disclosed in note 2 of Strathcona’s audited annual consolidated financial statements as at and for the year ended December 31, 2024 and as disclosed in note 2 of Strathcona’s unaudited condensed consolidated interim financial statements as at and for the three months ended March 31, 2025.
2.   PRO FORMA PRESENTATION ADJUSTMENTS
Certain reclassification adjustments have been made to the Pro Forma Financial Statements to make presentation of the financial statements of MEG consistent to that of Strathcona, including:
Pro Forma Condensed Consolidated Statement of Financial Position
a)
Reclassified exploration and evaluation assets reported by MEG to property, plant and equipment.

b)
Reclassified interest payable reported by MEG to accounts payable and accrued liabilities.

c)
Disaggregated current and long-term provisions and other liabilities reported by MEG to lease and other obligations and decommissioning provision.

Pro Forma Condensed Consolidated Statement of Income and Comprehensive Income
a)
Disaggregated petroleum revenue, net of royalties reported by MEG into oil and natural gas sales, sale of purchased product and royalties.

b)
Reclassified power and transportation revenue reported by MEG to other income.

c)
Reclassified commodity risk management loss reported by MEG to loss on risk management contracts.

d)
Reclassified stock-based compensation reported by MEG to general and administrative.

e)
Disaggregated net finance expense reported by MEG to interest and finance costs.

3.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL POSITION ADJUSTMENTS AND ASSUMPTIONS

a)
Strathcona has offered to purchase all the issued and outstanding Common Shares of MEG not already owned by Strathcona or its affiliates. Upon acceptance of the offer, each MEG common shareholder whose Common Shares are taken up by Strathcona will be entitled to receive, for each Common Share, 0.62 of a Strathcona common share and $4.10 in cash. The offer is not subject to any financing conditions. Strathcona has obtained a commitment for financing from a syndicate of lenders for aggregate credit facilities of up to aggregate principal amounts of $1.5 billion (the “Acquisition Bridge”) and U.S.$620.6 million (the “Bond Bridge” and together with the Acquisition Bridge, the “Bridge Facility”). The Acquisition Bridge is available to fund the cash consideration under the Offer, and the Bond Bridge is available to fund the repayment of MEG’s U.S.$600.0 million 5.875% unsecured notes due February 1, 2029 (the “Company Bonds”). The Bridge Facility includes a commitment to provide backstop commitments in respect of Strathcona’s existing credit facilities pending lender consent to certain amendments relating to the Offer, including permitting the establishment of the Bridge Facility. As a result, the Pro Forma Financial Statements assume incremental indebtedness incurred as a result of the Offer to be drawn on the Bridge Facility.

The pro forma condensed consolidated statement of financial position as at March 31, 2025 gives effect to the transactions contemplated by the Offer, including the WEF III Equity Investment, as if the acquisition of all of the issued and outstanding Common Shares and related adjustments had occurred on March 31, 2025. The Offer has been accounted for as a business combination in accordance with IFRS 3 using the acquisition method whereby the assets acquired, and the liabilities assumed, are recorded at their estimated fair value on the Offer date of May 30, 2025.
The following table provides the preliminary purchase price equation:
Estimated number of Strathcona common shares to be issued as share consideration (millions)(1)	145.1
Price of Strathcona commons shares as of May 15, 2025 ($/common share)	30.92
Estimated fair value of Strathcona common shares issued under the offer	4,486.6
Estimated cash consideration under the Offer	959.6
Estimated fair value of pre-existing ownership interest in Common Shares(2)	590.4
Total consideration	6,036.6
Current assets	815.0
Property, plant and equipment	7,161.0
Other assets	206.0
Total assets	8,182.0
Current liabilities	467.9
Debt	857.0
Lease and other obligations	287.0
Decommissioning provision	111.5
Deferred tax liability	422.0
Total liabilities	2,145.4
Estimated fair value of net assets to be acquired	6,036.6

(1)
The estimated number of Strathcona common shares to be issued is based upon the assumption that there are 231.4 million outstanding Common Shares, excluding Common Shares owned by Strathcona or its affiliates, and 2.6 million restricted share units and performance share units of MEG which are assumed to be treasury-settled prior to the take-up and payment for the Common Shares deposited under the Offer.

(2)
The amount is comprised of Common Shares owned at March 31, 2025 of $481.8 million and includes Common Shares purchased subsequent to March 31, 2025 for $104.9 million with an estimated fair market value at March 31, 2025 of $108.6 million.

The above preliminary purchase price and recognized amounts of identifiable assets acquired, and liabilities assumed have been determined from information that is publicly available to Strathcona at the time of preparation of these Pro Forma Financial Statements. No adjustment has been made to reflect operating synergies that may be realized after consummation of the Offer.
The acquisition accounting will be finalized after all actual results have been obtained and the final fair values of the assets acquired and liabilities assumed have been determined. The purchase price equation is based on the fair value of a Strathcona common share of $30.92 per share, which represents the closing price of Strathcona common shares on the Toronto Stock Exchange on May 15, 2025. The value of the share consideration to be paid by Strathcona upon the consummation of the transaction will be determined based on the closing price of the Strathcona common shares on the acquisition date. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial information presented herein.
A change in the Strathcona common share price of 10% would increase or decrease the consideration expected to be transferred by approximately $448.7 million, which would be reflected as an increase or decrease to property, plant and equipment.
The following pro forma adjustments were made to reflect the MEG assets and liabilities acquired at fair value:
b)
Decommissioning provision

The decommissioning provision was revalued using Strathcona’s inflation assumption of 2% and credit-adjusted discount rate of 10%.
c)
Accounts payable and accrued liabilities

Accounts payable and accrued liabilities include $50.0 million of estimated transaction costs. $25.0 million of which is estimated to be incurred by MEG and have been included in current liabilities in the purchase price and $25.0 million of which are estimated to be incurred by Strathcona and have been expensed.
d)
Dividends payable

Dividends payable has been reduced for dividend income accrued to Strathcona as a result of the Common Shares held by Strathcona at March 31, 2025.
e)
Debt

Debt has been adjusted to reflect amounts drawn by Strathcona on its revolving credit facility subsequent to March 31, 2025 to purchase Common Shares in the amount of $104.9 million.
Strathcona has obtained a commitment for financing from a syndicate of lenders under the Bridge Facility to fund the cash consideration under the Offer and to extinguish the Company Bonds. Concurrent with the completion of the transactions contemplated by the Offer, Strathcona intends to redeem the Company Bonds at a premium of 101.469% resulting in a loss on settlement of CDN$12.7 million. The Acquisition Bridge matures two years after the initial drawdown thereunder, and the Bond Bridge will mature one year from the sole drawdown date. Amounts drawn under the Bond Bridge have been presented as a current liability. MEG’s cash balance is assumed to be used to reduce the amount drawn under the Bond Bridge.
4.
TRANSACTION ACCOUNTING ADJUSTMENT

Pursuant to an equity commitment letter, certain limited partnerships comprising WEF have committed to subscribe for and purchase 21.4 million subscription receipts in the capital of Strathcona (the “Subscription Receipts”) at a price of $30.92 per Subscription Receipt for aggregate proceeds to Strathcona of approximately $661.7 million (the “WEF III Equity Investment”). Subscription Receipts convert to common shares of Strathcona upon consummation of the Offer.
5.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME ADJUSTMENTS

The pro forma condensed consolidated statement of income and comprehensive income for the three months ended March 31, 2025 and for the year ended December 31, 2024 give effect to the transactions contemplated by the Offer and adjustments as if they occurred on January 1, 2024.
a)
Other income

Other income has been reduced for dividend income accrued to Strathcona as a result of the Common Shares held by Strathcona at March 31, 2025.
b)
Interest

Interest has been adjusted to reflect incremental charges associated with Strathcona’s drawdown of approximately $1.1 billion under the Bridge Facility to fund the cash consideration under the Offer and to fund the repayment of the Company Bonds. Such drawdowns have been reduced by the proceeds from the WEF III Equity Investment and the application of MEG’s cash balance. Interest was also adjusted to reflect incremental charges on amounts drawn on Strathcona’s revolving credit facility of approximately $0.1 billion to purchase Common Shares subsequent to March 31, 2025 and to pay fees associated with the Bridge Facility.
A change in interest rate of 1/8% would increase or decrease the pro forma interest adjustment by approximately $0.4 million and $1.5 million for the three months ended March 31, 2025 and the year ended December 31, 2024, respectively.
c)
Transaction related costs

Transaction related costs of Strathcona are estimated to be $25.0 million.

d)
Finance costs

Finance costs have been adjusted to reflect the accretion associated with a lower pro forma decommissioning provision as per note 3(b).
e)
Depletion, depreciation and amortization

Depletion, depreciation and amortization expenses have been adjusted following the adjustment of the MEG carrying value of property, plant and equipment to its fair value upon acquisition, (as determined in the purchase price detailed in note 3(a)), using the unit-of-production method based on proved and probable reserves taking into account estimated future development costs necessary to bring those reserves into production .
MEG’s estimates used to determine depletion, depreciation and amortization differ from Strathcona’s. Effective January 1, 2025 MEG depleted field production assets using the unit-of-production method based on estimated proved developed bitumen reserves. Prior to January 1, 2025 MEG depleted field production assets using the unit-of production method based on estimated proved bitumen reserves plus estimated future development costs required to develop, and produce proved bitumen reserves.
f)
Gain on marketable securities

Gain on marketable securities has been adjusted to remove amounts relating to the Common Shares held by Strathcona at March 31, 2025.
g)
Loss on settlement of debt

Concurrent with the completion of the transactions contemplated by the Offer, the Company Bonds are assumed to be redeemed at a premium of 101.469% resulting in a CDN$12.7 million loss on settlement.
h)
Income tax expense

Deferred income taxes are calculated using the statutory rate in effect during the periods for which the Pro Forma Financial Statements are presented and have been adjusted at a tax rate of 24.1% to reflect the tax impact of the adjustments noted above.
6.
PRO FORMA INCOME PER SHARE

The following table summarizes pro forma basic and diluted income per common share of Strathcona issued and outstanding:
(millions)	Three months ended Mar 31, 2025	Year ended Dec 31, 2024
Actual weighted average number of Strathcona common shares outstanding	214.2	214.2
Assumed number of Strathcona common shares to be issued on acquisition of MEG	145.1	145.1
Number of Strathcona common shares to be issued pursuant to the WEF III Equity Investment	21.4	21.4
Pro forma weighted average of Strathcona common shares outstanding – basic and diluted	380.7	380.7
Pro forma income	385.7	1,041.7
Pro forma basic and diluted income per share	1.01	2.74

APPENDIX B
OFFEROR PRESENTATION OF BENEFITS FOR THE PROPOSED COMBINATION

 MEG Combination

 Transaction Overview Offer Details Combined Company Capital Structure and Ownership 2 See Slide Notes and Advisories Strathcona to offer 0.62 Strathcona shares plus $4.10 cash for each share of MEG Based off Strathcona’s unaffected share price on May 15, 2025 of $30.92, equates to $23.27 / MEG share in total consideration (82.4% shares / 17.6% cash) – 9.3% premium to MEG’s unaffected share price on May 15, 2025 of $21.30 / share Offer is being made by way of a formal take-over bid under Part 2 of National Instrument 62-104 – Take-Over Bids and Issuer Bids, with offer outstanding for at least 105 days Offer is not subject to any financing condition(1) Upon completion of the transaction, Strathcona expects to have ~379 million shares outstanding and ~$1.5 billion in net debt at close, based on MEG’s shares outstanding as of May 5th, 2025(2)(3) Strathcona currently holds 23.4 million shares in MEG (approximately 9.20% of the current shares outstanding, or 9.98% after giving effect to the completion of MEG’s current normal course issuer bid) ? As part of transaction, Waterous Energy Fund (“WEF”, currently a 79.6% shareholder of Strathcona) has committed to subscribe for subscription receipts representing 21.4 million shares, being approximately 10% of the currently outstanding shares in Strathcona, through Waterous Energy Fund III LP (“WEF III”)(4) – Investment done at $30.92 / share, being Strathcona’s unaffected share price prior to announcing its intention to make the Offer ($662 million incremental WEF investment) – Conversion of subscription receipts into SCR shares contingent on closing of the MEG transaction(5) ? Following completion, Strathcona to be owned ~56.5% by existing Strathcona shareholders, ~37.8% by existing MEG shareholders, and ~5.6% by WEF III(3) – WEF will hold combined ~51% ownership position, inclusive of its existing shares(3)

 Benefits to MEG and Strathcona A combination between Strathcona and MEG would unite two leading heavy oil “pure plays” into a new Canadian oil champion, delivering significant accretion to shareholders 1 Complementary, High-Quality Assets of Scale 2 Financially Compelling 3 Meaningful and Achievable Synergies 3 See Slide Notes and Advisories Strathcona and MEG are both heavy oil pure plays with near identical netbacks (~$40.50 / bbl in 2024) and reserve life indexes (50+ years 2P), though Strathcona has ~20% more ‘25E production(1) Both are leading SAGD operators (MEG ~100 Mbbls / d, SCR ~95 Mbbls / d of SAGD production(2)), while Strathcona also has a ~25 Mbbls / d conventional heavy oil business Significant opportunity to achieve synergies due to economies of scale and shared learnings Together, the companies are expected to form Canada’s fifth-largest oil producer, fourth-largest SAGD producer, and be among the largest holders of proved oil reserves in North America(2) Accretion / (Dilution) to Accretion / (Dilution) to MEG Shareholders(3) SCR Shareholders(4) Funds Flow Per Share(5) +13% +8% 2024A(6) 2025E (7) +17% +5% Funds Flow less Sustaining Capex Per Share(5) +18% +10% 2024A(6) 2025E(7) +29% +5% Net Asset Value (B-Tax) Per Share(8) +7% +8% Total Proved (1P) Proved Plus Probable (2P) +15% +2% Production Per Share +12% +4% 2025E(9) 2030E(9) +25% (4)% Combined business is expected to begin trading at a large discount to the oil sands seniors, providing meaningful upside $175 million in identified annual synergies:(10) i. Overhead Synergies: $50 million ii. Interest Synergies: $25 million iii. Operating Synergies: $75 million capital expenditures + $25 million in operating costs Estimated at $943 million PV-10 on 1P basis (~$2.50 / share) and $992 million PV-10 on 2P basis (~$2.62 / share)(11)

 1 Complementary Assets of Scale Financially Compelling Meaningful Synergies Complementary, High-Quality Assets Strathcona and MEG have highly similar asset bases focused on SAGD oil sands development, with near identical margins and reserves life indexes 2024 Production Sales Volumes (Mbbls/d)(1) 111 101 % Oil 100% 100% 2024 Netback ($ / bbl) Oil Sales, Net of Blending(2) $81.33 $82.13 Royalties (14.01) (15.96) Transportation & Operating Expenses (24.81) (23.14) G&A and Stock-Based Compensation (1.88) (2.62) EBITDA Netback(2) $40.63 $40.42 Depletion, Depreciation and Amortization (14.70) (16.74) Finance Expense, Excl. Interest on Debt(2) (0.92) (1.05) Operating Earnings, Excl. Interest on Debt(2) $25.01 $22.63 YE 2024 Reserves (Gross of Royalties)(3) 1P (Mmbbls) 1,169 1,158 Reserves Life Index (years) 29 31 2P (Mmbbls) 2,0201,939 Reserves Life Index (years) 50 52 1P B-Tax NPV10 ($mm)(3) $12,649 $12,656 2P B-Tax NPV10 ($mm)(3) $17,905 $15,427 4 See Slide Notes and Advisories

1 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

Complementary, High-Quality Assets

Alberta
Saskatchewan
Athabasca Oil Sands
Fort McMurray
WCSB
SALESKI
SURMONT
MAY RIVER
CHRISTINA LAKE
TAIGA
TUCKER
ORION
Cold Lake
Cold Lake Thermal
LINDBERGH
GLENBOGIE
Edmonton
EDAM
Lloydminster
MEOTA
MANITOU
WINTER
Lloydminster Heavy Oil
BODO / COSINE
DRUID
CACTUS LAKE
PLOVER
COURT
MEG Land
Undeveloped Projects
Surmont, May River
Strathcona Land
Lloydminster Heavy Oil
Cold Lake Thermal
Other Mineral Rights

4

See Slide Notes and Advisories

 1 Complementary Assets of Scale Financially Compelling Meaningful Synergies A Canadian Oil Champion The combined business would be the fifth-largest oil producer and fourth-largest SAGD producer in Canada, and rank among the top holders of proved oil reserves across North America? Q1 2025 Oil Production (Mbbl/d)(1) 2024 Proved Oil Reserves (Net of Royalties) (Bn bbl)(2) 1,057 9.1 4.0 4.0 853 641 2.1 413 1.9 1.8 1.8 1.8 603 219 201 0.9 0.9 0.9 285 282 116 103 103 195 154 92 103 CNRL Suncor Cenovus Imperial + Whitecap Strathcona MEG ARC CNRL Suncor Cenovus Imperial EOG Occidental + Diamondback Devon MEG Strathcona StrathconaMEG StrathconaMEG 5 SAGD Other Oil / Condensate Canada U.S. See Slide Notes and Advisories

1 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

A Canadian Oil Champion

Q1 2025 Oil Production (Mbbl/d)(1)

1,057
285
853
282
641
603
413
154
219
195
201
116
92
103
103
103
CNRL
Suncor
Cenovus
Imperial
Strathcona + MEG
(3) Whitecap
(4) Strathcona
MEG
ARC
SAGD
Other Oil / Condensate

9.1
4.0
4.0
2.1
1.9
1.8
1.8
1.8
0.9
0.9
0.9
CNRL
Suncor
Cenovus
Imperial
EOG
Occidental
Strathcona + MEG
Diamondback
Devon
MEG
Strathcona
Canada
U.S.

5

See Slide Notes and Advisories

 2 Complementary Assets of Scale Financially Compelling Meaningful Synergies Contribution Analysis The proposed share exchange ratio and cash consideration delivers value to MEG shareholders in excess of MEG’s contribution to the combined business on almost all metrics Production Funds Flow(5) Funds Flow less Sustaining Capex (5) Net Asset Value(5)(6) 2024A Production (Mbbls/d)(1) 2025E Production (Mbbls/d)(3) 2030E Production (Mbbls/d)(4) 2024A ($mm)(1) 2025E @ US$60 WTI ($mm)(3) 2024A ($mm)(1) 2025E @ US$60 WTI ($mm) (3) 1P NPV10 (B-Tax), Less Debt & Leases(7) ($mm) 2P NPV10 (B-Tax), Less Debt & Leases(7) ($mm) (1) MEG Relative Market Capitalization at the Offer Price of $23.27/share(2) 47% MEG SCR 102 111 48% 52% 100 120 45% 55% (2)% y/o/y 8% y/o/y 130 185 41% 59% 4% CAGR 9% CAGR $1,391 $1,607 46% 54% $1,104 $1,356 45% 55% $938 $1,108 46% 54% $599 $814 42% 58% $11,599 $12,690 48% 52% $14,370 $17,946 44% 56% 6 See Slide Notes and Advisories

2 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

Contribution Analysis

		MEG	STRATHCONA[1]	MEG	SCR
Production	2024A Production (Mbbls/d)[1]	102	111	48%	52%
	2025E Production (Mbbls/d)[3]	100 (2)% y/o/y	120 8% y/o/y	45%	55%
	2030E Production (Mbbls/d)[4]	130 4% CAGR	185 9% CAGR	41%	59%
Funds Flow[5]	2024A ($mm)[1]	$1,391	$1,607	46%	54%
	2025E @ US$60 WTI ($mm)[3]	$1,104	$1,356	45%	55%
Funds Flow less Sustaining Capex[5]	2024A ($mm)[1]	$938	$1,108	46%	54%
	2025E @ US$60 WTI ($mm)[3]	$599	$814	42%	58%
Net Asset Value[5][6]	1P NPV10 (B-Tax), Less Debt & Leases[7] ($mm)	$11,599	$12,690	48%	52%
	2P NPV10 (B-Tax), Less Debt & Leases[7] ($mm)	$14,370	$17,946	44%	56%

6

See Slide Notes and Advisories

 2 Complementary Assets of Scale Financially Compelling Meaningful Synergies Accretion / (Dilution) Analysis The proposed combination is a true “win-win” for both MEG and Strathcona shareholders, delivering strong accretion to each company’s shareholders on several key metrics Funds Flow(1)(2)(3) 17% 13% 8% 5% 2024A 2025E 2024A 2025E SCR MEG 1P NAV (B-Tax)(4) 8% 7% SCR MEG 2025E Production(5) 12% 4% SCR MEG Funds Flow Less Sustaining Capex(1)(2)(3) 29% 18% 10% 5% 2024A 2025E 2024A 2025E SCR MEG 7 2P NAV (B-Tax)(4) 15% 2% SCR MEG 2030E Production(5) 25% SCR MEG (4%) See Slide Notes and Advisories

2 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

Accretion / (Dilution) Analysis

Funds Flow(1)(2)(3)

8%
5%
13%
17%
2024A 2025E
SCR
2024A 2025E
MEG

1P NAV (B-Tax)(4)

8%
7%
SCR
MEG

2025E Production(5)

4%
12%
SCR
MEG

Funds Flow Less Sustaining Capex(1)(2)(3)

10%
5%
18%
29%
2024A 2025E
SCR
2024A 2025E
MEG

2P NAV (B-Tax)(4)

2%
15%
SCR
MEG

2030E Production(5)

SCR
(4%)
25%
MEG

7

See Slide Notes and Advisories

 2 Complementary Assets of Scale Financially Compelling Meaningful Synergies Relative Valuation SCR and MEG currently trade at a discount to their larger oil sands peers; the combined business is expected to be better positioned to trade in-line with the peers, providing meaningful upside Oil Sands Seniors Peer Trading Multiples: Market Capitalization(1) / 2024A Funds Flow(2) (x) 8.0x 6.3x ~50% upside to average oil sands peer valuation(3) 5.8x 4.6x 4.3x 4.3x 4.1x 3.8x Peer A Peer B Peer C Peer D Average of MEG @ Offer Strathcona @ Strathcona Seniors Price Unaffected Price (Combined Business) 8 See Slide Notes and Advisories

 3 Complementary Assets of Scale Financially Compelling Meaningful Synergies Overhead Synergies MEG shareholders stand to benefit from Strathcona’s significantly lower overhead, driven by its decentralized operating structure and culture of accountability and autonomy 2024 Overhead Costs ($mm) $97 $24 Stock-Based Compensation MEG has 3.5x higher overhead versus SCR Cold Lake, despite a similar scope of operations SCR believes $50mm(1) in overhead synergies is achievable $28 (3) $73 Cash G&A Cash G&A $19mm in (SCR has no Stock-Based Executive Compensation) compensation(2) Strathcona Cold Lake MEG Steam Production 239 244 (Mbbls/d) Proxy for Non-Energy Opex $196 $199 ($mm) Scope of Producing Well Operations 196 226 Pairs (#)(4) # of Employees 287 (direct + SCR corporate allocation(5)) 475 9 See Slide Notes and Advisories

3 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

Overhead Synergies

2024 Overhead Costs ($mm)

$97
$24
Stock-Based Compensation
MEG has 3.5x higher overhead versus SCR Cold Lake, despite a similar scope of operations
SCR believes $50mm(1) in overhead synergies is achievable
$73
Cash G&A
$28(3)
Cash G&A (SCR has no Stock-Based Compensation)
$19mm in Executive compensation(2)

		Strathcona Cold Lake	MEG
Proxy for Scope of Operations	Steam Production (Mbbls/d)	239	244
	Non-Energy Opex ($mm)	$196	$199
	Producing Well Pairs (#)[4]	196	226
	# of Employees	287 (direct + SCR corporate allocation[5])	475

9

See Slide Notes and Advisories

 3 Complementary Assets of Scale Financially Compelling Meaningful Synergies Interest Synergies The combined business is positioned to garner an investment grade rating from DBRS(1), leading to lower interest and working capital needs, while being leverage neutral to MEG shareholders Cost of Debt (%) ~$25mm in savings expected on combined 5.9% debt + significant Q1 2025 Average 5.7% reduction in LC Interest Rate requirements ($214mm for MEG as of 3/31/2025)(2) Investment Grade Peers 4.0% - 4.5% 4.1% 4.1% 3.6% Strathcona(2) MEG(2) MEG + SCR(3) Peer A(4) Peer B (4) Peer C (4) Net Debt / (5)(6) 0.0x 0.6x 0.6x(7) 0.3x 0.8x 0.9x 2025E EBITDA 10 See Slide Notes and Advisories

3 Complementary Assets of Scale | Financially Compelling | Meaningful Synergies

Interest Synergies

Cost of Debt (%)

Q1 2025 Average Interest Rate
5.7%
5.9%
4.0% - 4.5%
~$25mm in savings expected on combined debt + significant reduction in LC requirements ($214mm for MEG as of 3/31/2025)[2]
Investment Grade Peers
3.6%
4.1%
4.1%
Strathcona[2]
MEG[2]
MEG + SCR[3]
Peer A[4]
Peer B[4]
Peer C[4]

	Strathcona	MEG	MEG + SCR	Peer A	Peer B	Peer C
Net Debt / 2025E EBITDA[5][6]	0.0x	0.6x	0.6x[7]	0.3x	0.8x	0.9x

10

See Slide Notes and Advisories

 3 Complementary Assets of Scale Financially Compelling Meaningful Synergies Operating Synergies The combined business would be a leading SAGD operator in Canada, positioning the company to achieve cost savings and maximize performance 2023-2024 SAGD Wells Drilled (#)(1) 200 ~26% of all SAGD Wells Drilled 2023-2024 142 83 59 56 53 29 Cenovus MEG Strathcona MEG CNRL Suncor ConocoPhillips + Strathcona 11 Capital and Operating Cost Synergies ? Combined business expected to have ~$1.5 billion of average thermal capex and ~$500 million of average non-energy thermal opex ? Strathcona believes 5% savings on each are achievable ? ~$75 million capex (~$40mm sustaining) ? ~$25 million non-energy opex Synergies Action Plan 1. Leverage greater economies of scale, larger purchasing power of combined business ? Example: Combined business would have 26% of 2023-2024 SAGD drilling, creating opportunities to improve service costs 2. Share best practices between Cold Lake, Lloydminster and Christina Lake thermal properties ? Example: SCR Cold Lake has recently incorporated pre-fabricated, modular wellhead facilities following success at SCR Lloydminster Thermal, driving meaningful savings 3. Align compensation structure with SCR cost-focused model ? Example: 75% of SCR incentive compensation tied to F&D, non-energy and G&A costs per barrel; only 10% of current MEG incentive scorecard directly tied to cost structure(2) Other Opportunities ? Strathcona’s unique Canada Growth Fund CCS partnership structured to allow for development of up to $2 billion in CCS facilities without upfront capital outlay from Strathcona; opportunity to deploy CCS at Christina Lake over time, if economics warrant investment See Slide Notes and Advisories

 Advisories Forward-Looking Information Certain statements contained in this presentation constitute "forward-looking information" within the meaning of applicable Canadian securities laws and "forward-looking statements" within the meaning of applicable U.S. securities laws (collectively, "forward-looking information") and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events, and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking information. Often, but not always, forward-looking information can be identified by the use of forward-looking words such as "believes", "plans", "expects", "intends" and "anticipates", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "should", "would", "might" or "will" be taken, occur or be achieved. Forward-looking information contained in this presentation includes, but is not limited to, statements relating to: Strathcona Resources Ltd.'s ("Strathcona") intention to make an offer to acquire all of the issued and outstanding common shares in the capital of MEG Energy Corp. ("MEG") not already owned by Strathcona or its affiliates (the "Offer"), including the terms thereof, including the consideration? to be offered by Strathcona thereto, and the filing of formal offer to purchase and take over bid circular in connection therewith; the conditions that the Offer will be subject to and possible reasons that the Offer would not be made by Strathcona; Strathcona's intentions with respect to the financing of the cash consideration payable under the Offer, expectations with respect to the terms of the WEF III equity investment, including the subscription price for, and other terms of, the Strathcona subscription receipts thereunder and the timing thereof, including the timing of completion thereof; the treatment of the proceeds of the WEF III equity investment; the expected benefits of the Offer and the combination of Strathcona and MEG, both to the MEG shareholders and the Strathcona shareholders; the anticipated strategic, operational and financial benefits that may result from the combination of Strathcona and MEG, including, but not limited to: the size and scale of the combined company, including the combined company's expected production, reserves, and trading multple; the expected per-share accretion to both MEG shareholders and Strathcona shareholders, including improved funds flow per share, funds flow less sustaining capital expenditure per share, net asset value (PV-10 (before tax)) per share, and long-term production growth potential, including the expected impact thereon of the potential cost synergies identified by Strathcona; the expected potential cost synergies identified by Strathcona in connection with the combination of MEG and Strathcona, including the categories and amounts thereof, including with respect to overhead, interest, capital expenditures and operating costs, among others, and the related benefits thereof; Strathcona's plans for achieving capital and operational synergies, including leveraging economies of scale, sharing best practices, aligning MEG's compensation structure with Strathcona's, and potentially utilizing opportunities to deploy carbon capture storage at Christina Lake; the combined company achieving an investment grade credit rating, and the resulting reduction in interest costs; the increased public float in Strathcona Common Shares resulting from the combination; and other anticipated strategic, operational and financial benefits that may result from the combination of Strathcona and the Company; the combined company debt of the combined company and its expected 2025 net debt to EBITDA ratio; the expected ownership of the combined company by MEG shareholders and the Strathcona shareholders, including assuming the reinvestment by MEG shareholders of the cash consideration under the Offer in Strathcona common shares; the 2P reserves life index of Strathcona's and MEG's reserves; and other anticipated strategic, operational and financial benefits that may result from the acquisition of MEG by Strathcona. Although Strathcona believes that the expectations reflected by the forward-looking information presented in this presentation are reasonable, the forward-looking information is based on assumptions and factors concerning future events that may prove to be inaccurate. Those assumptions and factors are based on information currently available to Strathcona about itself and MEG and the businesses in which they operate. Information used in developing forward-looking information has been acquired from various sources, including third party consultants, suppliers and regulators, among others. The material assumptions used to develop the forward-looking information herein include, but are not limited to: the ability of Strathcona to complete the combination of Strathcona and MEG, pursuant to the Offer or otherwise, integrate Strathcona's and MEG's respective businesses and operations and realize the anticipated strategic, operational and financial benefits and synergies from the acquisition of MEG by Strathcona; the conditions of the Offer will be satisfied on a timely basis in accordance with their terms; the anticipated synergies and other anticipated benefits of the Offer will be realized in a manner consistent with Strathcona's expectations; future production rates and estimates of capital and operating costs, including as specifically set forth herein, of the combined company; the combined company's reserves volumes and the net present values thereof; anticipated timing and results of combined company capital expenditures; that there will be no material change to MEG's operations prior to completion of the transaction; the combined business has the same per barrel oil overhead cost as Strathcona; MEG's public disclosure is accurate and that MEG has not failed to publicly disclose any material information respecting MEG, its business, operations, assets, material agreements or otherwise; there will be no material changes to laws and regulations 12 adversely affecting Strathcona's or MEG's operations; and the impact of the current economic climate and financial, political and industry conditions on Strathcona's and MEG's operations will remain consistent with Strathcona's current expectations. All figures and descriptions provided in this presentation related to the Offer, including with respect to the consideration payable under the Offer, the reasons for the Offer, the potential benefits to MEG shareholders and expected effects post combination, are based on and assume the following: (a) Strathcona's and MEG's respective dividends, liquidity, debt, credit ratings, debt costs and assets (including reserves and resources) will not change from May 15, 2025, in the case of Strathcona, and from what Strathcona has ascertained from MEG's public filings on SEDAR+ up to and including May 15, 2025, in the case of MEG, and, in the case of reserves and contingent resources, as applicable, those reported by Strathcona and MEG in their respective most recent annual information forms for the year ended December 31, 2024; (b) approximately 254.4 million MEG common shares will be issued and outstanding immediately prior to the date of the Offer and 2.6 million MEG common shares will be issuable pursuant to the exercise, exchange or conversion, as applicable, of the securities of MEG that are exercisable or exchangeable for or convertible into MEG common shares (other than rights under the MEG's shareholder rights plan) outstanding immediately prior to the date of the Offer; (c) that all of the common shares are deposited under the Offer pursuant to the terms thereof or acquired by Strathcona pursuant to a statutory compulsory acquisition, if available, or a subsequent transaction for the purpose of MEG becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of Strathcona; and (d) no other MEG common shares or Strathcona common shares will be issued before the successful completion of the Offer. Assumptions have also been made with respect to future oil and gas prices, differentials and future foreign exchange and interest rates. Although Strathcona believes that the assumptions made and the expectations represented by such statements or information are reasonable, there can be no assurance that the forward-looking information herein will prove to be accurate. Because actual results or outcomes could differ materially from those expressed in any forward-looking information, readers should not place undue reliance on any such forward-looking information. By its nature, forward-looking information is based on assumptions and involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking information. In particular, there are certain risks related to the consummation of the Offer and the business and operations of MEG and Strathcona (including the business and operations that are currently being conducted and undertaken by Strathcona and those that are expected to be conducted and undertaken by Strathcona upon consummation of the Offer) including, but not limited to: changes in general economic conditions in Canada, the United States and elsewhere; changes in operating conditions (including as a result of weather patterns); the volatility of prices for oil and natural gas and other commodities; commodity supply and demand; fluctuations in currency and interest rates; changes or proposed changes in applicable tariff rates; availability of financial resources or third-party financing; availability of equipment, materials and personnel; defaults by counterparties under commercial arrangements to which MEG (or any of its subsidiaries) is a party; an inability to procure regulatory approvals in a timely manner or on terms satisfactory to Strathcona; new or changing laws and regulations (domestic and foreign); the risk of failure to satisfy the conditions to the Offer; and the risk that the anticipated synergies and other benefits of the Offer may not be realized. In addition, readers are cautioned that the actual results of Strathcona following the successful completion of the Offer may differ materially from the expectations expressed herein as a result of a number of additional risks and uncertainties. Some of these risks, uncertainties and other factors are similar to those faced by other oil and gas companies and some are unique to Strathcona. Strathcona's annual information form for the year ended December 31, 2024 and other documents filed by Strathcona with the applicable Canadian securities regulatory authorities (available under Strathcona's profile on SEDAR+ at www.sedarplus.ca) further describe risks, material assumptions and other factors that could influence actual results. This presentation contains information that may constitute financial outlook about the prospective financial performance, financial position or cash flows of the company resulting from the combination of Strathcona and MEG, all of which is subject to the same assumptions, risk factors, limitations and qualifications as set forth above. The financial outlook included in this presentation has been prepared by, and is the responsibility of, management of Strathcona. Readers are cautioned that the assumptions used in the preparation of such financial outlook, although considered reasonable, and reflecting the best estimates and judgments and assumptions that are reasonable in the circumstances, at the time of preparation, may prove to be imprecise or inaccurate and, as such, undue reliance should not be placed on the financial outlook. The actual results, performance and achievements of the combined company could differ materially from those expressed in, or implied by, financial outlook. Strathcona has included financial outlook in order to provide readers with a more complete perspective on the combined company's future operations and management's current expectations relating to the combined company's future performance following completion of the Offer. Readers are cautioned that such information may not be appropriate for other purposes. Management approved the financial outlook contained herein as of the date of this presentation. The forward-looking information contained in this presentation is provided as of the date hereof and Strathcona does not undertake any obligation to update or to revise any of the forward-looking information included herein, except as required by applicable securities laws. The forward-looking information contained in this presentation is expressly qualified by this cautionary statement. No Offer or Solicitation This presentation is for informational purposes only and does not constitute an offer to buy or sell, or a solicitation of an offer to sell or buy, any securities. The Offer to acquire common shares of MEG and issue Strathcona common shares in connection therewith will be made solely by, and subject to the terms and conditions set out in, the formal offer to purchase and take-over bid circular and accompanying letter of transmittal and notice of guaranteed delivery. The formal offer to purchase and take- over bid circular will contain important information about the Offer and should be read in its entirety by MEG shareholders. Readers are cautioned that Strathcona may determine, in its sole discretion, not to make the Offer if: (a) MEG implements or attempts to implement defensive tactics in relation to the Offer; (b) Strathcona discovers or otherwise identifies information suggesting that the business, affairs, assets, operations or prospects of MEG have been impaired or discovers or otherwise identifies other undisclosed material adverse information concerning MEG; (c) MEG determines to engage with Strathcona to negotiate the terms of a combination transaction and MEG and Strathcona determine to undertake that transaction utilizing a structure other than a take-over bid, such as an arrangement; or (d) a material adverse change has occurred in the business, affairs, assets, operations or prospects of MEG prior to commencement of the Offer. Accordingly, there can be no assurance that the Offer will be made or that the final terms of the Offer will be as set out in this presentation. Additional Information About the Proposed Offer and Where to Find It This presentation relates to the proposed Offer. In connection with the Offer, Strathcona expects to file relevant materials with the U.S. Securities and Exchange Commission (the "SEC"), including a registration statement on Form F-10 (a "Registration Statement") under the United States Securities Act of 1933 (the? "U.S. Securities Act"), which will include the formal offer to purchase and take over bid circular and other documents related to the Offer. This presentation is not a substitute for the Registration Statement, the formal offer to purchase and take-over bid circular or any other relevant documents filed or to be filed with the applicable Canadian securities regulatory authorities or the SEC. MEG Shareholders and other interested parties are urged to read the Registration Statement, the formal offer to purchase and take-over bid circular, all documents incorporated by reference therein, all other applicable documents and any amendments or supplements to any such documents when they become available, because they will contain important information about Strathcona, MEG and the Offer. When they become available, the Registration Statement, formal offer to purchase and take-over bid circular and other materials filed by Strathcona with the SEC will be available electronically without charge at the SEC's website at www.sec.gov. When available, the Registration Statement, formal offer to purchase and take-over bid circular, documents incorporated by reference therein and other relevant documents may also be obtained on request without charge from Strathcona at info@strathconaresources.com or by phone at (403) 930-3000 or Laurel Hill Advisory Group, the strategic communications advisor and information agent for the Offer, at assistance@laurelhill.com or by phone at 1-877-452-7184 (Toll-Free), and will also be available electronically at www.sedarplus.ca. Cautionary Statement Respecting Information of MEG Strathcona has not had access to the non-public books and records of MEG and Strathcona is not in a position to independently assess or verify certain of the information in MEG's publicly filed documents, including its financial statements and reserves disclosures. MEG has not reviewed this presentation and has not confirmed the accuracy and completeness of the information in respect of MEG contained herein. As a result, all information regarding MEG included herein has been taken from, or is based upon, publicly available information filed by MEG with the applicable securities regulatory authorities in Canada prior to the date hereof and other public sources. While Strathcona has no reason to believe that such publicly available information is inaccurate or incomplete, or contains any untrue statement of a material fact or omits to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, Strathcona does not assume any responsibility for the accuracy or completeness of any such information or for any failure by MEG to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Strathcona.

 Advisories Non-GAAP Financial Measures and Ratio Non-GAAP financial measures and ratios are used internally by management to assess the performance of Strathcona. They also provide investors with meaningful metrics to assess Strathcona's performance compared to other companies in the same industry. However, Strathcona's use of these terms may not be comparable to similarly defined measures presented by other companies. Investors are cautioned that these measures should not be construed as an alternative to financial measures determined in accordance with generally accepted accounting principles ("GAAP") and these measures should not be considered to be more meaningful than GAAP measures in evaluating Strathcona's performance. The following tables include a reconciliation of the non-GAAP measures used throughout this presentation to their most comparable GAAP measure. Subsequent adjustments have been made to reflect the Montney disposition, the acquisition of the Hardisty Rail Terminal and operating, overhead and interest synergies expected to occur as a result of the combination with MEG. "Net Debt and "Net Debt (Post Montney Disposition and HRT)" are used by management to analyze leverage and liquidity. Net Debt is calculated as debt less cash and cash equivalents, less marketable securities (when applicable), less unamortized debt costs. Net Debt (Post Montney Disposition and HRT (when applicable) reflects Net Debt after giving effect to the Montney dispositions and the acquisition of the Hardisty Rail Terminal ("HRT'). The following table summarizes "Net Debt" and "Net Debt (Post Montney Disposition and HRT)' of Strathcona, MEG and the combined business as at March 31, 2025: (S millions) Strathcona March 31, 2025 MEG Combined Debt 2,899 857 3,756 Cash and cash equivalents - (88) (88) Marketable securities (482) - (482) Unamortized debt costs 21 6 27 Net Debt 2,438 775 3,213 Adjustment for Montney Disposition (2,607) - (2,607) HRT Acquisition 45 - 45 Incremental Debt from MEG Combination - - 912 Net Debt Post Montney Disposition and HRT (123) 775 1,563 (1) Assumes cash and share disposition proceeds of $2,691.5 million are used to repay $2,607.2 million of debt and $84.3 million of other obligations as of 3/31/2025 relating to an asset-backed financing agreement pertaining to certain facility processing interests. "Oil and natural gas sales, net of blending", is reflected on a per boe basis calculated using sales volumes. Management calculates this metric by deducting the associated purchased product and blending cost from oil and natural gas sales and sales of purchased product and dividing by the respective sales volume. This ratio is useful to management when analyzing realized pricing against benchmark commodity prices. "Oil sales, net of blending (Post Montney Disposition)" reflects oil and natural gas sales, net of blending after giving effect to the Montney Dispositions. millions. unless otherwise indicated) Year Ended December 31, 2024 Strathcona MEG Combined Oil and natural gas sales 5,336 4,704 10,040 Sales of purchased products 75 978 1,053 Purchased product (75) (958) (1,033) Blending costs (1,081) (1,682) (2,763) Oil and natural gas sales, net of blending 4,255 1042 7,297 Adjustments for Montney dispositions (963) - (963) Oil sales, net of blending (Post Montney Disposition) 3,292 1042 6,334 Oil sales, net of blending (Post Montney Disposition) (Sliabl) 81.33 82.13 81.71 "Funds Flow" is used by management to analyze operating performance and provides an indication of the funds generated by Strathcona's principal business to either fund operating activities, re-invest to either maintain or grow the business, make debt repayments or pay dividends. Funds Flow is derived from income adjusted for non-cash items, realized and unrealized gains and losses on risk management contracts, loss on settlement of other obligations, transaction related costs, debt extinguishment expense and other. "Funds Flow (Post Montney Dispositionr reflects Funds Flow after giving effect to the Montney dispositions, expected synergies from the combination of Strathcona and MEG, finance costs excluding amortization of debt issuance costs and incorporates assumptions regarding interest that would have been avoided pursuant to the settlement of debt using the proceeds from the Montney dispositions. "Funds Flow per Share" and "Funds Flow (Post Montney Disposition) per Share" are calculated by dividing Funds Flow and Funds Flow (Post Montney Disposition) for the applicable period by issued and outstanding shares at the end of the period "Funds Flow less Sustaining Capex" is used by management to analyze operating performance and provides an indication of the funds generated by Strathcona's principal business to either fund operating activities, re-invest to grow the business, make debt repayments or pay dividends. Sustaining Capex represents the estimated capital expenditures required to maintain production at its current level. "Funds Flow less Sustaining Capex (Post Montney Dispositionr reflects Funds Flow less Sustaining Capex after giving effect to the Montney dispositions and expected synergies from the combination of Strathcona and MEG. "Funds Flow less Sustaining Capex per Share" and "Funds Flow less Sustaining Capex per Share (Post Montney Disposition)" are calculated by Funds Flow less Sustaining Capex and Funds Flow less Sustaining Capex (Post Montney Disposition) for the applicable period divided by issued and outstanding shares at the end of the period. MEG's Sustaining Capex taken from 2024 Annual Report and equal to "Sustaining and maintenance" plus "Turnaround"; Strathcona Sustaining Capex taken from Strathcona management estimates and includes turnaround capital as well. The following table summarizes "Funds Flow", "Funds Flow (Post Montney Disposition)', "Funds Flow less Sustaining Capex" and "Funds Flow less Sustaining Capex (Post Montney Dispositionr of Strathcona, MEG and the combined business as at December 31, 2024: Year Ended December 31, 2024 (S millions, unless otherwise indicated) Strathcona MEG Combined Income 604 507 1,111 Deferred tax expense 249 185 434 Depletion, depreciation and amortization 874 620 1,494 Unrealized loss - foreign exchanged 68 65 133 Risk management contracts 44 (27) 22 Loss on settlement of other obligation 4 4 Transaction related costs 1 1 Finance costs 88 - 88 Stock-based compensation 24 24 Debt extinguishment expense 7 7 Other 4 4 Funds Flow 1,932 1,391 3,322 Adjustments for Montilla)/ Disposition (427) (427) Synergies — Combined Company 75 Interest Changes — Montney Disposition 170 170 Interest Changes — Combined Company 3 Finance expense, excL amortization of debt issuance costs (68) (68) Funds Flow (Post Montney Disposition) 1,607 1,391 3,075 Funds Flow 1,932 1,391 3,322 Sustaining Capex (790) (453) (1,243) Funds Flow lass Sustaining Capex 1,142 938 2,080 Funds Flow (Post Montney Disposition) 1,607 1,391 3,075 Sustaining Capex (499) (453) (952) Synergies- Combined Company — — 40 Funds Flow less Sustaining Cape)/ (Post Montney Disposition) 1,108 938 2,163 "Field Operating Income" and "Operating Netback are common metrics used in the oil and natural gas industry to assess the profitability and efficiency of field operations. "Field Operating income (Post Montney Dispositionr reflects Field Operating Income after giving effect to the Montney Dispositions. "Operating Netback" and "Operating Netback (Post Montney Disposition)" are calculated as Field Operating Income and Field Operating Income (Post Montney Disposition) divided by the respective sales volumes for the relevant period. The following table summarizes "Field Operating Income", 'Field Operating income (Post Montney Disposition)', 'Operating Netback and "Operating Netback (Post Montney Dispositionr of Strathcona, MEG and the combined business as at December 31, 2024: Year Ended December 31, 2024 ($ millions, unless otherwise indicated) Strathcona MEG Combined Oil and natural gas sales 5,336 4,704 10,040 Other income 56 58 Sales of purchased products 75 978 1,053 Purchased product (75) (958) (1,033) Blending costs (1,081) (1682) (2,763) Royalties (663) (591) (1,254) Production and operating (812) (290) (1,102) Transportation and processing (577) (625) (1,202) Field Operating Income 2,203 1,594 3,797 Adjustments for Montney Dispositions (482) (482) Synergies - Combined Company 25 Field Operating Income (Post Montney Disposition) 1,721 1,594 3,340 Operating Netback 32.94 43.04 36.53 Operating Netback (Post Montney Disposition) 42.51 43.04 43.09 EBITDA (Post Montney Disposition)" reflects Net Debt to EBITDA after giving effect to the Montney dispositions and expected synergies from the combination of Strathcona and MEG. These measures are calculated as Net Debt divided by EBITDA and Net Debt (Post Montney Disposition) divided by EBITDA (Post Montney Disposition). The following table summarizes "EBITDA", "EBITDA (Post Montney Disposition)', "EBITDA Netback, "EBITDA Netback (Post Montney Disposition)', "Net Debt to EBITDA and "Net Debt to EBITDA (Post Montney Dispositionr of Strathcona, MEG and the combined business as at December 31, 2024: Year Ended December 31,2024 ($ millions, unless otherwise indicated) Strathcona MEG Combined Oil and natural gas sales 5,336 4,704 10,040 Other income 50 58 Sales of purchased products 75 978 1,053 Purchased product (75) (956) (1,833) Blending ousts (1,081) (1,682) (2,763) Royalties (663) (591) (1,254) Production and operating (812) {290) (1,102) Transportation and processing (577) (625) (1,202) General and administrative (101) (73) (174) Stock-based compensation (24) (24) EBITDA 2,102 1,497 3,599 Adjustments for Montney dispositions (458) (458) Synergies - Combined Company 75 EBITDA (Post Montney Disposition) 1,645 1,497 3,217 EBITDA Netback 31.42 4D.42 34.63 EBITDA Netback (Post Montney Disposition) 40.63 40.42 41.50 Net Debt to EBITDA 1.17x 347x 023x Net Debt to EBITDA (Post Montney Disposition) REI 6.47x 0.18x

 Advisories 14 Non-GAAP Financial Measures and Ratio (cont’d) “Operating Earnings” is considered a key financial metric for evaluating profitability and is derived from income adjusted for amounts which are considered non-recurring or not directly attributable to operations. “Operating Earnings, Excl. Interest on Debt (Post Montney Disposition)” reflects Operating Earnings after giving effect to the Montney dispositions. “Operating Earnings ($/bbl)” and “Operating Earning, Excl. Interest on Debt ($/bbl), (Post Montney Disposition)” are calculated by dividing Operating Earnings and Operating Earnings, Excl. Interest on Debt by the respective sales volumes in the relevant period. The following table summarizes “Operating Earnings”, “Operating Earnings, Excl. Interest on Debt” (Post Montney Disposition), “Operating Earnings ($/bbl)” and “Operating Earnings, Excl. Interest on Debt ($/bbl), (Post Montney Disposition)” of Strathcona, MEG and the combined company: Year Ended December 31, 2024 ($ millions, unless otherwise indicated) Strathcona MEG Combined Income 604 507 1,111 Loss (gain) on risk management contracts 44 7 51 Foreign exchange (gain) loss 68 68 136 Transaction related costs 1 — 1 Loss on settlement of other obligation 4 — 4 Deferred tax expense 249 185 434 Debt extinguishment expense — 7 7 Onerous contract recovery — (3) (3) Operating Earnings 970 771 1,741 Adjustment for Montney dispositions (149) — (149) Interest expense, net 170 67 221 Amortization of loan financing fees 21 — 37 Operating Earnings, Excl Interest on Debt (Post Montney Disposition) 1,012 838 1,850 Operating Earnings ($/bbl) 14.51 20.82 16.75 Operating Earnings, Excl. Interest on Debt ($/bbl), (Post Montney Disposition) 25.01 22.63 23.87 "Finance Expense, Excluding Interest on Debt" is used by management to understand the expense associated with non-debt liabilities of the company. It includes accretion on lease liabilities, decommissioning liabilities, and onerous contract liabilities. It excludes amortization of debt issuance costs and includes debt extinguishment expense "Operating Earnings, excluding interest on debt" is used by management to provide an indication of the funds generated by Strathcona before the inclusion of interest on debt. Supplementary Financial Measures "1P and 2P B-Tax NPV10" is comprised of before tax present value for 1P and 2P reserves, discounted at 10 per cent, as determined in accordance with NI 51-101 (as defined below) and excludes the impact of financing. It is used by management to assess the intrinsic value of oil and gas reserves accounting for the time value of money. "1P and 2P NPV10 (B-Tax), Less Debt & Leases" is comprised of before tax present value for 1P and 2P reserves, discounted at 10 per cent, as determined in accordance with NI 51- 101 (as defined below), less the value of each company’s long-term debt and lease liabilities as of Q1 2025. “Accretion / (Dilution)” refers to the change in per-share financial metrics resulting from a transaction, and is used by management to assess the impact of an acquisition or merger. It is calculated by comparing a company’s share of the combined company’s attributes versus that same company’s standalone attributes prior to the transaction. The accretion / (dilution) metrics include the effect of synergies. In the case of MEG, because Strathcona is partially cash funding the transaction, MEG’s post combination ownership is lower than it otherwise would be in an all-stock transaction, which would misrepresent the accretion / (dilution) metrics to MEG shareholders in the absence of any adjustment. Accordingly, to account for the value MEG shareholders are receiving in the form of cash, all accretion / (dilution) metrics assume MEG shareholders re-invest their cash consideration into Strathcona at Strathcona’s share price at announcement of the offer, which would increase their combined company ownership from 38% to 46%. In addition, in calculating the accretion / (dilution) to MEG shareholders, MEG’s standalone metrics have been adjusted to only reflect the percentage not held by Strathcona (90.8%). Finally, MEG standalone per-share metrics are calculated on a fully-diluted basis (inclusive of RSUs & PSUs); however, the combined business per-share metrics assume MEG's RSUs & PSUs vest upon a change of control but are cash-settled. Strathcona has no dilutive securities in its share capital. Oil and Gas Advisories Production and Reserves Information MEG's oil and gas reserves and resources Strathcona's oil and gas reserves and resources estimates included in this presentation have been prepared in accordance with National Instrument 51 101 – Standards for Disclosure for Oil and Gas Activities ("NI 51-101"), which prescribes oil and gas disclosure standards for Canadian public issuers engaged in oil and gas activities that differ from the oil and gas disclosure standards of the SEC under Subpart 1200 of Regulation S-K. NI 51-101 permits oil and gas issuers, in their filings with the applicable securities regulatory authorities in Canada, to disclose proved, probable and possible reserves, and resources, and to disclose reserves and production on a gross basis before deducting royalties. The SEC definitions of proved and probable reserves are different than the definitions contained in NI 51-101. Therefore, proved and probable reserves disclosed in this presentation in compliance with NI 51-101 may not be comparable to those disclosed by U.S. companies in reports filed with the SEC. Moreover, as permitted by NI 51 101, Strathcona has determined and disclosed its reserves and the related net present value of future net revenue from its reserves in its NI-51 101 compliant reserves disclosure using forecast prices and costs. In contrast, the SEC requires that reserves and related future net revenue be estimated based on historical 12-month average prices rather than forecast prices, but permits the optional disclosure of revenue estimates based on different price and cost criteria, including standardized future prices or management's own forecasts. Consequently, the oil and gas reserves estimates included in this presentation that are prepared in accordance with NI 51-101 are not comparable to oil and gas reserve estimates provided by U.S. companies in their filings with the SEC. The combined company production and reserves information presented in this presentation is based on: (a) in respect of Strathcona, the report prepared by McDaniel & Associates Consultants Ltd. ("McDaniel") dated effective December 31, 2024 (the "SCR McDaniel Report"), assessing and evaluating the proved and probable reserves and contingent resources of Strathcona, and (b) in respect of MEG, the independent reserves report of GLJ Ltd. ("GLJ") dated effective as of December 31, 2024 (the "MEG GLJ Report"), assessing and evaluating the proved and probable reserves and contingent resources of MEG. Such estimates constitute forward-looking statements, which are based on values that Strathcona's management believes to be reasonable, and are subject to the same limitations discussed under "Forward-Looking Information". The net present value of future net revenues attributable to reserves included in this presentation do not represent the fair market value of such reserves. There is no assurance that the forecast prices and costs assumptions will be attained, and variances could be material. References to "oil" in this presentation refer to, (i) with respect to Strathcona, collectively, bitumen, heavy oil, condensate and light oil and other natural gas liquids ("NGL") (comprised of ethane, propane and butane only), and (ii) with respect to MEG, bitumen. All production is presented on a gross basis (as defined in NI 51-101) unless otherwise stated. Oil and Gas Metrics This presentation contains metrics commonly used in the crude oil and natural gas industry, including "net asset value", "net asset value (before tax)", "net asset value per share" and "reserves life index". These terms do not have a standardized meaning and may not be comparable to similar measures presented by other companies, and therefore should not be used to make such comparisons. Readers are cautioned as to the reliability of oil and gas metrics used in this presentation. Management of Strathcona uses these oil and gas metrics for its own performance measurements and to provide investors with measures to compare Strathcona's projected performance over time; however, such measures are not reliable indicators of Strathcona's future performance, which may not compare to Strathcona's performance in previous periods, and therefore should not be unduly relied upon. "Reserves life index" is calculated by dividing the applicable reserves and/or contingent resources by expected production. Net asset value forecasts oil and natural gas sales (based on sales volumes and prices received, including for sales of purchased product), royalty expenses, all operating and transportation costs, capital expenditures, and decommissioning expenses, and all other forecasted expenses until all of the company’s reserves are depleted, discounted back at various discount rates Barrels of Oil Equivalents This presentation contains various references to the abbreviation "boe" which means barrels of oil equivalent. All boe conversions in this presentation are derived by converting gas to oil at the ratio of six thousand cubic feet ("mcf") of natural gas to one barrel ("bbl") of crude oil. Boe may be misleading, particularly if used in isolation. A boe conversion rate of 1 bbl: 6 mcf is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Given that the value ratio of oil compared to natural gas based on currently prevailing prices is significantly different than the energy equivalency ratio of 1 bbl: 6 mcf, utilizing a conversion ratio of 1 bbl: 6 mcf may be misleading as an indication of value. Third-Party Information All information herein in respect to third parties has been obtained from the public disclosure of such third parties and has not been independently verified. While Strathcona does not have any knowledge that such information may not be accurate, there can be no assurance that such third-party information is complete or accurate. Strathcona makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. Currency All figures in Canadian dollars unless otherwise noted.

 Slide Notes General On May 14, 2025, Strathcona announced the sale of substantially all of its Montney assets for approximately $2.84 billion pursuant to definitive agreements with three separate purchasers. These sales are expected to close in the second and third quarters of 2025. Both historical and forward-looking information included in this presentation is presented excluding the results of the Montney assets. On May 15, 2025, Strathcona announced the acquisition of the Hardisty Rail Terminal (“HRT”) for $50.0 million, $45.0 million post-closing adjustments. HRT, located in Hardisty Alberta, is the largest crude-by-rail terminal in Western Canada. Combined business information contained in this presentation represents Strathcona post Montney disposition, and in the case of net debt also post the HRT acquisition, adjusted to reflect operating, overhead and interest synergies expected to occur as a result of the combination with MEG. 2024 historical information contained in this presentation represents Strathcona post Montney dispositions. Slide 2 1) Cash consideration fully financed through a Bridge Facility 2) Combined business capital structure and ownership figures assume that all of MEG shares are deposited under the Offer or acquired by Strathcona pursuant to a second step transaction and is based on the number of MEG shares outstanding (on a fully-diluted basis) as of May 5, 2025 as stated in their Q1 2025 MD&A; net debt is Strathcona management’s estimate of net debt at closing taking into account the free cash flow generation expected between March 31, 2025 and closing; refer to “Non-GAAP Financial Measures and Ratios”; 3) Shares outstanding and pro forma ownership assume MEG’s RSU’s and PSU’s are cash-settled upon a change of control 4) WEF III private placement to be in the form of subscription receipts; subscription by WEF will not equal or be greater than 10% of the currently issued and outstanding Strathcona shares 5) WEF III subscription price was determined in accordance with the rules of the TSX and was subject to approval by a special committee of independent directors of Strathcona Slide 3 1) Refer to “Forward-Looking Information” and “Non-GAAP Financial Measures and Ratios” and “Oil and Gas Advisories”; 2025E production excludes all contributions from SCR’s Montney assets 2) Based on MEG GLJ Report and SCR McDaniel Report; refer to “Oil and Gas Advisories”; production based on Q1 2025 Management, Discussion, and Analysis or 10-Q filings and reserves based on Q4 2024 Annual Information Form or 10-K filings; SCR thermal production based on internal Strathcona management estimates 3) Calculated as MEG’s post combination share of the relevant metric divided by MEG’s standalone metric. MEG’s post combination share of the relevant metric assumes all cash consideration is reinvested into Strathcona shares at Strathcona’s last pre-announcement closing share price of $30.92. Accretion / (dilution) metrics include the effect of expected synergies 4) Calculated as Strathcona’s post combination share of the relevant metric divided by Strathcona’s standalone metric; analysis done on current Strathcona shareholders so excludes WEF Fund III investment; metrics exclude all contributions from SCR’s Montney assets. Accretion / (dilution) metrics include the effect of expected synergies 5) Refer to “Non-GAAP Financial Measures and Ratios” and “Forward-Looking Information” 6) 2024 metrics reflect financial results (unhedged) based on MEG and SCR 2024 YE financial statements, see “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex”; for Strathcona’s financial results excluding Montney see “2024 Strathcona Full Year Segmented Results”; Strathcona assumes no interest expense in 2024 post the Montney disposition; inclusive of expected annual synergies; sustaining capital inclusive of turnaround capital for both MEG and SCR 7) 2025E Funds Flow and Funds Flow less Sustaining Capex estimates shown at: US$60 WTI, (US$11.00) WCS Hardisty differential, (US$2.00) WCS Houston differential, and C$2.50 AECO; 2025 metrics exclude all contribution from SCR Montney assets, and reflect full-year contribution from MEG assets; See “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex”; inclusive of expected annual synergies; sustaining capital inclusive of turnaround capital for both MEG and SCR 8) Refer to “Oil and gas Advisories” and “Forward-Looking Information” to Net Asset Value per Share; 1P and 2P net asset value per share figures deduct net debt and lease liabilities. SCR (post Montney disposition) is estimated to have $123mm of positive cash and $82mm of lease liabilities per Strathcona management estimates as at March 31, 2025; MEG has C$775mm of net debt and $282 mm of lease liabilities as at March 31, 2025; combined business has $1.6 billion of net debt and $364 million of lease liabilities as at March 31, 2025; inclusive of expected PV10 of operating synergies; PV of operating synergies takes the present value ($100 million) over lifespan of respective reserve life index (1P = 30 years, 2P = 50 years), discounted at 10% 9) Based on MEG Energy November 24, 2025 investor presentation entitled “Delivering Value: Canada’s Leading Pure Play Oil Sands Producer” page 12 and Strathcona November 14, 2024 “2024 Investor Day” page 62 10) See “Expected Overhead Synergies”, “Expected Interest Synergies” and “Expected Operating Synergies” tables 11) Refer to “Oil and Gas Advisories”; calculated by taking the present value of operating synergies per year ($100 million) over lifespan of respective reserve life indexes (1P = 30 years, 2P = 50 years), discounted at 10% Slide 4 Note: 2024 metrics reflect actual financial results (unhedged) based on MEG and SCR financial statements, for Strathcona’s financial results excluding Montney see “2024 Strathcona Full Year Segmented Results”; Strathcona assumes no interest expense in 2024 post Montney disposition 1) Refer to “Oil and Gas Advisories” 2) Refer to “Non-GAAP Financial Measures and Ratios” 3) Based on MEG GLJ Report and SCR McDaniel Report; refer to “Oil and Gas Advisories”; reserves presented gross of royalties; “Gross” means in relation to Strathcona’s interest in reserves or contingent resources, its working interest share before deduction of royalties and without including any royalty interests of Strathcona Slide 5 1) Includes bitumen, heavy oil, and light/medium crude, excludes NGLs and natural gas, based on Canadian companies MD&A and U.S. companies 10-Q 2) “Net” means in relation to Strathcona’s interest in reserves, its working interest (operating or non-operating) share after deduction of royalty obligations, plus Strathcona’s royalty interests in production or reserves; includes bitumen, heavy oil, and light/medium crude, excludes NGLs and natural gas; excludes supermajors; only represents company share of North American reserves (excludes International reserves) 3) Includes Whitecap’s Q1 2025 oil production and Veren’s Q4 2024 oil production 4) Excludes all contributions from SCR’s Montney assets Slide 6 1) 2024 metrics reflect actual financial results (unhedged) based on MEG and SCR financial statements, see “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex”; for Strathcona’s financial results excluding Montney see “2024 Strathcona Full Year Segmented Results”; Strathcona assumes no interest expense in 2024 post Montney disposition; sustaining capital inclusive of turnaround capital for both MEG and SCR 2) Calculated by taking MEG's market capitalization at the offer price of $23.27, and dividing by the sum of MEG's market capitalization under the offer and Strathcona's market capitalization as of May 15th, 2025 3) 2025E Funds Flow and Funds Flow less Sustaining Capex estimates shown at: US$60 WTI, (US$11.00) WCS Hardisty differential, (US$2.00) WCS Houston differential, and C$2.50 AECO; 2025 metrics exclude all contribution from SCR Montney assets, and reflect full-year contribution from MEG assets; see “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex” ; sustaining capital inclusive of turnaround capital for both MEG and SCR 4) Based on MEG Energy November 24, 2025 investor presentation entitled “Delivering Value: Canada’s Leading Pure Play Oil Sands Producer” page 12 and Strathcona November 14, 2024 “2024 Investor Day” page 62 5) Refer to “Non-GAAP Financial Measures and Ratios” 6) Based on MEG GLJ Report and SCR McDaniel Report; refer to “Oil and Gas Advisories” 7) Calculated as 1P or 2P PV10 (B-Tax) less net debt and leases as at March 31, 2025; SCR (post Montney disposition) is estimated to have $123mm of positive cash and $82mm of lease liabilities per Strathcona management estimates as at March 31, 2025; MEG has C$775mm of net debt and $282mm of lease liabilities (includes “Onerous Contract” provision) as at March 31, 2025; Slide 7 Note: Strathcona’s accretion / dilution calculated as Strathcona’s post combination share (including the impact of the 9.2% of MEG already owned by Strathcona) of the relevant metric divided by Strathcona’s standalone metric; analysis based on current Strathcona shares outstanding. MEG’s accretion calculated as MEG’s post combination share of the relevant metric divided by MEG’s standalone metric. MEG’s post combination share of the relevant metric assumes all cash consideration is reinvested into Strathcona shares at Strathcona’s last pre-announcement closing share price of $30.92, which would increase MEG’s combined company ownership from 38% to 46%. In addition, MEG’s standalone metrics have been adjusted to only include the percentage (90.8%) not held by Strathcona. Accretion / (dilution) metrics include the effect of expected synergies.

 Slide Notes 16 Slide 7 (continued) 1) 2024 metrics reflect public financial results (unhedged) based on MEG and SCR financial statements, see “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex”; for Strathcona’s financial results excluding Montney see “2024 Strathcona Full Year Segmented Results”; Strathcona assumes no interest expense in 2024 post Montney disposition; inclusive of annual expected synergies; sustaining capital inclusive of turnaround capital for both MEG and SCR 2) 2025E Funds Flow and Funds Flow Less Sustaining Capex estimates shown at: US$60 WTI, (US$11.00) WCS Hardisty differential, (US$2.00) WCS Houston differential, and C$2.50 AECO; 2025 metrics exclude all contribution from SCR Montney assets, and reflect full-year contribution from MEG assets; see “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex”; inclusive of annual expected synergies; sustaining capital inclusive of turnaround capital for both MEG and SCR 3) Refer to “Non-GAAP Financial Measures and Ratios” 4) Refer to “Oil and gas Advisories” and “Forward-Looking Information” to Net Asset Value per Share; 1P and 2P net asset value per share figures deduct net debt and lease liabilities as at March 31, 2025. SCR (post Montney disposition) is estimated to have $123mm of positive cash and $82mm of lease liabilities per Strathcona management estimates as at March 31, 2025; MEG has C$775mm of net debt and $282 mm of lease liabilities; combined business has $1.6 billion of net debt and $364 million of lease liabilities as at March 31, 2025; inclusive of expected PV10 of operating synergies; PV of operating synergies takes the present value ($100 million) over lifespan of respective reserve life index (1P = 30 years, 2P = 50 years), discounted at 10% 5) Based on MEG Energy November 24, 2025 investor presentation entitled “Delivering Value: Canada’s Leading Pure Play Oil Sands Producer” page 12 and Strathcona November 14, 2024 “2024 Investor Day” page 62 Slide 8 1) For oil sands seniors, see “Oil Sands Seniors Reconciliation of Revenue to Funds Flow” table; For MEG @ Offer share price equal to $23.27/share multiplied by 254.4 million shares outstanding @ May 5, 2025; SCR @ Offer Price share price equal to $30.92/share multiplied by 214.2 million shares outstanding; Strathcona combined business assumes $30.92/share multiplied by 378.9 million shares outstanding; shares outstanding assume MEG’s RSU’s and PSU’s are cash-settled upon a change of control 2) Refer to “Non-GAAP Financial Measures and Ratios”; see “Oil Sands Seniors Reconciliation of Revenue to Funds Flow” table and “SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex” table 3) Calculated by taking the average of the oil sands seniors multiple divided by Strathcona combined business multiple Slide 9 Source: Strathcona and MEG MD&A, Annual Information Form; internal Strathcona estimates 1) Assumes combined business has the same per barrel of oil overhead cost as Strathcona Cold Lake. See “Expected Annual Overhead Synergies” table. 2) Based on 2024 “Transactions with Related Parties” of $19 million from MEG 2024 Annual Report, includes share-based compensation and salaries and short-term employee benefits 3) Represents Cold Lake’s share of total G&A costs, see “Strathcona 2024 Full Year Segmented Results”; Q1/2025 Cold Lake G&A from MD&A is $7.1mm annualized equates to $28.7mm as well 4) Excludes producing infill wells 5) Represents one quarter of SCR’s corporate team because there are four business units Slide 10 Source: Strathcona, MEG, Whitecap, Veren, and ARC financial statements; Bloomberg 1) Based on the most recent rating guidelines published by DBRS and Strathcona’s estimates regarding combined business production, reserve quality, size, and financial metrics. Strathcona’s estimate that the combined business will be eligible for an investment grade credit rating reflects management’s best estimates of the characteristics, size and scale of the combined business. Neither DBRS nor any other credit agency has given any indication as to the potential corporate credit rating of the combined business and there can be no guarantee it will obtain such a credit rating. 2) Based on “Weighted average interest rate” per Strathcona Q1 2025 MD&A and “Average effective interest rate” from MEG Q1 2025 MD&A; MEG Letter of Credit based on Q1 2025 MD&A and financial statements 3) Represents Strathcona’s best estimate of the investment-grade coupon rate based on peer issuances in 2024, assuming a tenor between 5 and 10 years, consistent with its investment-grade peers 4) Represents yield-to-worst of each investment grade peer’s longest tenured bond as at May 14, 2025; selected bond tenor will generally align with contemplated tenor for SCR issuance 5) See the “Investment Grade Peers Net Debt / EBITDA” table; Tourmaline and ARC EBITDA based on Q1/25 EBITDA annualized; WCP based on WCP Q1/25 Annualized + Veren full year 2024 EBITDA; Strathcona, MEG, and MEG + SCR based on internal Strathcona management estimates using commodity price deck: US$60 WTI, (US$11.00) WCS Hardisty differential, (US$2.00) WCS Houston differential, and C$2.50 AECO 6) Refer to “Non-GAAP Financial Measures and Ratios” regarding “Net Debt”; excludes lease liability 7) See “SCR + MEG” column in “Investment Grade Peers Net Debt / EBITDA” table; SCR + MEG net debt assumes MEG’s RSU’s and PSU’s are cash-settled upon a change of control Slide 11 Source: McDaniel research; Strathcona and MEG public disclosure 1) Includes producing and infill wells, excludes injector wells 2) From MEG 2025 Management Information Circular

 Investment Grade Peers Net Debt / EBITDA SCR Ex. SCR + Montney MEG MEG TOU ARX WCP FY 2025E Q1/25 2025-05-15 Q1/25 Ann. (WCP) Source: Strathcona Estimates Annualized Press Release + FY24 (VRN) EBITDA $mm $1,382 $1,200 $2,657 $3,757 $3,500 $4,474 Q1/25 (WCP) Source: Q1/25 Strathcona Estimates Q1/25 Q1/25 Q4/24 (VRN) Net Debt (excl. leases) $mm ($123) $775 $1,563 $1,194 $2,800 $4,107 Net Debt / EBITDA x (0.1x) 0.6x 0.6x 0.3x 0.8x 0.9x Oil Sands Seniors Reconciliation of Revenue to Funds Flow 2024 Actual IMO CNQ SU CVE Revenue, Net of Blending $mm $18,348 $41,509 $36,211 $17,636 Royalties $mm – ($5,853) ($4,192) – Opex $mm ($9,134) ($8,093) ($13,059) ($6,841) Transport $mm ($945) ($9,984) ($1,842) – Field Operating Income $mm $8,269 $17,579 $17,118 $10,795 G&A $mm – ($503) – ($960) SBC (Equity + Cash) $mm – ($279) – – EBITDA $mm $8,269 $16,797 $17,118 $9,835 Interest $mm ($37) ($523) ($367) ($92) Accretion on ARO $mm ($163) ($389) ($592) ($225) Interest/Accretion on Leases $mm ($44) ($69) ($256) ($162) Other Finance Expense $mm ($4) – ($71) ($35) Tax $mm ($1,591) ($1,531) ($2,465) ($1,403) Equity Accounted Distributions $mm – – – $172 Funds Flow $mm $6,430 $14,285 $13,367 $8,090 Share Price (May 15, 2025) $/sh $100.96 $43.15 $50.24 $19.04 Basic Shares Outstanding mm 509 2,097 1,233 1,823 Market Capitalization $mm $51,393 $90,507 $61,925 $34,704 Expected Overhead Synergies SCR SCR Cold Lake MEG Christina Lake 2024 G&A $mm $28 $73 $48 2024 Stock-based Comp (SBC) $mm – $24 – Total Overhead Costs $mm $28 $97 $48 Production bbl/d 59,517 102,012 102,012 Overhead per Barrel $/bbl $1.28 $2.61 $1.28 Overhead Synergies $mm $49 Expected Interest Synergies Estimated Combined Business Debt (as of March 31, 2025) $mm $1,563 Current SCR Cost of Debt % 5.70% Estimated Combined Business Cost of Debt % 4.15% Interest rate Savings % 1.55% Interest Cost Savings $mm $24 Expected Operating Synergies Combined Business Expected Thermal Capital Expenditures $mm $1,500 Expected Capital Synergies Percentage % 5.00% Expected Annual Capital Expenditures Synergies $mm $75 Combined Business Expected Thermal Non-Energy Opex $mm $500 Expected Non-Energy Opex Synergies Percentage % 5.00% Expected Annual Non-Energy Opex Synergies $mm $25

 Slide Notes 18 SCR (Post Montney Dispositions) and MEG Reconciliation of Revenue to Funds Flow Less Sustaining Capex FY 2024A FY 2025E SCR Ex. SCR SCR Ex. SCR Montney MEG Synergies Combined Montney MEG Synergies Combined WTI US$/bbl $75.72 $60.00 WCS - WTI Differential US$/bbl ($14.75) ($11.00) AECO (C$/GJ) C$/GJ $1.38 $2.50 CAD/USD FX x 1.37 1.38 Production bbl/d 110,588 101,198 211,786 120,000 100,000 220,000 Revenue $mm $3,292 $3,042 $6,334 $2,880 $2,632 $5,512 Royalties $mm ($567) ($591) ($1,158) ($282) ($301) ($584) Opex $mm ($640) ($234) $25 ($849) ($731) ($338) $25 ($1,044) Transport $mm ($364) ($623) ($987) ($400) ($698) ($1,099) G&A and Stock-based Comp $mm ($76) ($97) $50 ($123) ($84) ($95) $50 ($129) EBITDA $mm $1,645 $1,497 $3,217 $1,382 $1,200 $2,657 Interest / Interest Income $mm – ($67) $24 ($65) $9 ($56) $24 ($65) Finance Expense, Excl. Debt Amortization Costs and Debt Extinguishment $mm ($37) ($39) ($76) ($35) ($40) ($75) Tax $mm – – – – – – Funds Flow (Post Montney Disposition) $mm $1,607 $1,391 $3,075 $1,356 $1,104 $2,517 Sustaining Capex $mm ($499) ($453) $40 ($912) ($542) ($505) $40 ($1,007) Funds Flow (Post Montney Disposition) Less Sustaining Capex $mm $1,108 $938 $2,163 $814 $599 $1,511

 Slide Notes The following table presents financial performance by reportable segment for the year ended December 31, 2024. Certain information related to general and administrative and finance costs has been represented to allocate by segment to conform with presentation as at March 31, 2025. For the period ended March 31, 2025, Operating earnings is the metric used by the Company's Chief Operating Decision Makers to evaluate segment profit or loss. For the year ended December 31, 2024, field operating earnings was used by the Company's Chief Operating Decision Makers to evaluate segment profit or loss. Stratlicona 2024 Full Year Segmented Results Production volumes Cold Lake Lloydrninster Montney Corporate Consolidated Consolidated Excluding Montney Bitumen (bbVd) 59,516 — — — 59,516 59,516 Heavy oil (bblic) — 51,147 — — 51,147 51,147 Condensate and light oil (bbl:d:: — 42 19,880 — 19,922 42 Other NGLs (bbied) — 2 11.9E6 — 11,958 2 Natural gas (mcfid) - 1,232 242,224 - 243,456 1,790 Production volumes (Poeid) 59,516 51r356 72,207 - 183,079 110,572 Sales volumes (boat ) 59,491 51,497 72,206 132,194 114,5W Income Statement Oil and natural gas sales $2,576 $1,797 $963 SO SE ,3Y $4,373 Sales of purchased product $13 326 — $31 $7E. 375 Blending costs ($930) ($152) — — (31,082) 51,082) Purchased product (S18) (326) — ($31 ) (STE (375) Oil and natural gas sales, net of blending $1,646 $1,646 $963 — $4,255 $3,292 Royalties 385 132 96 — S6'• 3 5567 Production and operating — Energy 128 113 7 — SZ=r8 S241 Production and operating — Non-energy 195 204 164 — $564 5400 Transportation and processing 88 276 213 — 3577 Field Operating Income $549 $871 $483 — $2,204 $1,721 Depletion, depreciation and amortization 167 411 279 17 $874 5595 Field Operating Earnings $682 $460 $204 WI7) $1,330 $1,126 General and administrative 28 48 25 — S101 $76 Finance costs 3 4 31 50 S88 $58 Other income — — — (0) (SO) ($0) Interest expense — — — 170 5170 $170 Current income tax (recovery) — — — — — Operating Earnings $651 $408 $149 ($237) $971

Slide Notes

Strathcona 2024 Full Year Segmented Results

	Cold Lake	Lloydminster	Montney	Corporate	Consolidated	Consolidated Excluding Montney
Production volumes						
Bitumen (bbl/d)	59,516	–	–	–	59,516	59,516
Heavy oil (bbl/d)	–	51,107	–	–	51,107	51,107
Condensate and light oil (bbl/d)	–	42	19,880	–	19,922	42
Other NGLs (bbl/d)	–	2	11,956	–	11,958	2
Natural gas (mcf/d)	–	1,232	242,224	–	243,456	1,232
Production volumes (boe/d)	**59,516**	**51,356**	**72,207**	**–**	**183,079**	**110,872**
Sales volumes (boe/d)	59,491	51,097	72,206	–	182,794	110,588
Income Statement						
Oil and natural gas sales	$2,576	$1,797	$963	$0	$5,336	$4,373
Sales of purchased product	$18	$26	–	$31	$75	$75
Blending costs	($930)	($152)	–	–	($1,082)	($1,082)
Purchased product	($18)	($26)	–	($31)	($75)	($75)
Oil and natural gas sales, net of blending	**$1,646**	**$1,646**	**$963**	**–**	**$4,255**	**$3,292**
Royalties	385	182	96	–	$663	$567
Production and operating – Energy	128	113	7	–	$248	$241
Production and operating – Non-energy	196	204	164	–	$564	$400
Transportation and processing	88	276	213	–	$577	$364
Field Operating Income	**$849**	**$871**	**$483**	**–**	**$2,204**	**$1,721**
Depletion, depreciation and amortization	167	411	279	17	$874	$595
Field Operating Earnings	**$682**	**$460**	**$204**	**($17)**	**$1,330**	**$1,126**
General and administrative	28	48	25	–	$101	$76
Finance costs	3	4	31	50	$88	$58
Other income	–	–	–	(0)	($0)	($0)
Interest expense	–	–	–	170	$170	$170
Current income tax (recovery)	–	–	–	–	–	–
Operating Earnings	**$651**	**$408**	**$149**	**($237)**	**$971**	**$822**

19

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